As filed with the Securities and Exchange Commission on February 8, 2005

                                                     Registration No. __________

================================================================================

                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   Form SB-2

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                        Wireless Age Communications, Inc.
             (Exact name of registrant as specified in its charter)

                Nevada                                 98-0336674
    (State or other jurisdiction of                 (I.R.S. Employer
     incorporation or organization)              Identification Number)

                                13980 Jane Street
                              King City, ON L7B 1A3
                                 (905) 833-0808
    (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                                   ----------

                                Mr. Gary Hokkanen
                             Chief Financial Officer
                                13980 Jane Street
                              King City, ON L7B 1A3
                          (905) 833-0808 extension 218
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                   Copies to:
                               Travis Gering, Esq.
                              Wuersch & Gering LLP
                           11 Hanover Square, 19 Floor
                            New York, New York 10005
                                 (212) 509-5050

      Approximate date of commencement of proposed sale to the public: From time-to-time after the effective date of this registration statement.

      If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: |_|

      If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. |X|

      If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

      If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

      If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|

                       CALCULATION OF REGISTRATION FEE (1)

-------------------------------------------------------------------------------------------------------------
                                                             Proposed
    Title of each class                                       maximum          Aggregate         Amount of
    of securities to be             Proposed Maximum      Aggregate Price      Offering        Registration
        registered             Amount to be registered       per Share        Price (US$)           Fee
-------------------------------------------------------------------------------------------------------------
Common Stock, par value
$0.001 per share                      2,523,738               $0.70(2)       $1,766,616.60       $207.93(2)
-------------------------------------------------------------------------------------------------------------

(1) The registration fee in respect of the securities registered herein was previously paid in the Registration Statement filed by the Registrant with the Securities and Exchange Commission on October 28, 2004 that was withdrawn from registration on February 7, 2005 but as to which the securities proposed to be registered thereunder are herewith registered on this Form SB-2. The previously paid Registration Fee was $298.02.

(2) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) under the Securities Act on the basis of $0.70 per share as the average of the high and low prices of Wireless Age Communications, Inc.'s common stock on February 3, 2005 as quoted on Over-the-Counter-Bulletin-Board quotation system.

      The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

             ------------------------------------------------------

The information in this prospectus is not complete and may be changed. The selling stockholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

             ------------------------------------------------------

                   Subject to Completion Dated February 8, 2005

                        WIRELESS AGE COMMUNICATIONS, INC.

                                   Prospectus

                        2,523,738 Shares of Common Stock

      This prospectus relates to the public offering of 2,523,738 shares of our common stock. We are registering the offered shares as required by the terms of agreements with the selling stockholders, any of which shares may be offered from time-to-time by the selling stockholders listed under "Selling Stockholders". We will not receive any of the proceeds from the shares of common stock sold by the selling stockholders.

      The selling stockholders may offer and sell their shares from time-to-time on the Over-the-Counter Bulletin Board or in private transactions at prevailing market prices or at privately negotiated prices. The registration of the offered shares does not necessarily mean that the shares will be offered or sold by the selling stockholders. We will incur expenses of approximately $37,277 in connection with registering the shares. The selling stockholders, however, are responsible for their own brokerage commissions and similar expenses.

      Our common stock is quoted on the Over-the-Counter Bulletin-Board quotation system under the symbol "WLSA".

      See "Risk Factors" beginning on page 8 to read about certain risks you should consider carefully before buying our shares.

      Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed on the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

                      Prospectus dated ____________________

             ------------------------------------------------------

                                TABLE OF CONTENTS

SUMMARY........................................................................6
RISK FACTORS...................................................................8
CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS..........................20
ABOUT THIS PROSPECTUS.........................................................22
USE OF PROCEEDS...............................................................23
DETERMINATION OF OFFERING PRICE...............................................23
DILUTION......................................................................23
SELLING STOCKHOLDERS..........................................................24
PLAN OF DISTRIBUTION..........................................................30
LEGAL MATTERS.................................................................32
DIRECTORS, EXECUTIVE OFFICERS, PROMOTORS, AND CONTROL PERSONS.................33
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT................36
MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND
RESULTS OF OPERATIONS.........................................................38
EMPLOYEES.....................................................................55
DESCRIPTION OF PROPERTY.......................................................56
CERTAIN RELATIONSHIPS AND RELATED STOCKHOLDER MATTERS.........................57
MARKET FOR COMMON EQUITY AND RELATED TRANSACTIONS.............................60
EXECUTIVE COMPENSATION........................................................61
CHANGE OF ACCOUNTANTS.........................................................62
EXPERTS.......................................................................62
DESCRIPTION OF SECURITIES.....................................................63
INTEREST OF NAMED EXPERTS AND COUNSEL.........................................66
COMMISSION POSITION ON INDEMNIFICATION........................................67
WHERE YOU CAN FIND MORE INFORMATION...........................................67
FINANCIAL STATEMENTS.........................................................F-1
SIGNATURES

             ------------------------------------------------------

      You should rely only on the information contained or incorporated by reference in this prospectus. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. You should assume that the information appearing in this prospectus and the documents incorporated by reference is accurate only as of their respective dates. Our business, financial condition, results of operations and prospects may have changed since those dates.

                                     SUMMARY

Our Business

      Our business operations primarily focus on provision of wireless telecommunications systems products and service solutions to wholesalers, distributors, retailers and end-users in Western Canada. Our current products and services include phone and data devices and accessories, land mobile radios, scanners and GPS receivers, power and battery supplies. We operate 10 retail stores, a corporate sales force, a rental center and service department focused on selling wireless solutions. We have significant business relationships with SaskTel, the leading full service communications company in Saskatchewan, and Manitoba Telecom Services, a full service communications company in Manitoba, Canada. Our presence in the cellular, land mobile radio, satellite, fixed wireless and battery solutions markets allow us to bundle a full spectrum of products at the distributor, wholesaler and retail level across Canada. We conduct our business through the following subsidiaries:

      o     Prime Wireless Corporation

      o     Marlon Distributors Ltd.

      o     Prime Battery Products Limited

      o     Wireless Source Distribution Ltd.

      o     Wireless Age Communications Ltd. (94% ownership)

      o     DB Sim Holdings Ltd.

      o     1588102 Ontario Inc.

The following chart illustrates our corporate structure:

--------------------------------------------------------------------------------
                       Wireless Age Communications, Inc.
                                   (Nevada)
--------------------------------------------------------------------------------
   |        |          |             |        |              |            |
   |        |          |             |        |              |            |
   |        |100%      |             |100%    |              |            |
   |        |          |             |        |              |            |
   |        |          |             |        |              |            |
   |   -------------   |     ---------------  |              |            |
   |      DB Sim       |     1588102 Ontario  |              |            |
   |   Holdings Ltd.   |           Inc.       |              |            |
   |   -------------   |     ---------------  |              |            |
   |        |          |        |             |              |            |
   |        |          |        |             |              |            |
53%|        |41%       |50%     |50%          |100%          |100%        |100%
   |        |          |        |             |              |            |
   |        |          |        |             |              |            |
 --------------   ---------------   --------------   ------------  -------------
  Wireless Age    Wireless Source   Prime Wireless      Marlon     Prime Battery
 Communications    Distribution      Corporation     Distributors  Products Ltd.
      Ltd.             Ltd.                              Ltd.
 (Saskatchewan)
 --------------   ---------------   --------------   ------------  -------------

Our Subsidiaries conduct the following business operations:

      o Wireless Age Communications Ltd. is in the business of operating retail cellular and telecommunications outlets in cities in Western Canada.

      o Wireless Source Distributions Ltd. has two operating divisions; (1) iMobile which distributes prepaid cellular phone cards in Saskatchewan and various cellular and land mobile radio accessories in Western Canada, and (2) A. C. Simmonds & Sons which distributes battery and flashlight products in Canada.

      o Prime Wireless Corporation is the Exclusive Representative of Vertex Standard U.S.A. Inc. in Canada. Vertex Standard manufactures land mobile radio products and accessories. Prime Wireless Corporation earns sales commissions from direct shipment from Vertex Standard in the United States of America to Canadian wholesale and retail distributors. Prime Wireless is also in the business of distributing prepaid phone cards, wireless accessories and various battery and ancillary electronics products in Canada.

      o Marlon Distributors Ltd. distributes wireless communications products, including two way radios, antennas and accessories, primarily in the provinces of British Columbia and Alberta, Canada.

      o Prime Battery Products Limited is the master distributor/representative of Shenzhen Konnoc Battery Industrial Co. Ltd. in Canada and the United States. Prime Battery Products Limited distributes battery and flashlight products in North America and also earns royalties from battery sales by A.C. Simmonds & Sons division of Wireless Source Distribution Ltd.

      o Our subsidiaries DB Sim Holdings Ltd. and 1588102 Ontario Inc. are inactive and have no revenues or expenses.

      We acquired Wireless Age Communications Ltd. on October 8, 2002, Prime Wireless Corporation on March 13, 2003, Wireless Source Distribution Ltd. on September 19, 2003, and Marlon Distributors Ltd. on July 30, 2004. We acquired Prime Battery Products Limited on September 16, 2004.

Our Headquarters and Website

      Our headquarters are located at 13980 Jane Street, King City, Ontario, L7B 1A3. Our telephone number is (905) 833-0808. More comprehensive information about us and our products is available through our web site we maintain at http://www.thewirelessage.com. The information contained on our website and other sites linked to it is not incorporated by reference into this prospectus. More information can also be found online in our filings with the U.S Securities and Exchange Commission at www.sec.gov.

                                  RISK FACTORS

      An investment in the common stock offered by this prospectus and any prospectus supplement involves a substantial risk of loss. You should carefully consider the risks described below and the other information contained in, or incorporated by reference in, this prospectus and any prospectus supplement, including our financial statements and the related notes, before you purchase any of our shares of common stock. We have identified below all material risks known to us and anticipated by us at present. Unforeseen risks and uncertainties may also impair our business. If any such risks actually materialize, our business, financial condition and operating results could be adversely affected. In such case, the trading price of our common stock could decline and you may lose all or part of your investment.

                          Risks Related to our Business

WE HAVE A LIMITED OPERATING HISTORY ON WHICH INVESTORS CAN EVALUATE OUR FUTURE PROSPECTS. IF WE ARE NOT SUCCESSFUL IN MANAGING AND GROWING OUR BUSINESS, THEN THE VALUE OF YOUR INVESTMENT MAY BE HARMED.

      The size and structure of our Company changed significantly since 2002. During 2002, 2003 and 2004 we made several acquisitions. Our reports of operations since the dates of the acquisitions may not be sufficient to assess our future prospects.

      In light of the changing nature of our operations, our operating results are difficult to forecast, because they generally depend on market influences and acceptability of our products. As a result, we may be unable to adjust our expenses in a timely manner to compensate for an unexpected revenue shortfall. A shortfall in revenues will significantly harm our business and operating results. In addition, we are and will continue to be subject to numerous risks, uncertainties, expenses, delays, and difficulties in our attempt to concentrate our efforts in new businesses due to a variety of factors, including:

      o     Availability of all of the products we sell;

      o Availability in particular of the Vertex Standard land mobile radio products and certain cellular phones from other key suppliers to our retail business;

      o Cancellations or delays of customer land mobile radio product orders, or the loss of a significant customer in our wholesale/distribution business;

      o Reductions in consumer demand in Western Canada for our retail cellular products generally or for our Vertex Standard land mobile radio products in particular;

      o A reduction in the average cell phone usage as a result of competitive factors could reduce our monthly residual payments to our retail business;

      o The timing and amount of research and development expenditures and implementation of innovations by our key suppliers such as Vertex Standard;

      o General business conditions in our market and in the Western Canadian markets in particular;

      o     Increased costs charged by our cellular phone suppliers;

      o Cancellation of a key agreement such as with SaskTel Mobility or Manitoba Telecom Services;

      o Increased competition in Western Canada or reductions in the prices that we are able to charge;

      o Cancellations or delays of customer product orders, or the loss of a significant customer;

      o Reductions in general consumer demand for the types of products we sell;

      o Reductions in the average selling price for our products as a result of competitive factors;

      o Consequences of consumer acceptance and adoption of new product or service introductions, or delays in these types of introductions, by us or our competitors;

      o Increased costs charged by our suppliers or changes in the delivery of products to us; and

      o     Increased competition.

      Accordingly, our financial results in any prior fiscal period are not necessarily indicative of results for future periods.

WE DO NOT HAVE LINES OF CREDIT TO FINANCE OPERATIONS AND MUST RELY ON OTHER SOURCES FOR ADDITIONAL FINANCING. IF WE ARE UNABLE TO SECURE OTHER FINANCING OR OTHER CREDIT SOURCES, OUR BUSINESS COULD BE HARMED.

      We were unable to renew our line of credit on satisfactory terms with our prior Canadian bank. We are in discussions with alternative lenders but there can be no assurance that we will successfully attract a new lender. We will continue to need significant capital to fund our operations and finance our growth, and we may not be able to obtain financing on terms acceptable to us. In addition, our capital requirements in connection with the development, marketing and sale of our new products are, and will continue to be, significant. Our ability to secure additional financing or sources of funding is dependent upon numerous factors, including the current outlook of our business, our credit rating and the market price of our common stock, all of which depend on our ability to increase revenues and generate profits. Our ability to ability to raise funds by issuing equity has since 2003 been severely diminished due to the depressed valuation of the Company' stock. Any significant decrease in our revenues or profitability could reduce our operating cash flows and erode our existing cash balances with further depression of our stock price. An inability to obtain sufficient new financing and credit could have a material adverse effect on our business, results of operations and financial condition with a further consequence of harming the value of your investment in our Company.

      We believe that we have sufficient cash flow and current cash balances to permit us to continue operating our business at our current level of operations during the foreseeable future. In order to grow our business and to provide the necessary funds to grow our proposed acquisitions we will require additional capital. In order to attract a new lender and to close our acquisition of 479645 Alberta Ltd. we will need to raise approximately $806,000 (CAD$1,000,000). If the new lender does not provide replacement financing for 479645 Alberta Ltd.'s existing lender we will have to raise an additional $1,700,000 (CAD$2,000,000) to complete the acquisition. In addition, in order to provide the necessary financing for our possible acquisition of Knowlton Pass Electronics Inc., we will require additional working capital of approximately $1,700,000 (CAD$2,000,000). If we are unable to obtain one or more new sources of financing and credit, we may not be able to consummate our acquisition of 479645 Alberta Ltd. or Knowlton Pass Electronics Inc. which could adversely affect our business model and harm the value of your investment in our Company.

OUR INDUSTRY IS CHARACTERIZED BY RAPIDLY CHANGING TECHNOLOGY. IF WE OR OUR SUPPLIERS FAIL TO KEEP PACE WITH THESE ADVANCEMENTS, OUR BUSINESS COULD BE HARMED.

      Our business will suffer if we are unable to keep pace with rapid technological changes and product development in our industry. The market for our products is characterized by ongoing technological development, evolving industry standards and frequent product introductions. The wireless communications industry is experiencing a transition from analog products to digital products. Our products and services compete on the basis of the following characteristics:

      o     performance

      o     functionality

      o     reliability

      o     pricing

      o     quality

      o     designs that can be efficiently manufactured in large volumes

      o our suppliers ability to bring new products and services to us on a timely basis, and

      o     compliance with industry standards.

      To succeed in the future, our suppliers will need to improve existing products and continue to design, develop, manufacture, assemble, test, market and support new products and enhancements on a timely and cost-effective basis. To a great extent our success depends on the amount of research and development our suppliers carry out, much of which is self-funded. We cannot assure you that our suppliers will successfully identify new opportunities and continue to have the needed financial resources to develop new products in a timely or cost-effective manner. At the same time, products and technologies developed by others may render our products and systems obsolete or non-competitive. If our suppliers fail to address one or more of these factors, there could be a material adverse effect on our business, results of operations and financial condition with a further consequence of harming the value of your investment in our Company.

WE DEPEND IN PARTICULAR ON THE SUCCESS OF OUR LAND MOBILE RADIO PRODUCT LINE. A DECLINE IN REVENUE FROM THIS PRODUCT LINE COULD SINGULARLY, MATERIALLY AND ADVERSELY AFFECT OUR BUSINESS AND YOUR INVESTMENT IN OUR COMPANY.

      Our business plan includes the rapid expansion of our land mobile radio
(LMR) products. In 2003, we began a focus on the development and sale of our LMR products. In 2003 LMR products comprised approximately 5% of our overall sales and as of the date of this Prospectus in 2004 LMR has been approximately 12% of our sales. A decline in the price of or demand for LMR products as a result of competition, technological change, the introduction of new products by us or others, a failure to manage product transitions successfully, or for other reasons, would cause our business, financial condition and results of operations to suffer. In addition, our future success will largely depend on the successful introduction and sale of new analog and digital LMR products. We are not certain that we will be able to obtain these products on a timely basis and in a cost-effective manner, if at all. Even if we obtain these products, we cannot assure market acceptance. If we fail to execute our LMR business model in a timely and cost-effective manner, there could be a material adverse effect on our business, results of operations and financial condition with a further consequence of harming the value of your investment in our Company.

OUR ACQUISITION STRATEGY INVOLVES RISKS, AND WE MAY NOT BE ABLE TO SUCCESSFULLY IMPLEMENT OUR STRATEGY. THE FAILURE OF OUR ACQUISITION STRATEGY COULD SIGNIFICANTLY IMPAIR THE VALUE OF YOUR INVESTMENT.

      We seek to acquire companies that complement our business. We do not intend to seek stockholder approval for any such transactions unless required by applicable law or regulation. We cannot assure you, however, that we will be able to identify acquisition candidates on commercially reasonable terms, or at all. If we make additional acquisitions, we also cannot be sure that any benefits anticipated from the acquisitions will actually be realized. Likewise, we cannot be sure that we will be able to obtain additional financing for acquisitions. Such additional financing could be restricted by the terms of our debt agreements. This growth and continued development, if it materializes, could place a significant strain on our management and employees. In the event of this expansion, we have to continue to implement and improve our operating systems and to expand, train, and manage our employee base. The process of integrating acquired operations, including our recent acquisitions, into our existing operations may result in unforeseen operating difficulties. Addressing any of these issues may require significant financial and managerial resources that would otherwise be available for the ongoing development or expansion of our existing operations. The integration of our acquisitions to-date have been small in relation to our size and we have not experienced difficulties with these integrations. However, the 479645 Alberta Ltd. acquisition comprises an acquisition that is approximately the same size as our current operations and could pose difficulty in integrating into our Company. That acquisition and possible future acquisitions could result in the incurrence of additional debt and related interest expense. Acquisitions could also cause contingent liabilities and amortization expenses related to intangible assets. As a result, our acquisition strategy could have a material adverse effect on our business, results of operations and financial condition with a further consequence of harming the value of your investment in our Company.

WE ARE ENGAGED IN A HIGHLY COMPETITIVE INDUSTRY. OUR FAILURE TO COMPETE EFFECTIVELY COULD ADVERSELY AFFECT OUR MARKET SHARE AND RESULTS OF OPERATIONS.

      We face intense competition from other wireless retailers and distributors, and the failure to compete effectively could adversely affect our market share and results of operations. We face intense competition from several companies currently offering similar product lines:

      o Our competitors in Saskatchewan are: (1) all wireless retailer that are clients of other carriers such as AT&T Wireless and Telus Mobility, (2) Jump.ca and Prairie Mobility who use the same carrier as us, and (3) SaskTel Corporate who direct sell to large customers.

      o Our competitors in Manitoba are: (1) IDC Communications, (2) Elite Communications, (3) Advance Electronics, (4) 4L Communications, and
            (5) MTS Corporate directly selling to large customers.

      Primarily because our competitors are private entities and do not publicly report their business information, we are not certain of our market share in retail wireless markets, however based on general demographics we believe it is less than 10%. Some of our competitors are significantly larger and have longer operating histories, greater name recognition, larger customer bases and significantly greater financial, technical and marketing resources than we have and they have established reputations for success in retailing and distributing wireless products. These advantages may allow our competitors:

      o to respond more quickly to new or emerging technologies and changes in customer requirements which may render our products obsolete or less marketable;

      o     to engage in more extensive research and development;

      o     to undertake more far-reaching marketing campaigns;

      o to be able to take advantage of acquisitions and other opportunities;

      o     to adopt more aggressive pricing policies; and

      o make more attractive offers to potential employees, strategic partners and advertisers.

      Many of our current and potential competitors have financial, personnel and other resources, including brand name recognition, substantially greater than ours. Many of our competitors have established extensive networks of retail locations and multiple distribution channels, and so enjoy a competitive advantage over us in these areas as well. We may not be able to compete successfully and competitive pressures may materially and adversely affect our business, results of operations and financial condition.

WE DEPEND ON A FEW MANUFACTURERS TO OBTAIN OUR PRODUCTS. Any significant delay in our ability to obtain adequate quantities of our products from our suppliers could cause HARM TO our business.

      We contract with suppliers to obtain our products and our dependence on a limited number of suppliers exposes us to certain risks, including shortages of manufacturing capacity, reduced control over delivery schedules, quality assurance, production yield and costs. We currently acquire from Bell Distribution Inc., as a single source, substantially all of our cellular products. We do not have a formal supply agreement with Bell Distribution Inc. Our supply arrangement with Bell Distribution Inc. is governed through our agreements and relationships with SaskTel Mobility and Manitoba Telecom Services, which require us to purchase our hardware from Bell Distribution Inc. If Bell Distribution Inc. cannot meet our requirements, we may have to rely on other supply sources or identify and qualify new suppliers. The lead-time required to qualify a new supplier could range from approximately one to three months. Despite efforts to do so, we may not be able to identify or qualify new suppliers in a timely manner and these new suppliers may not allocate sufficient product to us in order to meet our requirements. Any significant delay in our ability to obtain adequate quantities of our products from our current or alternative suppliers could cause our business, financial condition and results of operations to suffer.

WE DEPEND HEAVILY ON SALES IN WESTERN CANADA. A significant downturn in this GEOGRAPHIC economy could have a material adverse effect on OUR BUSINESS.

      We are subject to risks associated with our reliance on sales in Western Canada. For the year ended December 31, 2004 virtually all of our sales were generated in Western Canada. Our dependence on one geographic segment exposes us to significant market fluctuations, including competitive factors, changes in government and regulatory policies, and political factors. A significant downturn in the Western Canada economy could have a material adverse effect upon us.

RETENTION OF OUR EXECUTIVE OFFICERS AND KEY PERSONNEL IS CRITICAL TO OUR BUSINESS. THE LOSS OF ANY EXECUTIVE OFFICERS AND KEY PERSONNEL COULD ADVERSELY AFFECT OUR MANAGEMENT AND OPERATIONS.

      Our success is largely dependent on the personal efforts of John G. Simmonds, our Chief Executive Officer, James Hardy, our Chief Operating Officer, David MacKinnon, our Chief Technology Officer and Gary Hokkanen, our Chief Financial Officer. We do not have employment agreements with these individuals, and we cannot be sure that we will retain their services. The loss of any of their services could have a material adverse effect on our operations. In addition, we have not obtained key-person life insurance on any of our executive officers or key employees.

      Our success is also dependent upon our ability to hire and retain qualified operations, development and other personnel. Competition for qualified personnel in our industry is intense, and we are further hindered in our recruiting efforts by the lack of a readily available pool of candidates in Canada, where we are currently headquartered. There can be no assurance that we will be able to hire or retain necessary personnel. The inability to attract and retain qualified personnel could cause our business, financial condition, and results of operations to suffer.

      Recently the President of our majority owned subsidiary Wireless Age Communications Ltd. resigned to pursue other interests. His duties have been jointly assigned to Allen Cowie (previously our Vice President, Finance) and to James Hardy. We have employed Mr. Cowie for several years, however industry experience is critical to our success. With the reassignment of Mr. Cowie's duties, many of his prior financial responsibilities were delegated to Mr. Hokkanen, causing him to focus more on operational day to day financial accounting issues than strategic planning. These transition difficulties in regard to management of our subsidiary Wireless Age Communications Ltd. could have a material adverse effect on our business, results of operations and financial condition with a further consequence of harming the value of your investment in our Company.

ALL OF OUR OFFICERS SPEND A PORTION OF THEIR TIME ON DEVELOPMENT OF OTHER BUSINESSES; THIS MAY CREATE A TIME CONFLICT OF INTEREST BETWEEN THEIR OTHER EMPLOYMENT AND OUR COMPANY, WHICH COULD JEOPARDIZE FUTURE OPERATIONS

      All of our Officers currently plan to devote substantially all their time to the development of the business, but unforeseen conflicts may result in taking time away from the furtherance of our business, which would negatively impact the Company. The amount of time dedicated to the furtherance of our Business may not be enough and therefore have a negative impact upon the growth of the business because on occasion more than the scheduled hours may need to be spent on issues pertaining to our business and are not, due to other employment obligations currently held by our Officers and/or Directors.

OUR RETAIL BUSINESS DEPENDS SIGNIFICANTLY ON OUR BUSINESS RELATIONSHIPS WITH SASKTEL MOBILITY AND MANITOBA TELECOM SERVICES. Any interruption in these business relationships could MATERIALLY AND ADVERSELY AFFECT OUR BUSINESS.

      We have significant business relationships with SaskTel, the leading full service communications company in Saskatchewan, and Manitoba Telecom Services, a full service communications company in Manitoba, Canada. We receive revenue by signing our retail customers to cellular service contracts with these carriers. Approximately 35% and 20% of our overall revenue is based on the SaskTel Mobility and Manitoba Telecom Services business relationship, respectively. Our operations could be adversely affected if our business relationships with these companies are not maintained. Any interruption in these business relationships could cause our business, financial condition and results of operations to suffer.

WE ENGAGE IN BUSINESS WITH MANUFACTURERS LOCATED IN CHINA. CHANGES IN THE POLITICAL AND SOCIAL CONDITIONS IN CHINA OR CHANGES IN GOVERNMENT POLICIES REGARDING CHINA COULD MATERIALLY AND ADVERSELY AFFECT OUR ABILITY TO MANUFACTURE OUR PRODUCTS.

      We are beginning to place a substantial amount of emphasis on manufacturing certain of our products in the People's Republic of China. This makes us subject to special considerations and significant risks not typically associated with companies manufacturing solely in North America. These issues include the risks associated with the political, economic and legal environments, among others. Our results may be affected by, among other things, changes in the political and social conditions in China and changes in government policies with respect to laws and regulations, anti-inflation measures, currency conversion and rates and method of taxation.

      The Chinese government has implemented economic reform policies in recent years, and these reforms may be refined or changed by the government at any time. It is possible that a change in the Chinese leadership could lead to changes in economic policy. The laws and regulations applicable to our industry in China remain subject to change and could have a material adverse effect on our business, results of operations and financial condition with a further consequence of harming the value of your investment in our Company.

WE CARRY SUBSTANTIAL QUANTITIES OF INVENTORY. FAILURE TO PREDICT FUTURE DEMANDS COULD harm our operating results.

      We carry a significant amount of inventory to service customer requirements in a timely manner. If we are unable sell this inventory over a commercially reasonable time, we may be required to take inventory markdowns in the future, which could reduce our net sales and gross margins. In addition, it is critical to our success that we accurately predict trends in consumer demand, including seasonal fluctuations, in the future and do not overstock unpopular products or fail to sufficiently stock popular products. Both scenarios could harm our operating results.

OUR FLUCTUATING QUARTERLY OPERATING RESULTS COULD CAUSE VOLATILITY IN OUR STOCK PRICE. THEREFORE, YOU MAY NOT BE ABLE TO SELL YOUR STOCK AT A REASONABLY FORESEEABLE PRICE.

      Our quarterly operating results may fluctuate significantly from quarter to quarter and may be below the expectations of public market analysts and investors, resulting in volatility for the market price for our common stock. Other factors affecting the volatility of our stock price include:

      o     future announcements concerning us or our competitors;

      o the announcement or introduction of technological innovations or new products by us or our competitors;

      o     changes in product pricing policies by us or our competitors;

      o     additions or departures of key personnel;

      o     general investor perception of our company;

      o     negative market sentiment of the wireless industry;

      o     a downturn in the economy in general; and

      o     sales of our common stock.

      These and other factors may negatively impact the market price of shares of our common stock and cause greater volatility in our stock price.

WE MAY BE SUBJECT TO COSTLY LITIGATION RESULTING IN IMPAIRMENT OF OUR FINANCIAL CONDITION.

      We are currently not involved in any lawsuits. Although we believe our products do not infringe on any proprietary rights of others, as the number of competing products available in the market increases and the functions of those products further overlap, we may become subject to infringement claims. Any such claims, with or without merit, could result in costly litigation. Any such infringement claim could have material adverse effect on our business, results of operations and financial condition with a further consequence of harming the value of your investment in our Company. In addition, agreements regarding the purchase or sale of certain assets and businesses require us to indemnify the purchasers or buyers of such assets or businesses for any damages they may suffer if third party claims give rise to losses. We cannot guarantee that we are immune from future infringement claims.

OUR GROWTH STRATEGY MAY CAUSE DILUTION TO EXISTING SHAREHOLDERS AND MAY REDUCE THE VALUE OF YOUR INVESTMENT.

      Since September 2002, we have issued 10,146,667 common shares for five acquisitions representing an increase in outstanding shares of 82%. We plan to make several additional acquisitions through the issuance of equity securities over the next 12-36 months that we expect will cause significant equity dilution to existing shareholders. All of our acquisitions during 2002 and 2003 were completed utilizing our common stock and we intend to continue this strategy in the future. In addition, we expect that most of our acquisitions will require working capital financing shortly after the acquisition date in order to move the acquired company to a higher level of operations. We currently expect that these financing requirements can be met through private financing arrangements, which may include the issuance of additional equity securities. Our plans to structure these acquisition and financing strategies through issuance of our equity securities could cause a decline in the value of our common stock and result in a loss of your investment.

BECAUSE OUR STOCK TRADES ON THE OVER-THE-COUNTER-BULLETIN-BOARD, YOU MAY HAVE difficulty in selling your COMMON stock when you want and for the price you want.

      Investors may have greater difficulty in getting orders filled because it trades on the over-the-counter bulleting board rather than on a national securities market. Investors' orders may be filled at a price much different than expected when an order is placed. Trading activity in general is not conducted as efficiently and effectively as with Nasdaq or Amex listed securities.

      Our common stock trades on the Over-the-Counter-Bulletin-Board quotation system. The eligibility requirements for quotation on the Over-the-Counter Bulletin Board are currently minimal and such requirements may change in the future. If we do not meet the continued listing criteria, our stock could be delisted. The effects of delisting from the Over-the-Counter Bulletin-Board quotation system would include, among other things, the limited release of the market price of the common stock and limited liquidity for holders of our common stock. These circumstances could have an adverse effect on the trading market and prices for our common stock, as well as our ability to issue additional securities or to secure additional financing in the future. The limitations of the Over-the-Counter-Bulletin-Board quotation system in contrast to regulated stock exchanges may also impair your ability to sell your stock when you desire to at the price you would like to sell it at. We cannot assure you that there will continue to be a liquid market for our shares of common stock or that our stock will trade at prices which are at or above the price you pay for our common stock.

      Because stocks traded on the Bulletin Board are usually thinly traded, highly volatile, have fewer market makers and are not followed by analysts, our stockholders may have greater difficulty in selling their shares when they want and for the price they want. Investors must contact a broker dealer to trade bulletin board securities. Investors do not have direct access to the bulletin board service. For bulletin board securities, there can be as few as one market maker. Because bulletin board stocks are usually not followed by analysts, there may be lower trading volume than for national exchange listed securities.

NO DIVIDEND IS PAID BY OUR COMPANY TO HOLDERS OF COMMON STOCK AND NO DIVIDEND IS ANTICIPATED TO BE PAID IN THE FORESEEABLE FUTURE, WHICH MAY DETER POTENTIAL INVESTORS FROM INVESTING IN ITS COMMON STOCK AND PREVENT HOLDERS OF ITS COMMON STOCK FROM SELLING THEIR SHARES IN THE FUTURE.

      We have not paid any cash or other dividends our Common Stock and do not expect to declare or pay any such cash dividends in the foreseeable future; this may prevent investors from investing in us in the future and prevent shareholders of the common stock from ever selling their shares because of the lack of buyers.

OUR EXPOSURE TO EXCHANGE RATE FLUCTUATIONS COULD ADVERSELY AFFECT OUR RESULTS OF OPERATIONS.

      Most of our business operations are in Canada and thus the majority of revenues are in Canadian dollars. However, we acquire a portion of products from United States and overseas and pay for them in US dollars. In addition our financial statements are presented in US dollars while all of our subsidiary financial statements are maintained in Canadian dollars. Accordingly, changes in currency exchange rates, the Canadian dollar and the U.S. dollar, will cause fluctuations in our reported financial results, which could be material. We do not currently hedge our foreign currency exposure. Recently due to the declining value of the US dollar vis-a-vis the Canadian dollar our gross margins have improved. However, our Canadian dollar denominated Liabilities have translated into higher equivalent US dollar amounts, have caused foreign exchange translation losses of $2,163 year-to-date at September 30, 2004. The translation of our subsidiary Canadian dollar denominated financial statements has caused a $37,816 unrealized foreign exchange gain year-to-date as at September 30, 2004. We may establish a foreign exchange hedging policy to hedge our transaction based US dollar purchases however we have no plans to do so as of the date of this Prospectus. If we do determine at a future date to establish a hedging program, there can be no assurance we will be able to implement it on commercially acceptable terms, if at all.

OUR REVENUES COULD BE ADVERSELY AFFECTED BY TAX LAW CHANGES IN CANADA WHICH COULD HARM OUR FINANCIAL CONDITION.

      Our operations in Canada are accounted in a manner that provides the company with advantageous tax relief under present federal and provincial laws. Any significant change in government corporate tax laws would be likely to have a material adverse effect on our profits or cash flow from our Canadian operations. We are not aware of any pending legislation or legislation initiative that would have a material impact on our cash flow. However, significant differences exist between the Canadian and US federal, provincial or state income tax laws, such as the deductibility of prior tax losses in change of control situations, that if were to be changed to the US tax model would adversely affect on our cashflows. In addition, an increase in Canada's goods and services sales tax rate would have an adverse impact on the cash flow of our Company which does not participate in deducting tax paid from tax collected as our Canadian subsidiaries are allowed to do.

INVESTORS WILL PAY MORE FOR OUR COMMON STOCK THAN THE PRO RATA PORTION OF THE COMPANY'S ASSETS ARE WORTH; AS A RESULT INVESTING IN THE COMMON STOCK MAY RESULT IN AN IMMEDIATE LOSS TO SHAREHOLDERS

      The offering price of per common share as determined on the date of sale, may be substantially higher than the net tangible book value per share of our common stock. Our assets may not substantiate the share price. Any premium in share price does not attempt to reflect any forward looking share price. In the event if a liquidation of our assets, it is possible that the stockholders would receive less value per share than their purchase price.

                  Other Risks that Could Affect our Share Price

VALUE OF THE STOCK MARKET AS A WHOLE COULD FLUCTUATE SIGNIFICANTLY AS IN 1987 AND 2001, AND YOU MAY NOT BE ABLE TO SELL YOUR COMMON STOCK AT A FAVORABLE PRICE OR AT ALL.

      In recent years, the stock market has experienced significant price and volume fluctuations that are often unrelated to the operating performance of specific companies. Wide fluctuations in the trading price or volume of our shares of common stock could be caused by many factors, including factors relating specifically to our Company and also factors relating generally to the wireless communications industry or the economy in general.

FUTURE SALES OF SUBSTANTIAL NUMBERS OF OUR SHARES OF COMMON STOCK IN THE PUBLIC MARKET COULD ADVERSELY AFFECT THE MARKET PRICE OF OUR SHARES, WHICH IN TURN COULD NEGATIVELY IMPACT YOUR INVESTMENT.

      Future sales of substantial amounts of our shares of common stock in the public market (or the perception that such sales may occur) could adversely affect market prices of our common stock prevailing from time-to-time and could impair our ability to raise capital through future sales of our equity securities. There are currently 23,831,046 shares of our common stock issued and outstanding as of the date of this Prospectus. All of the shares the selling stockholders are selling in this offering will be freely tradable following the completion of that sale without restriction under the Securities Act of 1933. A substantial number of our other shares also are freely tradable. As of the date of this Prospectus, there are approximately 1.5 million of our shares which are restricted and approximately 4.6 million shares are control securities within the meaning of Rule 144 under the Securities Act. Sales of most of these restricted and control securities can be made in compliance with the requirements of Rule 144. Under Rule 144, sellers of restricted and control securities may under certain circumstances sell an amount of their shares equal to 1% of the outstanding shares of the issuer's common stock during each rolling three month period. Assuming the holders of restricted and control securities meet all of the sale requirements of Rule 144, they could each sell up to 238,310 shares into the public market during each three month period. The sale of such shares into the public markets could adversely affect the public price of our shares.

      Certain stockholders may hold shares of our common stock in which they have unrealized gain, and these stockholders may wish, to the extent they may permissibly do so, to realize some or all of that gain by selling some or all of their shares.

      We also may issue our shares of common stock from time-to-time to raise capital or as consideration for future acquisitions and investments. If any such acquisition or investment is significant, the number of shares that we may issue may in turn be significant. In addition, we also may grant registration rights covering those shares in connection with any such acquisitions and investments.

OUR COMMON STOCK IS SUBJECT TO THE SEC'S "PENNY STOCK" REGULATION. YOU MAY ENCOUNTER DIFFICULTY SELLING YOUR COMMON STOCK AND SELLING IT FOR THE PRICE YOU WANT.

      For transactions covered by the SEC'S "Penny Stock" regulation, broker-dealers must make a special suitability determination for the purchase of the securities and must have received the purchaser's written consent to the transaction prior to the purchase. Additionally, for any transaction involving a penny stock, the rules generally require the delivery, prior to the transaction, of a risk disclosure document mandated by the SEC relating to the penny stock market. The broker-dealer is also subject to additional sales practice requirements. Consequently, the penny stock rules may restrict the ability of broker-dealers to sell shares of our common stock and may affect the ability of holders to sell our common stock in the secondary market, and the price at which a holder can sell our common stock.

BECAUSE CERTAIN STATES REQUIRE US TO SEEK A QUALIFICATION FOR OUR SHAREHOLDERS TO BE ABLE TO RESELL THEIR SHARES IN ANY PUBLIC MARKET THAT DEVELOPS, SHAREHOLDERS MAY BE PREVENTED FROM SELLING THEIR SHARES IN THE OPEN MARKET TO RESIDENTS OF THESE STATES IF THIS QUALIFICATION IS NOT OBTAINED.

      We have obtained qualification for secondary trading by obtaining a listing in Standard and Poor's. This will qualify our securities for trading in the following states: Alaska, Arizona, Arkansas, California, Colorado, Connecticut, Delaware, District of Columbia, Florida, Hawaii, Idaho, Indiana, Iowa, Kansas, Maine, Maryland, Massachusetts, Michigan, Mississippi, Missouri, Nebraska, Nevada, New Jersey, New Mexico, North Carolina, North Dakota, Ohio, Oklahoma, Oregon, Rhode Island, South Carolina, Texas, Utah, Washington, West Virginia, and Wyoming.

      We currently do not intend to and may not be able to qualify securities for resale in other states which require shares to be qualified before they can be resold by our shareholders. This may inhibit our shareholders ability to resell their shares if a public market does develop for our stock.

              CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

      This prospectus includes forward-looking statements relating to revenue, revenue composition, demand and pricing trends, future expense levels, competition in our industry, trends in average selling prices and gross margins, the transfer of certain manufacturing operations to contract manufacturers, product and infrastructure development, market demand and acceptance, the timing of and demand for third generation products, customer relationships, employee relations, plans and predictions for acquired companies and assets, future acquisition plans, restructuring charges, the incurrence of debt, and the level of expected capital and research and development expenditures. Such forward-looking statements are based on the beliefs of, estimates made by, and information currently available to Wireless Age's management and are subject to certain risks, uncertainties and assumptions. Any other statements contained herein (including without limitation statements to the effect that Wireless Age or management "estimates," "expects," "anticipates," "plans," "believes," "projects," "continues," "may," "could," or "would" or statements concerning "potential" or "opportunity" or variations thereof or comparable terminology or the negative thereof) that are not statements of historical fact, reflect our current views with respect to future events and financial performance, and any other statements of a future or forward looking nature are forward looking statements. The actual results of Wireless Age may vary materially from those expected or anticipated in these forward-looking statements. The realization of such forward-looking statements may be impacted by certain important unanticipated factors, including those discussed in "Risk Factors" and elsewhere in this prospectus.

      Because of these and other factors that may affect our operating results, past performance should not be considered as an indicator of future performance, and investors should not use historical results to anticipate results or trends in future periods. We undertake no obligation to publicly release the results of any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events. Readers should carefully review the risk factors described in this and other documents that we file from time-to-time with the Securities and Exchange Commission, including subsequent Current Reports on Form 8-K, Quarterly Reports on Form 10-QSB and Annual Reports on Form 10-KSB.

                    [Prospectus Continues on Following Page]

                              ABOUT THIS PROSPECTUS

      We have filed with the Commission a registration statement on Form SB-2, of which this prospectus is a part, under the Securities Act with respect to the offered shares. This prospectus does not contain all of the information set forth in the registration statement, portions of which we have omitted as permitted by the rules and regulations of the Commission. Statements contained in this prospectus as to the contents of any contract or other document are not necessarily complete. You should refer to the copy of each contract or document filed as an exhibit to the registration statement for a complete description.

                    [Prospectus Continues on Following Page]

                                 USE OF PROCEEDS

      We will not receive any of the proceeds from the sale pursuant to this prospectus of shares of our common stock by selling stockholders.

                         DETERMINATION OF OFFERING PRICE

      The shares of Common Stock are being offered for sale by the selling stockholders at prices established on the Over-the-Counter Bulletin Board or in negotiated transactions during the term of this offering. These prices will fluctuate based on the demand for the shares.

                                    DILUTION

      As of the date of this Prospectus, we have 23,831,046 shares of our common stock issued and outstanding. In addition, we have outstanding warrants exercisable to purchase 183,333 shares of our common stock. To the extent such options or warrants are exercised, there will be dilution to the currently outstanding shares of common stock. In addition, our acquisition strategy contemplates that we will issue restricted shares of our common stock that will cause further dilution. In the event that any financing be in the form of securities convertible into, or exchangeable for, equity securities, investors may experience additional dilution upon the conversion or exchange of such securities.

                    [Prospectus Continues on Following Page]

                              SELLING STOCKHOLDERS

      Up to 2,523,738 shares are being offered by certain selling stockholders pursuant to this prospectus. These represent some or all of the shares owned by the selling stockholders named below. If all of the shares that may be offered pursuant to this Prospectus are sold, such selling stockholders will no longer own any of our shares.

      The following table names each stockholder who may sell shares pursuant to this prospectus and presents information with respect to each selling stockholder's beneficial ownership of our shares. We do not know which, if any, of the stockholders named below will actually sell shares pursuant to this Prospectus.

      For the purpose of the presentation below, beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and includes voting or investment power with respect to the securities.

      Except as indicated in the footnotes to this table and pursuant to state community property laws, each stockholder named in the table has sole voting and investment power for the shares shown as beneficially owned by such stockholder. The percentage of shares beneficially owned has been calculated on the basis of the 23,831,046 shares of our common stock that were outstanding as of the date of the date of this Prospectus.

                                                          Percent      Number of       Shares
                                            Shares        of all        Shares      beneficially
   Name and Address of Selling           beneficially   outstanding      being       owned after
           Stockholder                      owned         Shares        offered       offering
           -----------                      -----         ------        -------       --------
A. Bruce Cameron (1)
  12437 205th Street, Maple Ridge,
  British Columbia, Canada, V2X 0B1         101,660           *          56,062        45,598

E. Rose Steinke (1)
  971 Regent Street, Kamloops,
  British Columbia, Canada, V1S 1W9         238,186         1.0%        132,651       105,535

Quasar Communications Ltd. (1)(2)
  10334 Alaska Road, Fort St. John,
  British Columbia, Canada, V1J 1B2           2,040           *           1,020         1,020

Car-Jen Holdings Ltd. (1)(3)
  Box 1001, 3469,10th Street, Houston
  British Columbia, Canada, V0J 1Z0         239,931         1.0%        133,524       106,407

I. Toombs & Sons Homes Ltd. (1)(4)
  14850 Ollinger Road, Prince George,
  British Columbia, Canada, V2K 6K8         155,510           *          84,534        70,976

Clarence Knippel and Lydia
   Knippel (jointly) (1)
  106, 445 Yates Road, Kelowna,
  British Columbia, Canada, V1V 1Y4          91,005           *          50,022        40,983

Alan Villett (1)
  16859 57B Avenue, Surrey,
  British Columbia, Canada, V3S 8P2          92,465           *          48,492        43,973

Robert C. King (1)
  5101 Lakeshore Road, Quesnel,
  British Columbia, Canada, V2J 6X8          74,876           *          39,698        35,178

617350 Saskatchewan Ltd. (5)
  1437 Rose Street, Regina,
  Saskatchewan, Canada, S4R 1A1             179,151           *         179,151             0

Dallas Robinson (5)
  1437 Rose Street, Regina,
  Saskatchewan, Canada, S4R 1A1             532,000         2.2%        120,849       411,151

Shane McCarthy (6)
  125 Manor Road, Toronto
  Ontario, Canada, M4J 1R5                  125,000           *         125,000             0

Shannon McCarthy (7)
  125 Manor Road, Toronto,
  Ontario, Canada, M4J 1R5                  125,000           *         125,000             0

MMJM Investments, LLC (8)
  1001 Sussex Blvd
  Broomall, PA 19003                        183,334           *         183,334             0

Neil Greenberg (9)
  119 Alexis Blvd., Toronto
  Ontario, Canada, M3H 2P8                  171,100           *         100,000        71,100

Greenberg Stables (10)
  119 Alexis Blvd., Toronto,
  Ontario, Canada, M3H 2P8                   66,666           *          66,666             0

Jocelyn Hutchinson (11)
  2915 Hill Avenue, Regina
  Saskatchewan, Canada S4S 0V9                  224           *             224             0

Erican Construction Limited (11)(12)
  3719 Wetmore Crescent, Regina
  Saskatchewan, Canada S4V 2B7                5,600           *           5,600             0

Dennis Katchuk (11)
  54 Aitken Crescent, Regina
  Saskatchewan, Canada S4R 5W7                  448           *             448             0

David Klymchuk (11)
  2826 Helmsing Street, Regina
  Saskatchewan, Canada, S4R 1A1               2,240           *           2,240             0

Debbie Klymchuk (11)
  2826 Helmsing Street, Regina
  Saskatchewan, Canada S4V 0W8                1,120           *           1,120             0

Jennie Koloziezak (11)
  6618 Liggett Bay, Regina
  Saskatchewan, Canada S4X 2G6                  224           *             224             0

Fred Sazynski (11)
  6942 Maple Brook Crescent, Regina
  Saskatchewan, Canada S4X 4J2                  224           *             224             0

Anthony Winder (11)
  182 Read Ave. Regina
  Saskatchewan, Canada, S4T 6P9                 448           *             448             0

Clifford & Celine Schmitt (13)
1214 Maple Gate Rd
Pickering, ON L1X 1S7                       100,000           *         100,000             0

High Rock Investments Ltd. (13)(14)
c/o World Wide Corp.
Charlotte House, Charlotte Street
Nassau, Bahamas                             200,000           *         200,000             0

Cathy Mills (13)
2 Milner Cres
Ajax, ON L1S 4W4                            100,000           *         100,000             0

Thomas Communications Ltd. (1)(15)
  298 North 2nd Avenue, William Lake,
  British Columbia, Canada, V2G 1Z8         239,298         1.0%        133,207       106,091

Martin E. Janis & Company, Inc. (16)
625 North Michigan Avenue Suite 420
Chicago, Illinois 60611                      18,000           *           9,000         9,000

1500450 Ontario Ltd. (17)
  119 Alexis Boulevard
  Toronto ON M3H 2P8                        300,000         1.3%        300,000             0
  Canada

L & M Specialties, Inc. (18)
  7468 Via de Fortuna
  Carlsbad, CA 92009                        225,000           *         225,000             0

TOTAL SHARES REGISTERED                                               2,523,738

* Indicates less than 1.0%.

(1) These shareholders are former shareholders (Former Marlon Shareholders) of Marlon Distributors Ltd. which we acquired on July 30, 2004. Pursuant to the Share Purchase Agreement between the Former Marlon Shareholders and the Company we are obligated to register in this registration statement 50% of the shares they received from us in the acquisition and all of the shares issued to the Former Marlon Shareholders in repayment of shareholder loans.

(2) The natural persons who exercise voting, investment and power of disposition over Company securities held of record by Quasar Communications Ltd., are George
E. Anderson, Sharon L. Anderson and Wayne E. Anderson. Mr. George E. Anderson previously served as President and Director of Marlon Distributors Ltd. prior to its acquisition as a wholly-owned subsidiary of Wireless Age Communications, Inc. Mr. Anderson is a current customer of Marlon Distributors Ltd.

(3) The natural person who exercises voting, investment and power of disposition over Company securities held of record by Car-Jen Holdings Ltd., is Carl Dykstra. Mr. Dykstra also serves as Vice President and Director of Marlon Distributors Ltd., a subsidiary of Wireless Age Communications, Inc.

(4) The natural persons who exercise voting, investment and power of disposition over Company securities held of record by I. Toombs & Sons Homes Ltd., are Kenneth I. Toombs and John G. Toombs. Mr. Kenneth I. Toombs previously served as a Director of Marlon Distributors Ltd. prior to its acquisition as a wholly-owned subsidiary of Wireless Age Communications, Inc. and is a current customer of Marlon Distributors Ltd.

(5) Dallas Robinson previously served as an officer and director of our subsidiary Wireless Age Communications Ltd. ("Wireless Canada"). On October 1, 2004, we entered into a Memorandum of Agreement under which Mr. Robinson resigned and we acquired Mr. Robinson's minority interest position by issuing 179,151 of our common shares to 617350 Saskatchewan Ltd., a company solely owned by Mr. Robinson. Part of our Memorandum of Agreement with Mr.

Robinson required us to register the 179,151 shares issued to 617350 Saskatchewan Ltd. which are included in this registration statement. In addition, also pursuant to the October 1, 2004 Memorandum of Agreement, we agreed to register a further 120,849 shares of our common stock issued to Mr. Robinson in consideration of our acquisition of our subsidiary Wireless Source. The natural persons who exercise voting, investment and power of disposition over Company securities held of record by 617350 Saskatchewan Ltd., are Dallas Robinson and Zelda Davidson. The aggregate of all shares of Company common stock owned by Mr. Robinson and 617350 Saskatchewan Ltd. is 711,151 shares representing approximately 3% of our outstanding Company common stock prior to any sales under the Registration Statement.

(6) Shane McCarthy is a private investor and is not affiliated with our Company. On July 12, 2004, Shane McCarthy participated in a private placement of 500,000 shares of our common stock, owned by Robert Sim, Rosemary Sim and 101016305 Saskatchewan Ltd. ("Sim, et. al.") by acquiring 125,000 shares of our common stock from Sim, et. al. We agreed to register 125,000 of our common shares in this registration statement.

(7) Shannon McCarthy is a private investor and is not affiliated with our Company. On July 12, 2004, Shannon McCarthy participated in a placement of 500,000 shares of our common stock owned by Sim, et. al., by acquiring 125,000 shares of our common stock from Sim, et. al. We agreed to register 125,000 of such shares in this registration statement.

(8) On July 12, 2004, MMJM Investments, LLC participated in a placement of 500,000 shares of our common stock owned by Sim, et. al. by acquiring 83,334 shares of our common stock from Sim, et. al. On October 22, 2004, the stockholder purchased 100,000 shares in the private placement of 500,000 shares of our common stock, owned by Sim, et. al. We agreed to register such shares in this registration statement. MMJM Investments, LLC is an investment entity and is not affiliated with our Company. The natural person who exercises voting, investment and power of disposition over Company securities held of record by MMJM Investments, LLC, is Mia Rachel Adelberg. Ms. Adelberg is not affiliated with our Company.

(9) Neil L. Greenberg is a private investor who is not an employee or officer of the Company, but on occasion provides consulting services to our Company. On July 12, 2004, Mr. Greenberg participated in a placement of 500,000 shares of our common stock, owned by Sim, et. al., by acquiring 100,000 shares of our common stock from Sim, et. al. As part of our agreement with Mr. Greenberg, we agreed to register 100,000 of our common shares in this registration statement.

(10) On July 12, 2004, Greenberg Stables participated in a placement of 500,000 shares of our common stock owned by Sim, et. al. by acquiring 66,666 shares of our common stock from Sim, et. al. We agreed to register 66,666 of our common shares in this registration statement. The natural person who exercises voting, investment and power of disposition over Company securities held of record by Greenberg Stables is Neil L. Greenberg. Mr. Greenberg on occasion provides consulting services to our Company.

(11) Former employee minority shareholders of Wireless Canada ("Former Minority Shareholders") from whom we acquired 4,700 shares of Wireless Canada common stock by issuing a total of 10,528 shares of our common stock. As part of our agreement with the Former Minority Shareholders we agreed to register in this registration statement all of the stock issued to them.

(12) The natural person who exercises voting, investment and power of disposition over Company securities held of record by Erican Construction Ltd., is Eric Blaschke. Mr. Blaschke is not affiliated with our Company.

(13) The stockholder is a private investor and is not affiliated with our Company. On October 22, 2004, the stockholder purchased shares in the private placement of 500,000 shares of our common stock, owned by Sim, et. al. We agreed to register such shares of common stock in this registration statement.

(14) High Rock Investments Ltd. is an investment entity and is not affiliated with our Company. The natural person who exercises voting, investment and power of disposition over Company securities held of record by High Rock Investments Ltd., is John King. Mr. King is not affiliated with our Company.

(15) The natural persons who exercise voting, investment and power of disposition over Company securities held of record by Thomas Communications Ltd., are Earl Robert Thomas and Bonnie Lynne Thomas. Mr. Thomas previously served as a Director of Marlon Distributors Ltd. prior to its acquisition as a wholly-owned subsidiary of Wireless Age Communications, Inc. and is a current customer of Marlon Distributors Ltd.

(16) Martin E. Janis & Company ("Janis") is a public relations business that renders services to the Company. Pursuant to a consulting agreement with the Company dated September 15, 2004, the Company issued 18,000 shares to Janis. The Company has agreed to register 9,000 such shares in this Prospectus and the balance after the first anniversary after the date of his agreement with the Company.

(17) The natural person who exercises voting, investment and power of disposition over Company securities held of record by 1500450 Ontario Ltd is Neil L. Greenberg. Mr. Greenberg on occasion provides consulting services to the Company.

(18) The natural persons who exercise voting, investment and power of disposition over Company securities held of record by L&M Specialties, Inc. are Lawrence Schaffer and Michael Schaffer.

                              PLAN OF DISTRIBUTION

      The selling stockholders, their pledgees, donees, transferees or other successors in interest, may from time-to-time sell shares of our common stock directly to purchasers or indirectly to or through underwriters, broker-dealers or agents. The selling stockholders may sell all or part of their shares in one or more transactions at fixed prices, varying prices, prices at or related to the then-current market price or at negotiated prices. The selling stockholders will determine the specific offering price of the shares from time-to-time that, at that time, may be higher or lower than the market price of our common stock on the Over-the-Counter Bulletin Board. Usual and customary brokerage fees will be paid by each selling stockholder.

      Each Selling Shareholder purchased the securities registered hereunder either in the ordinary course of business of the Company or acquired the securities in exchange for their business purchased by the Company. Other than registration rights granted by the Company in connection with the issuance of such securities at the time of purchase of the securities to be resold, no selling shareholder had any agreement or understanding, directly or indirectly with any person to distribute the securities. The selling stockholders and any underwriters, broker-dealers or agents participating in the distribution of the shares of our common stock may be deemed to be "underwriters" within the meaning of the Securities Act of 1933, and any profit from the sale of such shares by the selling stockholders and any compensation received by any underwriter, broker-dealer or agent may be deemed to be underwriting discounts under the Securities Act. The selling stockholders may agree to indemnify any underwriter, broker-dealer or agent that participates in transactions involving sales of the shares against certain liabilities, including liabilities arising under the Securities Act.

      No selling stockholders are broker-dealers or affiliates of broker-dealers.

      Because selling stockholders may be deemed to be "underwriters" within the meaning of the Securities Act, the selling stockholders will be subject to the prospectus delivery requirements of the Securities Act. We have informed the selling stockholders that the anti-manipulative provisions of Regulation M promulgated under the Exchange Act may apply to their sales in the market. With certain exceptions, Regulation M precludes the selling stockholders, any affiliated purchasers, and any broker-dealer or other person who participates in such distribution from bidding for or purchasing, or attempting to induce any person to bid for or purchase any security which is the subject of the distribution until the entire distribution is complete. Regulation M also prohibits any bids or purchases made in order to stabilize the price of a security in connection with the distribution of that security.

      The method by which the selling stockholders, or their pledgees, donees, transferees or other successors in interest, may offer and sell their shares may include, but are not limited to, the following:

      o sales on the Over-the-Counter Bulletin Board or other securities quotation system or exchange on which the common stock is listed at the time of sale, at prices and terms then prevailing or at prices related to the then-current market price;

      o     sales in privately negotiated transactions;

      o     sales for their own account pursuant to this prospectus;

      o through the writing of options, whether such options are listed on an options exchange or otherwise through the settlement of short sales;

      o cross or block trades in which broker-dealers will attempt to sell the shares as agent, but may position and resell a portion of the block as a principal in order to facilitate the transaction;

      o purchases by broker-dealers who then resell the shares for their own account;

      o     brokerage transactions in which a broker solicits purchasers;

      o     any combination of these methods of sale; and

      o     any other method permitted pursuant to applicable law.

      Any shares of common stock covered by this prospectus that qualify for sale under Rule 144 of the Securities Act may be sold under Rule 144 rather than under this prospectus. The shares of our common stock may be sold in some states only through registered or licensed brokers or dealers. In addition, in some states, the shares of our common stock may not be sold unless they have been registered or qualified for sale or the sale is entitled to an exemption from registration.

      The selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions. In connection with such transactions, broker-dealers or other financial institutions may engage in short sales of our common stock in the course of hedging the positions they assume with selling shareholders. The selling stockholders may also enter into options or other transactions with broker-dealers or other financial institutions which require the delivery to such broker-dealer or other financial institution of the shares offered hereby, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

      To the extent required by a particular offering, we will set forth in a prospectus supplement or, if appropriate, a post-effective amendment, the terms of such offering, including among other things, the number of shares of common stock to be sold, the public offering price, the names of any underwriters, dealers or agents and any applicable commissions or discounts. In addition, upon the company being notified by a selling stockholder that a donee or pledgee intends to sell more than 500 shares, a supplement to this prospectus will be filed.

      To our knowledge, there are currently no plans, arrangements or understandings between any selling stockholder and any underwriter, broker-dealer or agent regarding the sale of shares of our common stock by the selling stockholders.

      The selling stockholders will pay all fees, discounts and brokerage commissions in connection with any sales, including any fees to finders. We will pay all expenses of preparing and reproducing this prospectus, including expenses or compliance with state securities laws and filing fees with the SEC.

      Under applicable rules and regulations under Regulation M under the Exchange Act, any person engaged in the distribution of the common stock may not simultaneously engage in market making activities, subject to certain exceptions, with respect to the common stock for a specified period set forth in Regulation M prior to the commencement of such distribution and until its completion. In addition and with limiting the foregoing, the selling stockholders will be subject to the applicable provisions of the Securities Act and the Exchange Act and the rules and regulations thereunder, including, without limitation, Regulation M, which provisions may limit the timing of purchases and sales of shares of the common stock by selling stockholders. The foregoing may affect the marketability of the common stock offered hereby.

      There can be no assurance that any selling stockholders will sell any or all of the common stock pursuant to this prospectus.

                                  LEGAL MATTERS

      The validity of the shares of common stock offered hereby will be passed upon for us by our counsel, Wuersch & Gering LLP.

                    [Prospectus Continues on Following Page]

          DIRECTORS, EXECUTIVE OFFICERS, PROMOTORS, AND CONTROL PERSONS

The following table presents information with respect to our directors as of the date of this Prospectus:

Name                       Age         Position
-----------------         -----        -----------------
John G. Simmonds            54         Chairman of the Board, CEO
Brian Usher-Jones           58         Director (1)(2)
Kenneth Adelberg            52         Director (1)
Stephen Dulmage             61         Director

(1) Independent Director and Member of the Board Audit Committee and the Compensation Committee.

(2)   Audit Committee Financial Expert

                  BIOGRAPHICAL INFORMATION REGARDING DIRECTORS

      John G. Simmonds, CEO and Chairman of the Board. Mr. Simmonds has served as Chief Executive Officer and Chairman of the Board of Directors of Wireless Age Communications, Inc. since March 13, 2003. Mr. Simmonds has 35 years of experience in the communications sector. He has extensive experience in building teams, operating systems, and distribution networks. Mr. Simmonds has particular experience with developing distribution networks for Midland TM LMR products worldwide, an asset now owned by Wireless Age Communications, Inc., through its wholly owned subsidiary, Prime Wireless Corporation. Mr. Simmonds was integral in developing the Midland TM brand worldwide following an initial product launch in Canada during the late 1970's through his family business A.C. Simmonds & Sons Ltd. and later followed by the successful acquisition of Midland International Corporation from Western Auto, a subsidiary of Sears, in 1993. In September 2004, Mr. Simmonds was appointed as Chief Executive Officer and Director of, Azonic Corporation. Wireless Age Communications, Inc. intends to align itself with Azonic Corporation for purposes of, among other things, marketing, distribution and management assistance. In addition, since 1998. Mr. Simmonds has served as the Chief Executive Officer, Chairman and Director of TrackPower (TPWR:OTCBB). TrackPower is a corporation whose current business plan and activities are designed around the equine racing and wagering industries. Mr. Simmonds has also been involved with several other companies. Mr. Simmonds served as Chief Executive Officer, Chairman and Director of Phantom Fiber Corporation (OTCBB: PHMF), formerly Pivotal Self-Service Technologies, Inc. and resigned in June of 2004. In 1991, Mr. Simmonds founded Simmonds Capital Limited (formerly Simmonds Communications Limited) a merchant banking company with an active role in certain strategic investments. Simmonds Capital was a Toronto Stock Exchange listed company. In the communications and wireless businesses Mr. Simmonds held various executive and board positions: Glenayre Technologies, Inc. (GEMS:NasdaqNM), where he served as director from 1987-1989 and again in 1991; Midland USA/Canada, where he served as CEO from 1993 to 1996; INTEK Global Corporation (formerly Intek Diversified Corp.), IDCC, a Nasdaq-listed (small cap company) where he served as Director and Chief Executive Officer from 1994 to 1996 and continued to serve as a director until 1998. In

1989, Mr. Simmonds purchased the first of many golf courses, Cherry Downs, a private 18-hole golf course located just north of Toronto, Canada. Cherry Downs was later sold into a public company, which became Clublink Corporation (LNK:TO) and today is the largest golf course operation in Canada.

      Kenneth Adelberg, Director. Mr. Adelberg has served as one of the Company's directors since May 27, 2003. Mr. Adelberg has served as President and Chief Executive Officer of HiFi House Group of Companies, a privately-held company based in Broomall, Pennsylvania, since 1987. Mr. Adelberg was a founding stockholder of US Wats, Inc., a publicly-traded company specializing in business telecommunications services, located in Bala Cynwyd, Pennsylvania, which was established in 1989. Mr. Adelberg is a founding stockholder and director of Republic Bank, Philadelphia, Pennsylvania, a publicly-traded bank which has been in operation since 1989. Mr. Adelberg is also a director of Trackpower, Inc. Mr. Adelberg holds Bachelor of Science degrees in Biophysics and Physiological Psychology from Pennsylvania State University and attended the MBA program at Drexel University, Philadelphia, Pennsylvania.

      Brian Usher-Jones, Director. Mr. Usher-Jones has served as a Director of the Company since May 8, 2003. He has been a merchant banker since 1995 and was the former President of MB Capital Corporation and Thomson Kernaghan Co. Ltd., an investment banking firm in Toronto, Ontario. Mr. Usher-Jones attained a Bachelor of Commerce degree from Concordia University in 1969. Mr. Usher-Jones is also a C.A. (Chartered Accountant) and is a member of the Canadian Institute of Chartered Accountants (1970). Mr. Usher-Jones currently serves as a director of various public companies including Xplore Technologies Corp., Calvalley Petroleum Inc. and Pivotal Self-Service Technologies Inc. Brian Usher-Jones, an independent director serving on the Audit Committee, is an "audit committee financial expert," as such term is defined under the regulations promulgated by the Securities and Exchange Commission. Under such regulations, the designation or identification of a person as an audit committee financial expert does not impose on such person any duties, obligations or liability that are greater than the duties, obligations and liability imposed on such person as a member of the audit committee and the Board of Directors in the absence of such designation or identification nor does the designation or identification of a person as an audit committee financial expert affect the duties, obligations or liability of any other member of the audit committee or Board of Directors.

      Stephen Dulmage, Director. Mr. Dulmage has served as a director of the Company since his election at the Company's 2004 annual meeting on June 22, 2004. He currently serves as the Chief Financial Officer of African Gold Group, Inc., a Toronto Stock Exchange Venture Exchange listed company. Prior to such service, Mr. Dulmage served as a self employed business consultant from January 2003 through April 2003, as a sales agent of the Equigenesis Corporation from December 1999 through December 2002, and as a sales agent for Mantum Corporation from November 1996 - December 1999. Mr. Dulmage earned a Bachelor of Arts degree at McMaster University in 1964. Mr. Dulmage is a C.A. (Chartered Accountant) and is a member of the Canadian Institute of Chartered Accountants, (Price Waterhouse from 1964 through 1967). Mr. Dulmage is a director of Travellers Mall.com Inc. - a TSX-Venture Exchange listed company, from 2000-2004.

              BIOGRAPHICAL INFORMATION REGARDING EXECUTIVE OFFICERS

The following table presents information with respect to our executive officers, as of the date of this Prospectus.

Name                        Age         Position
----------------           -----        ----------------
John G. Simmonds             54         Chairman and CEO
Gary Hokkanen                48         Chief Financial Officer
Carrie Weiler                45         Corporate Secretary

      John G. Simmonds, Chairman and CEO of the Company. Mr. Simmonds' biography appears above as a director of our Company.

      Gary N. Hokkanen, Chief Financial Officer. Mr. Hokkanen has served as the Company's CFO since May 29, 2003. Mr. Hokkanen is an executive level financial manager with over 6 years experience in public company financial management. Mr. Hokkanen holds a Bachelor of Arts degree from the University of Toronto and is a CMA (Certified Management Accountant) and a member of the Society of Management Accountants, Ontario. From January 2001 to April 2003 Mr. Hokkanen was CFO of IRMG Inc., a Toronto based financial management consulting firm. Mr. Hokkanen served as CFO of Simmonds Capital Limited from July 1998 to January 2001 and served as CFO of Trackpower Inc. from February 1998 to June 2001. For the period April 1996 to July 1998, Mr. Hokkanen served as Treasurer of Simmonds Capital Limited. On October 15, 2004 Mr. Hokkanen was appointed CFO of Azonic Corporation and continues to serve in such capacity.

      Carrie J. Weiler, Corporate Secretary. Ms. Weiler was appointed Secretary of the Company on May 29, 2003. Ms. Weiler also provides services to the Simmonds Capital Limited group of companies which she joined in 1979. She has served as Vice President of Corporate Development for Simmonds Capital Limited and its divisions since 1994 and she has served as Corporate Secretary of TrackPower, Inc. since 1998. On October 15, 2004 Ms. Weiler was appointed Corporate Secretary of Azonic Corporation and continues to serve in such capacity.

                    [Prospectus Continues on Following Page]

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

      The following table sets forth certain information regarding the beneficial ownership of Common Stock as of the date of this Prospectus by (i) each director of the Company, (ii) each of the Company's officers named in the Summary Compensation Table (collectively, the "Named Executive Officers"), (iii) each person who is known by the Company to be the beneficial owner of more than five percent of the Company's outstanding Common Stock, and (iv) all directors and executive officers as a group. Except as otherwise indicated below, each person named has sole voting and investment power with respect to the shares indicated.

                              AMOUNT AND NATURE OF
                              BENEFICIAL OWNERSHIP

--------------------------------------------------------------------------------
   NAME AND
  ADDRESS OF
  BENEFICIAL                                 OPTIONS/                    PERCENT
    OWNER                       SHARES       WARRANTS      TOTAL (1)       (2)
--------------------------------------------------------------------------------
Robert Sim (3)                 1,890,650          0        1,890,650       8.0%
Brian Usher-Jones                887,500     50,000(4)       937,500       4.0%
Kenneth Adelberg                 650,000     50,000(4)       700,000       3.0%
John Simmonds                  1,183,854     50,000(4)     1,233,854       5.2%
Dallas Robinson (5)              711,151          0          711,151       3.0%
Stephen Dulmage                        0          0                0         *
Gary Hokkanen                          0          0                0         *
Carrie Weiler                          0          0                0         *

All executive officers
and directors as a
group (6 persons) (6)          2,721,354    150,000        2,871,354      12.2%

* Holdings of less than 1%

(1) Includes warrants exercisable as of the date hereof or within 60 days hereafter.

(2) Based upon 23,831,046 shares issued and outstanding as of the date of this Prospectus (excluding any shares issuable under options or warrants, except with respect to the beneficial holder thereof as indicated in the table above).

(3) Includes 1,000,000 shares held by 101016305 Saskatchewan Ltd., a corporation controlled by Mr. Sim and 861,200 shares owned by Rosemary Sim, the spouse of Mr. Sim. Mr. Sim resigned as a director of the Company on January 18, 2004.

(4) Includes 50,000 warrants held by each of Messrs. Usher-Jones, Adelberg and Simmonds, which became exercisable October 15, 2003 and remain exercisable for the purchase of Common Stock until expiration on October 15, 2006, at an exercise price of $2.00 per share.

(5) Mr. Robinson served as CEO of the Company from October 2002 until March 2003. Mr. Robinson has not served as an officer or director of the Company since March 2003. Mr. Robinson resigned as an employee in October 2004. Dallas Robinson previously served as an officer and director of our subsidiary Wireless Age Communications Ltd. (Wireless Canada). On October 1, 2004, we entered into a Memorandum of Agreement under which Mr. Robinson resigned and we acquired Mr. Robinson's minority interest position by issuing 179,151 of our common shares to 617350 Saskatchewan Ltd., a company solely owned by Mr. Robinson. Part of our Memorandum of Agreement with Mr. Robinson required us to register the 179,151 shares issued to 617350 Saskatchewan Ltd. which are included in this registration statement. In addition, also pursuant to the October 1, 2004 Memorandum of Agreement, we agreed to register a further 120,849 shares of our common stock issued to Mr. Robinson in consideration of our acquisition of our subsidiary Wireless Source. The natural persons who exercise voting, investment and power of disposition over Company securities held of record by 617350 Saskatchewan Ltd., are Dallas Robinson and Zelda Davidson. The aggregate of all shares of Company common stock owned by Mr. Robinson and 617350 Saskatchewan Ltd. is 711,151 shares representing approximately 3% of our outstanding Company common stock prior to any sales under the Registration Statement.

(6) Officers and Directors as a group include John Simmonds, Brian Usher-Jones, Kenneth Adelberg, Stephen Dulmage, Gary Hokkanen and Carrie Weiler.

                    [Prospectus Continues on Following Page]

           MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                            AND RESULTS OF OPERATIONS

      The following is management's discussion and analysis of the annual and interim financial results, liquidity and capital resources as well as accounting policies and other key items related to our business and performance. Our objective is to provide investors and readers with an understanding of the key variables and other qualitative and quantitative factors that are unique to our business and that management focuses on in evaluating and measuring our financial performance and financial condition. We will discuss and analyze significant known trends, demands, commitments, events and uncertainties that we believe are important to an understanding of our business. In addition, we will provide a comparative discussion and analysis of our consolidated operating results and a similar discussion of our business segment results and sales to geographic markets. This section should be read in conjunction with our audited Consolidated Financial Statements and related notes in the "Financial Statements" section of our 2003 Annual Report on Form 10-KSB as well as our unaudited interim Consolidated Financial Statements and related notes in the "Financial Statements" of our Quarterly Report on Form 10-QSB for the nine month period ended September 30, 2004. All references to per share amounts reflect fully diluted per share amounts. Certain prior year amounts included in this section have been reclassified to conform to the current year presentation.

Overview

      We operate our business through several subsidiaries. Our subsidiary Wireless Age Communications Ltd., which we refer to as "Wireless Canada", is in the business of operating retail cellular and telecommunications outlets in cities in Western Canada. We own 94% of Wireless Canada. (We acquired an additional 5.7% of Wireless Canada in October 2004). In addition, we operate wholesale/distribution businesses through our wholly owned subsidiaries Wireless Source Distribution Ltd., that we refer to as "Wireless Source", Prime Wireless Corporation, that we refer to as "Prime Wireless", Prime Battery Products Limited, that we refer to as "Prime Battery", and Marlon Distributors Ltd, that we refer to as "Marlon". Wireless Source, Prime Wireless, Prime Battery and Marlon are in the business of distributing prepaid phone cards, wireless accessories and various battery and ancillary electronics products in Canada.

      We acquired Wireless Canada on October 8, 2002 by payment as consideration 2,979,105 shares of our common stock and assumption of $500,867 in notes payable to acquire 89% of the issued and outstanding shares of Wireless Canada. On October 27, 2004, we acquired additional shares of Wireless Canada common stock by issuing a total of 10,528 shares of our common stock to the minority holders of the Wireless Canada stock. As of the date of this Prospectus, we currently own approximately 94% of Wireless Canada.

      We acquired Prime Wireless on March 13, 2003 from Pivotal Self-Service Technologies Inc. by payment as consideration 1,500,000 shares of our Common Stock in exchange for all of the issued and outstanding shares of Prime Wireless.

      We acquired Wireless Source on September 19, 2003 from related parties to our Company. Wireless Source was owned 50% by an Dallas L. Robinson, former CEO of our Company and an officer of a subsidiary of our Company, Wireless Canada and 50% by an entity solely owned by Robert Sim, then a director of our Company who resigned on January 18, 2004. The acquisition was consummated through a series of agreements. On September 19, 2003 our Company and a wholly owned subsidiary, (1588102 Ontario) entered into a Share Exchange Agreement with an officer of Wireless Age Communications Ltd. under which 1588102 Ontario issued 1,000,000 preferred shares of itself to Mr. Robinson, for 50 class B common shares of Wireless Source. The exchangeable preferred shares held by Mr. Robinson were exchanged into 1,000,000 shares of our Company's Common Stock in 2004. We also entered into a Stock Purchase Agreement with a corporate entity solely owned by Robert Sim under which we issued 1,000,000 shares of our Common Stock to Mr. Sim's corporate entity in exchange for 50 class B common shares of Wireless Source. As total consideration we issued 1,000,000 shares of our Common Stock and 1,000,000 preferred shares of 1588102 Ontario valued at $2,740,000. Our consolidated financial statements include the operating results of Wireless Source from September 1, 2003.

      We acquired Marlon on July 30, 2004 by payment as consideration 1,325,000 shares of our common stock for all the issued and outstanding shares of Marlon. We also issued 150,563 shares of its common stock to repay CAD$245,716 of shareholder loans made by the former shareholders of Marlon to Marlon.

      We acquired Prime Battery on September 16, 2004 from Phantom Fiber Corporation. Under terms of the purchase and sale agreement, Phantom Fiber Corporation will receive 700,000 common shares of our Company. In addition, we may issue 200,000 additional common shares as an earn out over a one year period from closing.

      Prior to our acquisition of Wireless Canada, the name of our Company was Lennoc Ventures, Inc. We were a pre-exploration stage mineral resources company. We terminated our mineral and exploration business and changed our name to Wireless Age Communications, Inc. in October 2002.

      Our business operations primarily focus on provision of wireless telecommunications systems products and service solutions to wholesalers, distributors, retailers and end-users in Western Canada. Our current products and services include Phone and Data Devices and Accessories, Land Mobile Radios, Scanners and GPS Receivers, Power and Battery Supplies. We operate 10 retail stores, a corporate sales force, a rental center and service department focused on selling wireless solutions. We maintain significant business relationships with SaskTel, the leading full service communications company in Saskatchewan, and Manitoba Telecom Services. Our presence in the cellular, land mobile radio, satellite, fixed wireless and battery solutions markets allows us to bundle a full spectrum of products at the distributor, wholesaler and retail level across Canada.

      Although we are operating exclusively in the wireless communications sector, we have taken steps over the last year to diversify operations so that not all of our revenues are from retail operations. Management's efforts have resulted in approximately one-half of consolidated revenues arising from wholesale operations during the three month period ended September 30, 2004. We have entered into several agreements to further diversify operations that we expect to affect future results, as discussed in the Recent Developments section below.

Results of Operations

Twelve months ended December 31, 2003 and 2002

      We recorded a net loss of $137,307 during the twelve month period ended December 31, 2003 compared to a net loss of $21,055 in the comparative period a year ago.

      The Retail business, which we owned an 89% interest in as of December 31, 2003, was acquired in October 2002 and therefore the Consolidated Statement of Operations for the year ended December 31, 2003 includes a full year of its financial operating results but only two months during the year ended December 31, 2002. The Wholesale businesses were acquired during the current year and therefore do not represent a full year of operating results. Prime Wireless was acquired on March 13, 2003 and the remaining Wholesale businesses were acquired effective September 19, 2003.

      Revenues during the twelve month period ended December 31, 2003 were $9,268,569 compared to $1,731,948 during the twelve month period ended December 31, 2002. Revenues of the Retail business were $7,604,776 and revenues of the Wholesale businesses were $1,663,793 during 2003. The Retail revenues are generated from 10 retail stores in Regina, Saskatoon and Winnipeg, Canada.

      Revenues of Retail business during the twelve month period ended December 31, 2003 can be broken down into the following subcategories:

          Cellular hardware, radios and accessories        $5,197,917
          Activation Commissions and Residuals              2,156,747
          Equipment Rental                                    250,112
                                                           ----------
          Total Revenue                                    $7,604,776

      Cellular hardware, radios and accessories sales are transaction based sales in our retail stores. Activation commissions are earned when a customer enters one of our retails stores and contracts on a multi year basis with one of our carriers (SaskTel Mobility in the case of the province of Saskatchewan and Manitoba Telecom Service in the case of the province of Manitoba). We also receive residual payments from the carriers based on the cell phone usage of the client. Equipment rental revenue is generated when clients wish to rent two-way radios rather than purchasing.

      Management believes that cell phone usage or acceptance will rise in Western Canada faster than other regions of Canada due to the historic lower levels of cell phone penetration in the west.

      Revenues of the Wholesale businesses during 2003 were $1,663,793 and represent the sale of prepaid cellular cards, accessories, batteries (and other ancillary items) and commissions earned from selling Vertex-Standard two-way radios in Canada. Prepaid cellular cards and accessories sales totaled $1,098,095, battery sales and other ancillary products totaled $472,657 and two-way radio commissions were $93,041. We plan to aggressively grow the Wholesale business of the Company over the next several years, primarily through acquisitions.

      Gross profit during the twelve month period ended December 31, 2003 was $3,857,497 compared to $656,550 in the comparative period in the prior year. Gross profit as a percentage of sales was 41.6% in 2003 and 37.9% in 2002. As the Wholesale businesses become a larger proportion of the overall business, we expect that gross profit as a percentage of revenue will decline. Wholesale business gross profits are generally less than the Retail business gross profits. Retail gross profits are higher because they are affected by residual payments received from carriers that do not have a direct cost of sale.

      Selling and administrative expenses during the twelve month period ended December 31, 2003 were $3,616,350 compared to $626,546 during the twelve month period ended December 31, 2002. Our selling and administrative expenses are expected to rise over the next few years as additional infrastructure is required for a relatively larger company. We expect the bulk of the incremental costs to be employment costs of additional employees.

      Selling and administrative expenses, during the twelve month period ended December 31, 2002 represented the operating costs of the Retail business for the period October 18 to December 31, 2002.

      Selling and administrative expenses during the twelve month period ended December 31, 2003, included:

               Management fees                       318,857
               Advertising & Promotion               333,176
               Bad debts                              60,803
               Insurance, licenses and taxes          29,442
               Office & general                      142,073
               Professional fees                     474,406
               Rent                                  317,436
               Repairs & maintenance                  21,739
               Telephone & Utilities                  86,405
               Travel & Auto                         188,453
               Wages & Benefits                    1,643,559
                                                   ---------
               Total                               3,616,350

      Comparisons between 2002 and 2003 selling and administrative expenses are difficult due to 2002 representing operating results for less than a full year (October 18 to December 31, 2002) compared to a full year for certain segments (Retail) but not for others (Wholesale).

      Wages and benefits increased from $338,708 during the year ended December 31, 2002 to $1,643,559 during the year ended December 31, 2003. Management fees paid for the executive management services of certain of our officers, including Mr. Simmonds, Mr. Hokkanen and Ms. Weiler, totaled $268,874 during fiscal 2003.

      Professional fees increased substantially in comparison to other costs during 2003, reflecting the significant costs of maintaining a public listing, negotiating business combinations and disseminating information about our Company. We incurred significant legal fees during the fourth quarter negotiating the acquisition of the RELM investment and financing thereof and preparing an application for an American Stock Exchange listing. We believe that although we will incur legal fees associated with future acquisitions, many of the fourth quarter legal costs may be regarded as one time non-recurring costs. In addition, many of the fourth quarter costs associated with investor relations consulting services were non-cash.

      Amortization expense during the twelve month period ended December 31, 2003 was $249,223 compared to $69,174 during the comparative period in the prior year. Amortization expense represents the continued amortization of our capital and other assets acquired in acquisitions ($186,487) and the amortization of fair market value of the residual premiums acquired in the Wireless Canada acquisition ($62,736) which we are amortizing over five years.

      Interest expense totaled $100,294 during the twelve month period ended December 31, 2003 and $25,596 during the twelve month period ended December 31, 2002. Interest expense is recorded by us on bank indebtedness, term loans and notes payable. We borrowed $1,930,000 on December 31, 2003 to acquire an asset which increased interest costs during fiscal 2004.

      Other expenses totaled $44,978 during the twelve month period ended December 31, 2003 and compared to other income of $62,000 in the comparative period in the prior year. The current period's other expenses consisted of foreign exchange losses of $84,951 arising from translating Canadian Dollar denominated liabilities translated into US Dollars during a period when the Canadian Dollar has weakened vis-a-vis the US Dollar and management fees earned from related parties totaling $39,973.

      We also recorded a $16,041 reduction of loss representing the non-controlling interest in Wireless Canada. We held an 89% ownership position in Wireless Canada as of December 31, 2003.

      Basic and diluted loss per share for the twelve month period ended December 31, 2003 was $0.01. Basic net loss per share was also $0.00 during the twelve month period ended December 31, 2002.

For the nine month period ended September 30, 2004 compared to 2003

      We have recorded a loss of $161,875 during the nine month period ended September 30, 2004 compared to net income of $94,555 in the comparative period a year ago. The current period's loss primarily arises from incremental financing costs ($133,334) attributable to a bridge loan associated with the acquisition of RELM convertible subordinated promissory notes on December 31, 2003 and additional non-cash costs ($146,563) attributable to stock and warrants issued for investor relations consulting services provided which were not fully offset by operating divisional earnings.

      Sales during the nine month period ended September 30, 2004 were $10,433,515 up from $5,910,267 during the first three quarters of fiscal 2003, representing a 77% increase in sales year over year. Sales of the retail business were $7,240,148 (representing a 32% increase year over year) and sales of combined wholesale business were $3,193,367 during the current period. Substantially all of the business units generating wholesale sales (Wireless Source and A.C. Simmonds & Sons) were acquired during the third quarter of fiscal 2003 and therefore year over year wholesale business unit growth rates are generally meaningless.

      Sales of the retail business during the nine month period ended September 30, 2004 and 2003 can be broken down into the following subcategories:

                                                    2004          2003
                                                    ----          ----
Cellular hardware, radios and accessories     $5,242,475    $3,654,492
Activation commissions and residuals           1,818,489     1,565,175
Equipment rental                                 179,184       162,887
                                              ----------    ----------
                                              $7,240,148    $5,382,554
                                              ==========    ==========

      We opened a new retail outlet in Regina, Saskatchewan and are pleased with the operating results thus far.

      Sales of the wholesale business during the current period were $3,193,367 and represent the sale of prepaid cellular cards, accessories, batteries (and other ancillary items) and commissions earned from selling Vertex-Standard two-way radios in Canada. We changed our business strategy in the battery and ancillary electronics wholesale business unit during the first quarter of fiscal 2004. We sub-licensed certain segments of the Canadian market to a related party for a two year period. In exchange the related party agreed to pay us a royalty and assumed substantially all of the operating costs effective January 2, 2004.

      Gross profit during the nine month period ended September 30, 2004 was $3,504,451 up from $2,762,828 during the first three quarters of fiscal 2003. Gross profit as a percentage of sales was 34.1% during the nine month period ended September 30, 2004, compared to 46.7% in the first three quarters of fiscal 2003. The declining gross profit on a percentage of sales basis is the result of incrementally more of our revenue derived from wholesale business year over year.

Approximately one half of our revenues are now derived from wholesale operations, whereas in the previous year almost all of the revenues were derived from retail operations.

      Total expenses during the nine month period ended September 30, 2004 were $3,799,870 compared to $2,533,892 during the nine month period ended September 30, 2003. The 50% increase in expenses is attributable to the incremental infrastructure costs incurred to ready our Company for future acquisitions, additional costs of the wholesale business units acquired thus far and the incremental costs of improved public company reporting and governance.

      Selling and administrative expenses increased from $2,292,733 during the nine month period ended September 30, 2003 to $3,549,271 during the nine month period ended September 30, 2004. Selling and administrative expenses during the nine month period ended September 30, 2004 and 2003, included:

                                          2004             2003
                                          ----             ----
Advertising and promotion           $  191,353       $  195,709
Bad debts                               17,034           11,097
Bank charges and interest                9,551               --
Corporate fees                         243,662               --
Insurance, licenses and taxes           51,533           22,454
Office and general                     166,516           99,035
Professional fees                      351,067          173,132
Rent                                   264,178          230,518
Repairs and maintenance                 12,398           10,831
Telephone and utilities                 87,230           51,959
Travel and automobile                  219,004          109,670
Directors' fees                         41,000               --
Management fees                        378,269          230,525
Wages and benefits                   1,516,476        1,157,803
                                    ----------       ----------
                                    $3,549,271       $2,292,733
                                    ==========       ==========

      Corporate fees included $146,563 representing the amortized non-cash cost of common shares issued for investor and public relations consulting services provided during the nine month period ended September 30, 2004 compared to zero in the comparative period in the prior year.

      Professional fees were $351,067 during the nine month period ended September 30, 2004 compared to $173,132 during the nine month period ended September 30, 2003.

      Management fees during the nine month period ended September 30, 2004 included $378,269 paid to a related party for the corporate executive management services and compared to $230,525 during the nine month period ended September 30, 2003. Also included in management fees during the nine month period ended September 30, 2004 is $18,283 paid to one of our former directors for consulting services provided (such services were terminated earlier in the year).

      Travel and automobile costs were $219,004 during the nine month period ended September 30, 2004 compared to $109,670 in the comparative period in the prior year. The increase is attributable to higher levels of travel associated with many of our new business initiatives.

      Wages and benefits include selling commissions which represents the majority of the increase in wage and benefit costs between the nine month period ended September 30, 2004 versus 2003.

      Amortization expense during the nine month period ended September 30, 2004 was $174,610 compared to $184,216 during the comparative period in the prior year. Amortization expense in the current period represents the continued amortization of our capital and other assets acquired in acquisitions ($143,242) and the amortization of fair market value of the residual premiums acquired in the retail business unit acquisition ($31,368) which we are amortizing over five years.

      Interest expense totaled $75,989 during the nine month period ended September 30, 2004 and $56,943 during the nine month period ended September 30, 2003.

      Other income totaled $135,079 during the nine month period ended September 30, 2004 compared to other expense of $34,347 in the comparative period in the prior year. The current period's other income consisted of a realized gain of $240,000 on the disposal of 6,000,000 Pivotal Self-Service Technologies Inc. common shares (proceeds of disposition $420,000 and a cost basis of $180,000), a realized gain on the sale of Globetech Ventures Corp. common shares of $33,845 (proceeds of disposition $37,640 and cost basis of $3,795), miscellaneous gains and losses on assets totaling a net gain of $1,749, a foreign exchange loss of $2,163, miscellaneous expense of $1,932 and non-operating interest expense, net of $136,420. Other expenses during the nine month period ended September 30, 2003 included foreign exchange translation losses of $74,981 partially offset by management fee income, from related parties prior the acquisition thereof, of $40,524.

      Non-operating interest expense included interest income of $135,000 on $2,250,000 8% convertible subordinated promissory notes of RELM Wireless Corporation offset by; (1) $133,334 financing fee associated with the short term promissory note issued to acquire the RELM notes and (2) interest expense of $138,086 on the short term promissory note.

      The loss per share for the nine month period ended September 30, 2004 was less than $0.01. Basic and full diluted earnings per share during the nine month period ended September 30, 2003 were less than $0.01.

Critical Accounting Policies and Estimates

      The discussion and analysis of results of operations and financial condition are based upon the consolidated financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States of America (GAAP). The preparation of these consolidated financial statements requires us to make estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses, and related disclosure of contingent assets and liabilities. We evaluate the estimates on an on-going basis, including those related to bad debts, inventories, investments, customer accounts, intangible assets, income taxes, and contingencies and litigation. We base our estimates on historical experience and on various other assumptions that we believe to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions. Note 3 of the "Notes to Consolidated Financial Statements" includes a summary of the significant accounting policies and methods used in the preparation of the consolidated financial statements. The following is a brief description of the more significant accounting policies and methods we use.

Inventory

      Telecommunications equipment and accessories inventory is recorded at the lower of cost and net realizable value with cost being determined by the first-in, first-out method.

Revenue Recognition

      We recognize revenue from the sale of telecommunications equipment and accessories when the products are delivered and accepted by the customer. Activation commission fees earned from the telephone companies are recognized at the time of activation by the customer. Residual commission fees are recognized at the time they are received from the telephone company. We receive co-op advertising revenue from the telephone companies based on the requirement to spend a minimum of 60% of the available co-op advertising allotment. Any amount received under this program is deducted from advertising expense.

Impairment of Long-lived Assets

      Capital assets are reviewed for impairment in accordance with Statement of Financial Accounting Standards ("SFAS") No. 144, "Accounting for the Impairment or Disposal of Long-lived Assets", which was adopted effective January 1, 2002. Under SFAS No. 144, these assets are tested for recoverability whenever events or changes in circumstances indicate that their carrying amounts may not be recoverable. An impairment charge is recognized for the amount, if any, which the carrying value of the asset exceeds the fair value.

Other Assets

      Residual premiums are amounts paid for future residual revenue of retail cellular and telecommunications subscriber business recorded at cost less accumulated amortization.

Amortization is provided for on a straight-line basis over five years. Agency fees are amortized over the term of the related agreement (ten years) on a straight line basis.

      Effective January 1, 2002, we adopted SFAS No 142, "Goodwill and Other Intangible Assets". SFAS No. 142 no longer permits the amortization of goodwill and indefinite-lived intangible assets. Instead, these assets must be reviewed annually (or more frequently under prescribed conditions) for impairment in accordance with this statement. If the carrying amount of the reporting unit's goodwill or indefinite-lived intangible assets exceeds the implied fair value, an impairment loss is recognized for an amount equal to that excess. Intangible assets that do not have indefinite lives are amortized over their useful lives.

Financial Condition

      Total assets of our Company increased from $2,006,992 at December 31, 2002 to $10,051,586 at December 31, 2003. The increase in total assets during the year ended December 31, 2003 is primarily the result of our acquisition made during the year. We acquired Prime Wireless effective March 13, 2003 and Wireless Source (including the A.C. Simmonds assets) effective September 19, 2003. Total assets increased from $10,626,346 at June 30, 2004 to $12,995,330 at September 30, 2004. The increase is the result of our acquisition of Marlon Distributors Ltd. and Prime Battery Products Limited.

      Current assets increased from $1,142,578 at the end of fiscal 2002 to $5,039,424 at the end of fiscal 2003. Current assets at December 31, 2002 consisted of accounts receivable of $684,584, inventories of $447,686 and prepaid expenses of $10,308. All of these assets relate to the Retail business of our Company. Current assets at December 31, 2003 consisted of $1,898,101 on investments (primarily representing a $1,700,000 subordinated convertible promissory note of RELM Wireless), accounts receivable of $1,476,544, inventories of $1,385,069 and prepaid expenses of $279,710. Current assets at December 31, 2003 included the current assets of Prime Wireless, Wireless Source and A.C. Simmonds division which were acquired or started during fiscal 2003. We included $160,000 of financing fees and commissions associated with a $1,930,000 promissory note issued on December 31, 2003 and are amortizing these costs over the life of the loan. Current assets increased from $5,463,573 at June 30, 2004 to $6,795,585 at September 30, 2004. The increase is the result of increases in;
(1) cash of $402,002, (2) accounts receivable of $457,114, (3) inventory of $228,238, (4) note receivable issued upon the sale of Marlon Recreational Products Ltd. of $329,080, (5) due from related parties of $47,239 and (6) prepaid expenses of $41,934.

      Capital assets, net of accumulated depreciation increased from $318,464 at December 31, 2002 to $413,421 at December 31, 2003. The increase is the result of the business acquisition and additional two-way radios purchased for a rental pool. Net capital assets increased from $414,988 at June 30, 2004 to $433,260 at September 30, 2004. The increase is the result of our acquisitions completed during the third quarter. Intangible assets increased from $4,747,785 at June 30, 2004 to $5,726,985 at September 30, 2004 due to the acquisitions. We have temporarily allocated all excess value to goodwill while we determine how best to value intangibles acquired.

      Total liabilities of our Company increased from $1,797,643 at December 31, 2002 to $5,402,987 at December 31, 2003. The increase is the result of the business acquisitions made during fiscal 2003. Total liabilities increased from $5,497,453 at June 30, 2004 to $5,882,432 at September 30, 2004. The increase is also attributable to our acquisition made in the quarter.

      Current liabilities increased from $1,317,116 at the beginning of the year to $5,104,566 at the end of the year. Current portion of long term debt increased from $333,038 at December 31, 2002 to $2,286,862 at December 31, 2003. Included in the balance at December 31, 2003 was a $1,930,000 promissory note of our Company issued in connection with the acquisition of a RELM subordinated convertible promissory note of RELM Wireless. The other significant year over increase in current liabilities was accounts payable and accrued liabilities which increased from $587,336 to $2,678,123. Due to related parties decreased during the year from $130,239 to $73,723. Current liabilities increased by $455,030 from $5,332,136 to $5,787,166 during the third quarter 2004. The increase is the result of; (1) an increase of $517,497 in accounts payable and accrued liabilities, which was primarily the result of rising operating levels and acquisitions, (2) an increase in current portion of long term debt of $32,693, (3) an increase in customer deposits of $1,799, offset by a decrease in bank indebtedness of $96,959.

      Long term debt as of fiscal year end 2003 was $251,085 compared to $417,159 at the end of fiscal 2002. Long term debt further decreased from $116,455 at June 30, 2004 to $70,068. The reduction is the result of normal contracted repayments made during the third quarter and excluding the current portions due on indebtedness. Non-controlling interest, which represents the amount of net assets owed to the parties holding the remaining 6% of Wireless Canada, reduced from $48,862 to $25,198 as a result of our acquisition of 5.7% of the minority interest at the end of the quarter.

      The stockholders' equity increased from $209,349 at December 31, 2002 to $4,648,608 at December 31, 2003. The increase of $4,439,259 is attributable to a net increase in common stock, additional paid-in capital and other comprehensive income partially offset by the loss for the year. Common stock and additional paid-in capital increased by $4,473,812 and represented:

            1. 4,000,000 common shares and 1,000,000 preferred shares of a wholly owned subsidiary which are exchangeable into 1,000,000 common shares of our Company valued collectively at $4,090,000 were issued in three acquisitions,

            2. 150,000 shares and warrants issued in a private placement for net proceeds of $225,000,

            3. 120,000 common shares issued in connection with consulting services provided valued at $151,200, and

            4. Warrants to purchase 100,000 common shares at $2.00 per share, vesting over nine months valued at $7,612 were issued for consulting services provided.

      Stockholders' equity increased from $5,128,893 at June 30, 2004 to $7,112,898 during the quarter-ended September 30, 2004. The increase is the result of:

      1. 1,325,000 shares valued at $1,136,320 issued to acquire Marlon Distributors Ltd.,

      2. 150,563 common shares issued valued at $184,969 to repay Marlon Distributors Ltd. shareholder loans,

      3. 700,000 shares issuable valued at $491,750 to acquire Prime Battery Products Limited, which has been charged to common stock subscribed until the shares were issued subsequent to September 30, 2004,

      4. 18,000 shares issuable for consulting services provided valued at $12,163, such services to be provided over a one year period,

      5. 179,151 shares issuable for a 5.7% minority interest in Wireless Age Communications Ltd., and

      6. A foreign exchange gain of $45,143 recorded in accumulated other comprehensive income, and

      7.    The earnings of $4,432 during the quarter.

      At the end of fiscal 2003, we recorded as adjustment to other comprehensive income a foreign exchange translation gain of $78,510 and an unrealized marketable securities gain of $24,244. Our deficit increased from $70,229 at December 31, 2002 to $207,536 at December 31, 2003 as a result of the $137,307 loss for the year.

Liquidity and Capital Resources

      As at September 30, 2004, we had current assets of $6,795,585 and current liabilities of $5,787,166, indicating working capital of $1,008,419 up from $131,437 at the beginning of the quarter. Our working capital ratio improved from 1.02 at the beginning of the period to 1.17 at the end. Our leverage ratio (defined as total liabilities divided by stockholders' equity) improved from
1.07 at the beginning of the quarter to 0.83 at the end.

      For the nine month period ended September 30, 2004, cash used in operating activities amounted to $558,530 primarily as a result of non cash items adjustments and various changes in operating assets and liabilities. Cash provided by investing activities during the nine month period ended September 30, 2004 amounted to $920,802 and primarily represented by cash and short term notes receivable acquired in the Marlon Distributors Ltd acquisition. Cash provided by financing activities during the nine month period ended September 30, 2004 amounted to $39,730 representing net decreases in bank indebtedness offset by increases in notes payable.

      We had $2,330,000 in bridge loans that were due and payable on September 30, 2004, however we were successful in arranging an extension of the repayment date to December 31, 2004. The bridge loans were paid in full as of the due date. We have been in discussions with several investment bankers to develop a strategy to bring financing to our Company. However, there can be no assurance that we will be able to conclude the financing on commercially acceptable terms.

      We plan to aggressively grow the wireless business through acquisitions utilizing primarily our common stock to pay for these acquisitions. Current common stock shareholders are expected to experience substantial dilution as we grow in size.

      Our ability to fund the planned growth and acquisitions is also connected to our ability to raise external financing. We are confident that the stable Wireless Canada and Prime Wireless subsidiaries form a strong base on which we can build. Additional funding will be required for acquisitions, additional working capital and pre-maturity consolidated operating losses. We plan to raise the necessary capital in an appropriate mixture of short term debt secured primarily on our liquid assets and our newly acquired businesses, long term debt, subordinated debt and equity private placements. There can be no assurance that we will be able to raise this funding as when needed.

      We do not have any material sources of liquidity of off balance sheet arrangements or transactions with unconsolidated entities.

      On October 28, 2004, we filed a registration statement with respect to the sale of up to approximately 2.8 million shares of Common Stock by certain of our shareholders. Such registration was withdrawn on February 7, 2005. This Prospectus is a re-registration of the securities included on that registration statement. The registration statement has not yet been declared effective. We will not receive any of the proceeds from a sale of the shares by such selling stockholders, if or when such registration is declared effective.

Recent Developments

Proposed Acquisition of mmWave Technologies Inc.

      We have entered into a letter of intent to acquire mmWave Technologies Inc. (mmWave), a Canadian wireless company that since 1991 has been providing a full range of high technology telecommunication solutions to the Canadian market. We believe that the acquisition of mmWave will enhance our ability to offer and deliver comprehensive wireless solutions to the Canadian market. The letter of intent provides for us to issue 4,500,000 shares of restricted common stock with limited registration rights in consideration for the acquisition of all issued and outstanding shares of mmWave. The letter of intent provides for Mr. Brad Poulos, President and CEO of mmWave, to be appointed to our Board of Directors and to serve as President of our Company, reporting to our CEO. We expect to assume and repay certain mmWave shareholder loans over a two year period, commencing at closing. The letter of intent also requires certain conditions to be satisfied prior to closing, including, without limitation, completion of satisfactory due diligence, agreement on terms of employment for Mr. Poulos and his team as well as execution of the definitive transaction documentation. There can be no certainty that the transaction with mmWave will close unless and until the foregoing conditions are satisfied.

Strategic Partnership with Azonic Corporation

      On August 30, 2004, the Company announced that it had entered into Strategic partnership with Azonic Corporation (an entity listed on the Over-the-Counter-Bulletin-Board market under the symbol AZOI) to develop and market a disposable cellular phone.

      Under the terms of the agreement, the Company agreed to acquire 4,460,000 Azonic Corporation common shares from Infinity Capital Group, Inc., for $39,500 cash, representing an 18.6% ownership position in Azonic Corporation. In addition, Azonic Corporation entered into management services contracts under which certain officers and employees of Wireless Age will provide management services to Azonic Corporation. Concurrent with the signing of the contract, Gregory Laborde resigned as Chief Executive Officer and John Simmonds was appointed Chief Executive Officer, Gary Hokkanen was appointed Chief Financial Officer, James Hardy was appointed Chief Operating Officer, David MacKinnon was appointed Chief Technology Officer and Carrie J. Weiler was appointed Corporate Secretary of Azonic Corporation. John Simmonds also became a director of Azonic Corporation.

      On January 14, 2005, the Company issued to L&M Specialties, Inc. 225,000 restricted shares of Common Stock in exchange for 400,000 Azonic Corporation common shares. The transaction was privately negotiated between the Company and L&M Specialties, Inc.

Proposed Acquisition of Westcan Wireless, Allcan Electronic Distributors and an Investment in Bluewave Antenna Systems Ltd.

      We plan to acquire a Canadian company known as 479645 Alberta Ltd., including its operating divisions Westcan Wireless and Allcan Electronic Distributors and its 80% investment in Bluewave Antenna Systems Ltd. Westcan Wireless has offices in Edmonton and Calgary, and is one of Western Canada's preeminent providers of wireless broadband (from 1 megabit per second to more than 45 megabits per second) data systems for private enterprise and one of the largest privately owned two-way radio dealers. Westcan Wireless also owns and operates VHF and UHF repeater (receive, amplify and re-transmit) systems with sixteen sites throughout north and central Alberta as well as three 800 MHz and one 400 MHz trunked radio systems in the Edmonton area.

These trunked two-way radio systems dynamically select an unused radio channel or trunk from a pool of available channels when communication is initiated. This pooling of resources allows more users to be serviced with fewer channels.

      Allcan was started in 1977 and today provides wireless communications, data and cellular support equipment to clients across Canada. 479645 Alberta Ltd. is the majority and controlling shareholder of Bluewave Antenna Systems Ltd. of Calgary. Bluewave is a market leading manufacturer of quality antennas for supervisory control and data acquisition wireless automation, often referred to as SCADA. Bluewave serves wireless local-loop (the connection between telephone or data equipment and the telephone service provider) sectors throughout North America and selected international markets. SCADA is a category of software application program for process control, the gathering of data in real time from remote locations in order to control equipment and conditions. SCADA is used in power plants as well as in oil and gas refining, telecommunications, transportation, and water and waste control. The acquisition is subject to further due diligence, various approvals and financing arrangements.

      Under the terms of our letter of intent we intend to acquire 479645 Alberta Ltd. for approximately $7,500,000 (CAD$9,000,000), paid-in shares of our common stock. The number of common shares will be based on the weighted average share price of our common stock for the immediate 60 trading days prior to closing. We have agreed to register 25% of the shares issued in this transaction within 90 days of closing. We also agreed to issue warrants to purchase 432,750 shares of our common stock at exercise prices between $1.50 and $3.00 per share. The sellers of 479645 Alberta Ltd. are entitled to be paid in cash the net profits of 479645 Alberta Ltd. for the period June 1, 2004 to closing.

      We had agreed to acquire 479645 Alberta Ltd. on July 6, 2004, however prior to closing a secured lender of 479645 Alberta Ltd. informed us that if the transaction proceeded they would have to be repaid in full. We were unwilling to proceed on this basis and organized replacement financing for 479645 Alberta Ltd. We did not close the acquisition of 479645 Alberta Ltd. on November 7, 2004 primarily due to delays in assembling the replacement financing for a secured lender. The new bank continued to complete due diligence, including a field exam of the proposed security under the contemplated loan. We mutually agreed with the seller to extend the proposed closing date to March 15, 2005 on the same terms as the November 7, 2004 extension. The assets of 479645 Alberta Ltd. represent over 40% of our assets and will therefore be considered a material acquisition by our Company. We expect to report on the acquisition under Form 8-K rules as soon as all material terms and conditions are concluded. As of this date, there remain several issues that must to be resolved, most of which fall within the replacement financing category and the consent of a few key suppliers, customers and secondary lenders.

Proposed Acquisition of Knowlton Pass Inc. and Knowlton Pass' Agreements with MaxTel Wireless Inc.

      We plan to acquire Knowlton Pass Electronics Inc. (Knowlton Pass) that is developing a technology which optimizes bandwidth utilization making a greater number of signals available across wireless communications networks. We intend to develop and deploy the Knowlton Pass approach to participate in the wireless delivery of television, high speed internet and telephony products.

      As part of the transaction, Mr. David MacKinnon and Mr. James Hardy have joined our Company as key employees. Mr. MacKinnon, became Chief Technology Officer and was formerly a Vice-President of Lavalin Inc. and former CEO of E-Concept Inc. is holder of several technology patents. Mr. MacKinnon is principally dedicated to the Knowlton Pass/MaxTel initiative but spends a small amount of time on our Company's matters. Mr. Hardy, became our Chief Operating Officer. Mr. Hardy is a former Vice-President of Oracle Corporation Canada Inc. and former president of Iceberg Media Inc.

      On October 15, 2004, Knowlton Pass entered into a strategic agreement with MaxTel Wireless Inc. (MaxTel to manage and further develop the combined wireless communications business in the Niagara, Ontario, Canada corridor. The development of the combined business is known as our "Wireless Works" initiative.

      Knowlton Pass has agreed to become MaxTel's exclusive agent thereby managing its existing client base for an initial term of 10 years. Under the terms of the agreement Knowlton Pass will lease the existing network and take advantage of the excess capacity in their network. Knowlton Pass will receive 90% of the gross revenue received for managing the existing contracts and spectrum and 7.5% from future contracts. Knowlton Pass will pay MaxTel 20% of gross revenues received from existing contracts and 10% from new contracts as rent for utilizing the network.

      On July 26, 2004, we announced that we had agreed to fund the development of the Knowlton Pass business plan by way of a loan. Under the terms of the Knowlton Pass agreement we agreed to fund development of the project through draws of no more than $80,000 (CAD$100,000) per month. We also have an option (but not the obligation) to acquire all of the issued and outstanding Knowlton Pass common shares between September 1, 2004 and January 2, 2005 in exchange for 540,000 shares of our common stock. On January 2, 2005, we mutually agreed by verbal consent with the shareholders of Knowlton Pass to extend the expiration date of the option, on the same terms and conditions as the original option except with respect to such expiration date, until the close of business March 31, 2005.

Acquisition of Marlon Distributors Ltd.

      On July 30, 2004 we acquired Marlon Distributors Ltd. of Surrey, British Columbia, Canada. Marlon distributes wireless communications and recreational products in Western Canada, including the Vertex Standard line of products which, through our wholly owned subsidiary Prime Wireless Corporation, we hold the exclusive Canadian distribution rights. The wireless communications products distributed include mobile and portable two-way radios, accessories, antennas, parts, power supplies and security monitoring equipment. The recreational products distributed include watercraft and snowmobile trailers, parts, low-end all-terrain vehicles, motorbikes, canopies, boats and kayaks. Consolidated revenues of Marlon, including its wholly owned subsidiary Marlon Recreational Products Ltd., were approximately $2.3 million (CDN$3.2 million) during the year ended December 31, 2003. We expect that the acquisition of Marlon will provide opportunities to improve our business operations in the British Columbia wireless communications market.

SureCells Sub-License Agreement

      On August 1, 2004, we sub-licensed a newly formed entity called SureCells Portable Power Ltd. (SureCells Power) the North American market for the development and distribution of SureCells brand batteries and flashlights. SureCells' primary channel to market is to distribute battery packages through fund raising ventures with schools, churches or children's sports teams. These fund raising ventures have historically distributed cookies, candy and other consumable products. SureCells distributes the battery packages to the fund raising ventures at a profit and the venture in turn distributes the packages directly to consumers at an additional profit. SureCells also is attempting to develop other private label battery initiatives through other wholesale distribution channels its ownership group has utilized in the past. These could be Shenzhen Konnoc batteries manufactured with existing retailer labeling. Under the terms of the Agreement, which initially expires on December 31, 2005 but is renewable for a subsequent one year term, SureCells acquires batteries either;
(a) directly from us at a 7% markup over cost or, (b) directly from Shenzhen Konnoc, under the supply agreement Prime Battery Products Limited is a party to. Under the former, SureCells is obligated to pay us directly the 7% royalty. In addition, SureCells Power agreed to acquire substantially all of the existing battery inventory at landed cost plus 7% and all customer lists, marketing materials, booths and displays.

Acquisition of Prime Battery Products Limited

      On September 16, 2004 we acquired Prime Battery Products Limited from Phantom Fiber Corporation. Under terms of the purchase and sale agreement, Phantom Fiber Corporation will receive 700,000 common shares of our Company. In addition, we will issue 200,000 additional common shares as an earn out over a one year period from closing. As part of the transaction we agreed to register for resale all such 700,000 shares.

Sale of Marlon Recreational Products Ltd.

      On September 30, 2004 we completed the sale of Marlon Recreational Products Ltd. to a group of former shareholders of Marlon Distributors Ltd.

      Marlon Recreational was a wholly-owned subsidiary of Marlon Distributors, which was acquired by us on July 30, 2004. Pursuant to the terms of the transaction, our subsidiary Marlon Distributors, received total consideration of $335,000 (CAD$425,000), consisting of $177,000 (CAD$225,000) cash at closing and a short term note receivable of $158,000 (CAD$200,000).

RELM Wireless Corporation Proposal

      On July 16, 2004, we delivered a letter to the Board of Directors of Relm Wireless Corporation ("Relm Wireless") indicating that we were prepared to acquire Relm Wireless. On December 29, 2004 we issued a public statement reflecting our determination to terminate the proposal.

Placement Agreement and Amendment to Note Purchase and Security Agreement

      On December 31, 2003 we borrowed $1,930,000 from Stacey Minichiello and entered into a Note Purchase and Security Agreement. The purpose of the loan was to acquire $1,700,000 of Relm Wireless Corporation subordinated promissory notes. On January 21, 2004, we borrowed an additional $400,000 from Stacey Minichiello under the same agreement. These funds were used for general corporate purposes. The loans were originally due and payable on June 30, 2004, however we agreed with Stacey Minichiello under an amendment to the promissory notes to extend the repayment date to September 30, 2004. As part of the loan amendment transaction, we entered into a Placement Agreement with Robert Sim, Rosemary Sim and 101016305 Saskatchewan Ltd. (collectively the Sellers) pursuant to which we undertook to make a private placement of 500,000 of the Sellers' common shares prior to July 15, 2004. We executed and closed the private placement and the loan repayment date was extended to September 30, 2004. On September 30, 2004, we again undertook to make a private placement of a further 500,000 of the Seller's common shares prior to October 22, 2004. We executed and closed the private placement and the loan repayment date was extended to December 31, 2004. The loans were repaid in full by our Company as of the due date.

Controls and Procedures

      We maintain disclosure controls and procedures designed to ensure that information required to be disclosed in reports filed under the Securities Exchange Act of 1934, as amended, is recorded, processed, summarized and reported within the specified time periods. As of the end of each of the periods covered by the foregoing disclosures, our Chief Executive Officer and Chief Financial Officer evaluated, with the assistance and participation of our Company's management, the effectiveness of the Corporation's disclosure controls and procedures. Based on the evaluation, which disclosed no significant deficiencies or material weaknesses, our Chief Executive Officer and Chief Financial Officer concluded that our disclosure controls and procedures are effective for gathering, analyzing and disclosing the information we are required to disclose and file with the U.S. Securities and Exchange Commission within the time periods specified in the SEC's rules and forms as well as with respect to the information included or incorporated by reference into this registration statement. There were no changes in our control over financial reporting that occurred during our most recent fiscal quarter that have materially affected, or are reasonably likely to materially affect, our internal control over financial reporting.

                                    EMPLOYEES

      As of the date of this Prospectus, the Company has 77 employees of which 56 are full time. We believe our employee relations are good. None of our employees is represented by a collective bargaining unit.

                    [Prospectus Continues on Following Page]

                             DESCRIPTION OF PROPERTY

      The executive offices of Wireless Age are located at 13980 Jane Street, King City, Ontario, Canada, L7B 3A8 (tel. 905-833-0808, fax 905-833-6942). The
executive offices, consisting of approximately 1,500 square feet, are rented on a month to month basis from King Stables which is solely owned by John G. Simmonds the Company's Chief Executive Officer. Wireless Canada's and Wireless Source's offices are located at 1408 Broad Street, Regina, Saskatchewan, Canada, S4R 1Y9 (tel. 306-751-7720, fax 306-751-7726). The Wireless Canada and Wireless Source offices, consist of approximately 4,000 square feet and are leased until November 2005. A.C. Simmonds & Sons, a division of Wireless Source has a distribution facility at 180 Trower Road, Unit 18, Woodbridge, Ontario, Canada, L4L 8A6. The A.C. Simmonds & Sons facility occupies approximately 3,000 square feet and is leased until February 2005. Wireless Canada's retail operations consist of ten retail stores located in Saskatchewan and Manitoba, Canada. The following is a summary of the retail, warehouse and office locations:

                                                                Leased/
     Address                                     Square Feet    Owned       Expiry of Lease

     1408B Broad Street, Regina (office)             2,000      Leased      May 2006
     Unit 18, 180 Trowers Rd., Woodbridge,
     Ontario (warehouse)                             2,958      Leased      February 2005

     Retail:
     4131 Rochdale Blvd., Regina                     1,255      Leased      March 2009
     2223 Victoria Ave. East, Regina                   675      Leased      October 2006
     1401 Broad Street, Regina                       3,996      Leased      November 2005
     2325 Preston Ave., Saskatoon                      403      Leased      September 2006
     300 Circle Dr., Saskatoon                       2,050      Leased      February 2008
     105-3393 Portage Ave. Winnipeg                  1,545      Leased      November 2008
     Unit 76, Cityplace, Winnipeg                      576      Leased      June 2005
     Unit 247-393 Portage Ave., Winnipeg               777      Leased      October 2006
     Unit 241, Garden City Kiosk, Winnipeg             108      Leased      March 2004
     Unit 209, Garden City Center, Winnipeg          2,071      Leased      December 2008

                    [Prospectus Continues on Following Page]

              CERTAIN RELATIONSHIPS AND RELATED STOCKHOLDER MATTERS

      On March 13, 2003 the Company agreed to purchase all of the issued and outstanding shares of Prime Wireless Corporation ("Prime") from Pivotal Self-Service Technologies Inc. ("Pivotal"), including all of the intellectual property rights of Prime to operate its business, the name of Prime, its Vertex Standard Distribution Agreement, its Midland Master License including all sub-licenses, inventory, accounts receivable, trademarks, copyrights and tooling, in exchange for 1,500,000 shares of Company Common Stock. Mr. John Simmonds, Chairman and CEO of the Company and Mr. Gary Hokkanen, CFO of the Company, provide management services to Pivotal. In addition, Mr. Brian Usher-Jones serves on the Board of Directors of Pivotal as well as on the Board of the Company. Each of Mr. Simmonds and Mr. Usher-Jones recused themselves from deliberation and voting on all matters related to the Board's approval of the Company's acquisition of Prime which the Board deemed to be fair and reasonable to the Company as of such date.

      On July 2, 2003, the Company acquired all of the current lines of business operated by a sibling of John Simmonds, CEO and Chairman of the Board of the Company under the trade-name A.C. Simmonds & Sons in exchange for 1,500,000 shares of the Company's Common Stock. The A.C. Simmonds & Sons lines of business consist primarily of the sale of electronics products to certain customers and clients. Since July 2, 2003, and in anticipation of the acquisition of Wireless Source Distribution Ltd. ("Wireless Source", discussed below), the Company operated the A.C. Simmonds & Sons Business through financing from Wireless Source, and, upon the Company's acquisition of Wireless Source on September 19, 2003, the A.C. Simmonds & Sons Business became a division of Wireless Source.

      On September 19, 2003, the Company acquired all of the issued and outstanding common shares of Wireless Source Distribution Ltd. from related parties. Wireless Source was owned 50% by an Dallas L. Robinson, former CEO of the Company and an officer of a subsidiary of the Company, Wireless Age Communications Ltd. and 50% by an entity solely owned by Robert Sim, then a director of the Company who resigned on January 18, 2004. The acquisition was consummated through a series of agreements. On September 19, 2003 the Company and a wholly owned subsidiary, (1588102 Ontario) entered into a Share Exchange Agreement with an officer of Wireless Age Communications Ltd. under which 1588102 Ontario issued 1,000,000 preferred shares of itself to Mr. Robinson, for 50 class B common shares of Wireless Source. The exchangeable preferred shares held by Mr. Robinson were exchanged into 1,000,000 shares of the Company's Common Stock in 2004. The Company also entered into a Stock Purchase Agreement with an entity solely owned by Robert Sim under which the Company issued 1,000,000 shares of the Company's Common Stock to the entity in exchange for 50 class B common shares of Wireless Source. As total consideration the Company issued 1,000,000 shares of the Company's Common Stock and 1,000,000 preferred shares of 1588102 Ontario valued at $2,740,000. The Company's consolidated financial statements include the operating results of Wireless Source from September 1, 2003.

      Mr. Simmonds privately purchased 50,000 shares of the Company's Common Stock in August 2003, 50,000 shares of the Company's Common Stock and warrants to purchase 50,000 shares of the Company's Common Stock in November 2003 on terms and conditions approved by the Board of Directors of the Company and deemed fair and reasonable as of such dates.

      Mr. Brian Usher-Jones privately purchased 300,000 shares of the Company's Common Stock in July 2003, 500,000 shares of the Company's Common Stock in August 2003 and an additional 50,000 shares of the Company's Common Stock and warrants to purchase 50,000 shares of the Company's Common Stock in November 2003 on terms and conditions approved by the Board of Directors of the Company and deemed fair and reasonable as of such dates.

      Mr. Adelberg privately purchased 100,000 shares of the Company's Common Stock in May 2003, 500,000 shares of the Company's Common Stock in August 2003 and an additional 50,000 shares of the Company's Common Stock and warrants to purchase 50,000 shares of the Company's Common Stock in November 2003 on terms and conditions approved by the Board of Directors of the Company and deemed fair and reasonable as of such dates.

      The Company's Chief Executive Officer and Chairman of the Board of Directors, Mr. John Simmonds, the Chief Financial Officer, Mr. Gary Hokkanen, and the Corporate Secretary, Ms. Carrie Weiler, were compensated in 2003 pursuant to the terms of a Management Services Agreement between Simmonds Capital Limited and the Company. Management fees paid for the executive management services of such officers of the Company under the Management Services Agreement totaled $268,874 during Fiscal Year 2003. On May 1, 2003, the Company by verbal consent entered into the management services agreement with Simmonds Capital Limited pursuant to which Simmonds Capital Limited would provide executive, accounting and financial reporting, human resources, information technology and other general management and administrative services to the Company. The initial term of the agreement was one year. The agreement would automatically renew for a two year period after the first year, unless either party provided written notice of cancellation prior to 60 days of expiration of the initial term. Neither party provided written notice of cancellation prior to the expiration of the initial term. Under the terms of the agreement the Company agreed to pay $35,000 per month for services rendered. The services provided under the agreement are primarily provided by John G. Simmonds, as Chief Executive Officer, Gary N. Hokkanen, as Chief Financial Officer and Carrie J. Weiler, as Corporate Secretary. On January 1, 2004, the agreement was effectively assigned from Simmonds Capital Limited to Simmonds Mercantile and Management Inc. a private Canadian corporation owned by John Simmonds, Carrie Weiler, Gary Hokkanen and Graham Simmonds.

      The Company entered into a Placement Agreement as of June 30, 2004 with Robert Sim, Rosemary Sim and 101016305 Saskatchewan Ltd. (collectively, the "Sellers"), providing for the Company's private secondary restricted stock placement of an aggregate of 2,499,450 shares of Company Common Stock, par value $.001 per share (the "Shares"). The basic terms of the Placement Agreement provided for a firm commitment first tranche placement of 500,000 Sellers' Shares in a restricted stock placement, which closed July 9, 2004. The Placement Agreement provided for the exercise of Company best efforts to cause a second tranche restricted stock placement of 1,999,450 Sellers' Shares, on or before the close of business on September 30, 2004 (the "Second Tranche"). In addition, the Company negotiated the option for the secondary private restricted stock placement of up to 1 million additional Shares owned by 101016305 Saskatchewan Ltd. The Company did not close the Second Tranche or exercise the option. In connection with the Placement Agreement, the Company's obligations with respect to the (i) the Note Purchase and Security Agreement between the Company and Stacey Minichiello, dated as of December 31, 2003; (ii) a Note issued thereunder in the principal amount of $1,930,000.00 (the "First Note"), and (iii) a second Note in the principal amount of $400,000.00, dated as of January 21, 2004 (together with the First Note, each as amended June 30, 2004, collectively the "Notes") were extended to September 30, 2004. Robert Sim is a former director of the Company. Mr. Sim resigned as a director of the Company on January 18, 2004.

      On September 30, 2004 the Company entered into an agreement to further amend the Notes, and to amend the Placement Agreement entered into with Robert Sim, Rosemary Sim and 101016305 Saskatchewan Ltd., dated as of June 30, 2004 (together with the Notes, as amended, referred to as the "September Amendments"). Pursuant to the terms of the September Amendments, the maturity date for repayment of the Notes was extended to December 31, 2004. The terms of the placement under the Placement Agreement No. 2 provided for a firm commitment placement of 500,000 Sellers' Shares in a restricted stock placement, which closed during November 2004. Under the terms of the September Amendments the Company agreed to issue certain promissory notes. The Company issued a $50,000 non-interest bearing note to Robert Sim repayable in six monthly installments of $8,334 on the first of the month beginning November 1, 2004 and ending on April 1, 2005. This note was issued in exchange for 18,750 common shares of Wireless Age Communications Ltd., the Company's majority owned subsidiary ("Wireless Canada"), which represents an ownership position of approximately 1.3%. In addition, the Company issued another $50,000 note on the exact same terms and conditions to Diane Sim, the former spouse of Robert Sim. The Company also issued a CAD$119,165 non-interest bearing note to Robert Sim repayable in six monthly installments of CAD$19,860.83 beginning on November 1, 2004 and ending on April 1, 2005. This note was in repayment of amounts owed to Robert Sim in respect of shareholder loans he provided the Company while he was a director that had no specific repayment terms. In connection with the transaction, the Company also acquired 30,000 shares of Wireless Canada held by Rosemary Sim, Robert Sim's spouse, in exchange for the issuance on January 10, 2005 of 61,200 restricted shares of the Company's Common Stock to Rosemary Sim.

      The Board believes that all of the foregoing related party transactions were made on terms that were fair and reasonable to the Company. Directors having an economic interest in the outcome of such transactions did not participate in the deliberation or voting with respect to such actions on the part of the Company.

                    [Prospectus Continues on Following Page]

                MARKET FOR COMMON EQUITY AND RELATED TRANSACTIONS

      The price per share of Company Common Stock is quoted on the NASD's OTC Bulletin Board under the symbol "WLSA". Prior to October 29, 2002 the Company's stock did not trade.

      The following table sets forth for the periods indicated the high and low close prices for the Common Shares in U.S. Dollars. These quotations reflect only inter dealer prices, without retail mark up, mark down or commissions and may not represent actual transactions.

         -----------------------------------------------------------
               Quarter Ended               High            Low
         -----------------------------------------------------------
             December 31, 2004            $0.96           $0.56
         -----------------------------------------------------------
             September 30, 2004           $1.78           $0.76
         -----------------------------------------------------------
               June 30, 2004              $1.78           $1.20
         -----------------------------------------------------------
               March 31, 2004             $0.50           $0.15
         -----------------------------------------------------------
             December 31, 2003            $4.95           $1.98
         -----------------------------------------------------------
             September 30, 2003           $2.25           $0.71
         -----------------------------------------------------------
               June 30, 2003              $5.60           $0.90
         -----------------------------------------------------------
               March 31, 2003             $5.55           $4.95
         -----------------------------------------------------------
             December 31, 2002            $5.03           $0.02
         -----------------------------------------------------------

      As of the date of this Prospectus the Company has approximately 7,068 shareholders.

      The Company does not expect to pay a cash dividend on its common stock in the foreseeable future. Payment of dividends in the future will depend on the Company's earnings and its cash requirements at that time.

      The Company does not have any securities authorized for issuance under equity compensation plans.

                    [Prospectus Continues on Following Page]

                             EXECUTIVE COMPENSATION

      The following table sets forth compensation for each of the past three fiscal years with respect to each person who served as Officer of the Company and who had total annual salary and bonuses exceeding $100,000 as of the end of any of the three preceding fiscal years.

                           Summary Compensation Table
   -----------------------------------------------------------------------------
                               Annual Compensation
   -----------------------------------------------------------------------------
                                                                      Other
        Name and Principal                                            Annual
             Position           Year      Salary       Bonus       Compensation
   -----------------------------------------------------------------------------
   John G. Simmonds (1)         2004     $267,425      --            --
   Chief Executive Officer      2003     $ 92,362      --            $5,000(2)
   -----------------------------------------------------------------------------
   Gary N. Hokkanen             2004     $112,708      --            --
   Chief Financial Officer      2003     (3)           (3)           (3)
   -----------------------------------------------------------------------------
   Carrie J. Weiler             2004     $100,284      --            --
   Corporate Secretary          2003     (3)           (3)           (3)
   -----------------------------------------------------------------------------
   Dallas Robinson (4)          2003     $21,757       --            $1,532(5)
   Chief Executive Officer      2002     $16,318       $ 16,579      $1,149(5)
   -----------------------------------------------------------------------------
   Kenneth McAlpine
   Chief Executive Officer      2001     --            --            --
   -----------------------------------------------------------------------------

(1)   Mr. Simmonds joined the Company in March 2003.

(2) 2003 Board service fees. Following the 2004 Annual Meeting of Shareholders, no board service fees are paid to employees of the Company serving on the Board of Directors.

(3)   Total annual salary and bonuses were less than $100,000.

(4)   Mr. Robinson served as CEO during 2002 and resigned as CEO in March 2003.

(5)   Automobile allowances.

                    [Prospectus Continues on Following Page]

                              CHANGE OF ACCOUNTANTS

      On February 5, 2004, the Company dismissed Amisano Hanson, Chartered Accountants, ("Amisano Hanson") as its principal accountants. Such action had been previously approved by the Registrant's Board of Directors. Amisano Hanson's report on the financial statements of the Company for the past year did not contain an adverse opinion or disclaimer of opinion, and was not modified as to audit scope or accounting principles. From the time of Amisano Hanson's appointment as the Company's auditors on January 22, 2001, through the date of termination, there had been no disagreements with Amisano Hanson on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Amisano Hanson, would have caused it to make reference to the subject matter of the disagreements in connection with its report, including, without limitation, with respect to matters regarding reliable internal controls of the Company or any unwillingness to rely on representations of the Company.

      On February 5, 2004, the Company retained Mintz & Partners LLP of Toronto, Ontario, Canada, as the Company's independent accountants to conduct an audit of the Registrant's financial statements for the fiscal year ended December 31, 2003. This action was previously approved by the Company's Audit Committee and ratified by the entire Board of Directors.

                                     EXPERTS

      The consolidated financial statements incorporated in this prospectus by reference from our Annual Report on Form 10-KSB for the year ended December 31, 2003 have been audited by Mintz & Partners LLP (for the year ended December 31,
2003) and by Amisano Hanson, Chartered Accountants (for the year ended December 31, 2002), independent auditors, as stated in their reports (which respective reports each express an unqualified opinion) which are incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

                    [Prospectus Continues on Following Page]

                            DESCRIPTION OF SECURITIES

      The following summary describes the material terms of our capital stock. To fully understand the actual terms of the capital stock you should refer to our certificate of incorporation, as amended, and our bylaws. The summary does not give effect to the exercise of outstanding warrants or options to purchase common stock except where noted.

AUTHORIZED AND OUTSTANDING CAPITAL STOCK

      Our authorized capital stock consists of 100,000,000 shares of common stock and 10,000,000 shares of preferred stock. As of the date of this Prospectus there are 23,831,046 shares of common stock, issued and outstanding. Upon the exercise of outstanding warrants for 183,333 shares of common stock there will be an aggregate of 24,014,379 shares of common stock issued and outstanding on a fully diluted basis. There are approximately 75 holders of record of our common stock as of the date of this Prospectus and approximately 7,000 shareholders that hold their respective stock in "street name" client accounts of broker-dealers and/or banks.

COMMON STOCK

      Voting Rights. The holders of our stock have one vote per share. Holders of our stock are not entitled to vote cumulatively for the election of directors. Generally, all matters to be voted on by shareholders must be approved by a majority, or, in the case of the election of directors, by a plurality, of the votes cast at a meeting at which a quorum is present, voting together as a single class.

      Dividends. Holders of common stock will share ratably in any dividends declared by our board of directors. Dividends consisting of shares of common stock may be paid to holders of shares of common stock.

      Other Rights. Upon the liquidation, dissolution or winding up of Wireless Age, all holders of common stock are entitled to share ratably in any assets available for distribution to holders of shares of common stock. No shares of common stock are subject to redemption or have preemptive rights to purchase additional shares of common stock.

PREFERRED STOCK

      Voting rights. The holders of preferred stock shall have such voting powers, full or limited, or no voting powers, as shall be stated in the resolution or resolutions providing for the issuance of such series adopted by the Board of Directors.

      Dividends. Holders of preferred stock will share ratably in any dividends declared by our Board of Directors, but may have preferential rights over the holders of common stock, as shall be stated in the resolution or resolutions providing for the issuance of such series adopted by the Board of Directors. Such dividends may be payable either in cash, in property, or in shares of common stock. There have been no issuances of preferred stock to date.

      Other Rights. Upon the liquidation, dissolution or winding up of Wireless Age, after payment or provision for payment of debts and other liabilities of the Company, holders of preferred stock may be entitled to preferential amounts in the net assets of the Company, as shall be stated in the resolution or resolutions providing for the issuance of such series of preferred stock adopted by the Board of Directors.

WARRANTS

      We have issued warrants to exercisable for the purchase of acquire up to183,333 shares of common stock, none of which shares are being registered hereunder. The warrants to acquire such shares of common stock have an exercise price of $ 2.00 per share of common stock, of which 150,000 are exercisable until October 15, 2006 and 33,333 expire on September 30, 2005.

OPTIONS

      As of the date of this Prospectus, we have granted no options to purchase shares of common stock.

      In May 2004, our Board of Directors approved presentation of an equity incentive plan to the Company's shareholders. The plan was not ratified by our shareholders and no options were issued under the plan. We intend to reintroduce a new equity incentive plan for ratification at the 2005 annual meeting of shareholders.

TRADING OF THE COMPANY'S COMMON STOCK ON THE OTC/BB SYSTEM

      Our common stock is quoted for trading on the Over-The-Counter Bulletin Board (OTC/BB) under the symbol "WLSA".

NO PREEMPTIVE RIGHTS

      No holder of any class of our stock has any preemptive right to subscribe for or purchase any kind or class of our securities.

TRANSFER AGENT

      The transfer agent for our common stock is Corporate Stock Transfer, 3200 Cherry Creek Drive South, Suite 430, Denver, CO 80209, Telephone 303-282-4800, Fax 303-282-5800.

SHARES ELIGIBLE FOR FUTURE SALE

      To date, there has been limited volume in the public market for our common stock. No prediction can be made as to the effect, if any, that sales of common stock or the availability of common stock for sale will have on the market price of our common stock. The market price of our common stock could drop due to sale of a large number of shares of our common stock or the perception that such sales could occur. These factors could also make it more difficult to raise funds through future offerings of common stock.

      As of the date of this Prospectus, after giving effect to the exercise of all outstanding warrants and options, the Company will have approximately 24,014,379 shares of common stock issued and outstanding. Approximately 13,198,979 shares are currently freely tradable. The remaining approximate 10,815,400 shares of common stock are "restricted securities" within the meaning of Rule 144 under the Securities Act. The restricted securities generally may not be sold unless they are registered under the Securities Act or sold pursuant to an exemption from registration, such as the exemption provided by Rule 144 under the Securities Act.

      In general, under Rule 144 as currently in effect, any person or persons whose shares are required to be aggregated, including any affiliate of ours, who has beneficially owned shares for a period of at least one year is entitled to sell, within any three-month period, commencing 90 days after the date of this prospectus, a number of shares that does not exceed the greater of: (i) 1% of the then outstanding shares of common stock, which is currently approximately 238,310 shares as of the date of this offering including the shares registered hereunder; or (ii) the average weekly trading volume in the common stock during the four calendar weeks immediately preceding the date on which the notice of such sale on Form 144 is filed with the Securities and Exchange Commission. Sales under Rule 144 are also subject to certain provisions relating to notice and manner of sale and the availability of current public information about us during the 90 days immediately preceding a sale. Under Rule 144, a person who is not an affiliate of ours during the 90 days preceding a sale and who has beneficially owned the shares proposed to be sold for at least two years would be entitled to sell such shares under Rule 144(k) without regard to the volume limitation and other conditions described above.

      We have not filed any registration statements on Form S-8, however we may do so in the future. The Form S-8 permits the freely tradable resale in the public market of shares so registered.

PENNY STOCK

      Because the Company's common stock is not traded on a stock exchange or on the Nasdaq National Market or the Nasdaq Small-Cap Market, and the market price of the common stock is less than $5.00 per share, the common stock is classified as a "penny stock". This makes it subject to reporting, disclosure and other rules imposed on broker-dealers by the Securities and Exchange Commission requiring brokers and dealers to do the following in connection with transactions in penny stocks:

      Prior to the transaction, to approve the person's account for transactions in penny stocks by obtaining information from the person regarding his or her financial situation, investment experience and objectives, to reasonably determine based on that information that transactions in penny stocks are suitable for the person, and that the person has sufficient knowledge and experience in financial matters that the person or his or her independent advisor reasonably may be expected to be capable of evaluating the risks of transactions in penny stocks. In addition, the broker or dealer must deliver to the person a written statement setting forth the basis for the determination and advising in highlighted format that it is unlawful for the broker or dealer to effect a transaction in a penny stock unless the broker or dealer has received, prior to the transaction, a written agreement from the person. Further, the broker or dealer must receive a manually signed and dated written agreement from the person in order to effectuate any transactions is a penny stock.

      Prior to the transaction, the broker or dealer must disclose to the customer the inside bid quotation for the penny stock and, if there is no inside bid quotation or inside offer quotation, he or she must disclose the offer price for the security transacted for a customer on a principal basis unless exempt from doing so under the rules.

      Prior to the transaction, the broker or dealer must disclose the aggregate amount of compensation received or to be received by the broker or dealer in connection with the transaction, and the aggregate amount of cash compensation received or to be received by any associated person of the broker dealer, other than a person whose function in solely clerical or ministerial.

      The broker or dealer who has effected sales of penny stock to a customer, unless exempted by the rules, is required to send to the customer a written statement containing the identity and number of shares or units of each such security and the estimated market value of the security. Imposing these reporting and disclosure requirements on a broker or dealer make it unlawful for the broker or dealer to effect transactions in penny stocks on behalf of customers.

                      INTEREST OF NAMED EXPERTS AND COUNSEL

      No expert or counsel within the meaning of those terms under Item 504 of Regulation S-B will receive a direct or indirect interest in the small business issuer or was a promoter, underwriter, voting trustee, director, officer, or employee, of the Company. Nor does any such expert have any contingent based agreement with the Company or any other interest in or connection to the Company.

                    [Prospectus Continues on Following Page]

                     COMMISSION POSITION ON INDEMNIFICATION

      Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                       WHERE YOU CAN FIND MORE INFORMATION

      We file annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission. You may read and copy materials that we have filed with the Securities and Exchange Commission at the Securities and Exchange Commission public reference room located at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549. Please call the Securities and Exchange Commission at 1-800-SEC-0330 for further information on the public reference room. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically. Our Securities and Exchange Commission filings are also available to the public on the Securities and Exchange Commission's Internet website at http://www.sec.gov.

                    [Prospectus Continues on Following Page]

                              FINANCIAL STATEMENTS

                        Wireless Age Communications, Inc.

SEPTEMBER 30, 2004 FINANCIALS STATEMENTS (UNAUDITED)

Condensed Financial Statements (unaudited)
     Condensed Consolidated Balance Sheet ............................................   F  2
     Condensed Consolidated Statements of Operations and Comprehensive Income (Loss) .   F  3
     Condensed Consolidated Statements of Stockholders' Equity .......................   F  5
     Condensed Consolidated Statements of Cash Flows .................................   F  9
     Notes to Condensed Consolidated Financial Statements ............................   F 12

DECEMBER 31, 2003 and 2002 FINANCIALS STATEMENTS

2003 REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM .........................   F 28
2002 REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM .........................   F 29

     CONSOLIDATED BALANCE SHEETS .....................................................   F 30
     CONSOLIDATED STATEMENTS OF OPERATIONS ...........................................   F 31
     CONSOLIDATED STATEMENTS OF CASH FLOWS ...........................................   F 32
     CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY (DEFICIENCY) .....................   F 34
     NOTES TO FINANCIAL STATEMENTS ...................................................   F 35

                         Condensed Financial Statements
                        Wireless Age Communications, Inc.
                      Condensed Consolidated Balance Sheet
                               September 30, 2004
                             (Stated in US Dollars)
                                   (UNAUDITED)

ASSETS

Current Assets:
   Cash and cash equivalents                                                $    402,002
    Receivables                                                                1,738,950
    Note receivable                                                              329,080
    Inventory                                                                  1,510,074
    Investments (note 4)                                                       2,420,000
    Due from related parties                                                      87,644
    Prepaid expenses                                                             307,835
                                                                            ------------
                                                                               6,795,585
                                                                            ------------

Capital assets, net of accumulated amortization of $872,837                      433,260
Investments (note 4)                                                              39,500
Intangible assets and goodwill (note 5)                                        5,726,985

                                                                            ------------
TOTAL ASSETS                                                                $ 12,995,330
                                                                            ------------

LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities:
   Accounts payable and accrued liabilities                                 $  3,197,699
     Customer deposits                                                            17,552
     Current portion of long-term debt (note 6)                                2,571,915
                                                                            ------------
Total current liabilities                                                      5,787,166

Long-term debt (note 6)                                                           70,068
Non-controlling interest                                                          25,198
                                                                            ------------
Total liabilities                                                              5,882,432
                                                                            ------------

Stockholders' equity
   Preferred stock, $0.001 par value, 10,000,000 shares authorized, No
   shares issued and outstanding                                                      --
   Common stock, $.001 par value, 100,000,000 shares authorized,
   22,587,167 shares issued and outstanding at September 30, 2004                 22,587
   Additional paid-in capital                                                  6,738,289
   Common stock subscribed                                                       613,141
   Accumulated deficit                                                          (369,411)
   Accumulated other comprehensive income                                        108,292
                                                                            ------------
Total stockholders' equity                                                     7,112,898
                                                                            ------------
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                                  $ 12,995,330
                                                                            ------------

                 See accompanying notes to financial statements.

                        Wireless Age Communications, Inc.
 Condensed Consolidated Statements of Operations and Comprehensive Income (Loss)
                               September 30, 2004
                             (Stated in US Dollars)
                                   (UNAUDITED)

                                                                Three Months Ended                    Nine Months Ended
                                                                   September 30,                         September 30,
                                                              2004               2003               2004               2003
                                                          ------------       ------------       ------------       ------------
Sales                                                     $  3,884,137       $  2,604,133       $ 10,433,515       $  5,910,267

Cost of goods sold                                           2,559,389          1,476,449          6,929,064          3,147,439
                                                          ------------       ------------       ------------       ------------

Gross profit                                                 1,324,748          1,127,684          3,504,451          2,762,828
                                                          ------------       ------------       ------------       ------------

Expenses:
    Selling and administrative expenses                      1,208,962            944,159          3,549,271          2,292,733
    Amortization                                                60,010             68,538            174,610            184,216
    Interest                                                    18,230             25,101             75,989             56,943
                                                          ------------       ------------       ------------       ------------
Total expenses                                               1,287,202          1,037,798          3,799,870          2,533,892

                                                          ------------       ------------       ------------       ------------
Income (loss) from operations                                   37,546             89,886           (295,419)           228,936
                                                          ------------       ------------       ------------       ------------

Other (income) expenses
    Gain on disposal of marketable securities                       --                 --           (275,594)                --
    Non-operating interest expense, net (note 7)                28,650                 --            136,420                 --
    Foreign exchange loss (gain)                                 2,532              2,885              2,163             74,981
    Management fee income                                           --            (10,270)                --            (40,524)
    Other expense                                                1,932                 --              1,932                 --
                                                          ------------       ------------       ------------       ------------
                                                                33,114             (7,385)          (135,079)            34,457
                                                          ------------       ------------       ------------       ------------

Income (loss) before income taxes
and non-controlling interest                                     4,432             97,271           (160,340)           194,479

    Income taxes                                                    --             37,414                 --             92,187
                                                          ------------       ------------       ------------       ------------

Income (loss) before non-controlling interest                    4,432             59,857           (160,340)           102,292

    Non-controlling interest                                        --             (4,035)            (1,535)            (7,737)
                                                          ------------       ------------       ------------       ------------

                 See accompanying notes to financial statements.

                        Wireless Age Communications, Inc.
 Condensed Consolidated Statements of Operations and Comprehensive Income (Loss)
                               September 30, 2004
                             (Stated in US Dollars)
                                   (UNAUDITED)
                                   (Continued)

Net income (loss)                                         $      4,432       $     55,822       $   (161,875)      $     94,555
                                                          ============       ============       ============       ============
Basic earnings (loss) per share of common stock:
Weighted average number of common shares outstanding        22,341,240         18,220,772         21,348,566         16,859,661
      Basic earnings (loss) per share                     $       0.00       $       0.00       $      (0.01)      $       0.01
Diluted earnings (loss) per share of common stock:
Weighted average number of common shares outstanding        22,524,573         18,387,439                 --         16,915,217
      Diluted earnings per share                          $       0.00       $       0.00                 --       $       0.01

                                                                               Comprehensive Income (Loss)
Net income (loss)                                         $      4,432       $     55,822       $   (161,875)      $     94,555
Other comprehensive income (loss):
Foreign exchange translation gain (loss)                        45,143             (2,738)            37,816             73,930
                                                          ------------       ------------       ------------       ------------
Comprehensive income (loss)                               $     49,575       $     53,084       $   (124,059)      $    168,485
                                                          ------------       ------------       ------------       ------------

                 See accompanying notes to financial statements.

                        Wireless Age Communications, Inc.
            Condensed Consolidated Statements of Stockholders' Equity
                               September 30, 2004
                             (Stated in US Dollars)
                                   (UNAUDITED)

                                   Common Stock
                            ---------------------------
                                                                                                        Accumulated
                                                            Common       Additional                        Other           Total
                                                             Stock         Paid-in      Accumulated    Comprehensive   Stockholders'
                               Shares          Amount     Subscribed       Capital        Deficit          Income         Equity
                            ------------    -----------   ----------    ------------    -----------    -------------   -------------
Balance, December 31,
 2002                         15,304,105    $    15,304           --         272,308        (70,229)         (8,034)       209,349

Issuance of common
stock for acquisition          1,500,000          1,500           --         388,500             --              --        390,000

Adjustment arising
 from foreign
 exchange translation
 gain                                                                                                        32,852         32,852

Net income for the
 three month period
 ended March 31, 2003                 --             --           --              --         19,301              --         19,301

                            ------------    -----------   ----------    ------------    -----------     -----------    -----------
Balance, March 31,
 2003                         16,804,105    $    16,804           --         660,808        (50,928)         24,818        651,502
                            ------------    -----------   ----------    ------------    -----------     -----------    -----------
Adjustment arising
 from foreign
 exchange translation
 gain                                                                                                        43,816         43,816

Net income for the
 three month period
 ended June 30, 2003                  --             --           --              --         19,432              --         19,432

                            ------------    -----------   ----------    ------------    -----------     -----------    -----------
Balance, June 30, 2003        16,804,105    $    16,804           --         660,808        (31,496)         68,634        714,750
                            ------------    -----------   ----------    ------------    -----------     -----------    -----------


                 See accompanying notes to financial statements.

                        Wireless Age Communications, Inc.
            Condensed Consolidated Statements of Stockholders' Equity
                               September 30, 2004
                             (Stated in US Dollars)
                                   (UNAUDITED)
                                   (Continued)

Issuance of common
 stock for trade-name          1,500,000          1,500                      958,500                             --        960,000

Issuance of common
 stock for acquisition         1,000,000          1,000                    2,739,000                             --      2,740,000

Common stock
 subscribed for
 consulting services
 provided                             --             --      151,200              --                             --        151,200

Adjustment arising
 from foreign
 exchange translation
 loss                                 --             --           --              --                         (2,738)        (2,738)

Net income for the
 three month period
 ended September 30,
 2003                                 --             --           --              --         55,822              --         55,822
                            ------------    -----------   ----------    ------------    -----------     -----------    -----------
Balance, September
 30, 2003                     19,304,105    $    19,304      151,200       4,358,308         24,326          65,896      4,619,034
                            ------------    -----------   ----------    ------------    -----------     -----------    -----------

                                 Common Stock
                            -----------------------
                                                                                                      Accumulated
                                                         Common         Additional                       Other           Total
                                                          Stock           Paid-in      Accumulated   Comprehensive    Stockholders'
                              Shares         Amount     Subscribed        Capital         Deficit        Income          Equity
                            ----------      -------     ----------      ----------     -----------   -------------    -------------
Balance, December 31,
 2003                       19,574,104      $19,574            --        4,741,850       (207,536)        94,720        4,648,608

Issuance of common
stock for retraction
of preferred stock of
wholly owned
subsidiary                   1,000,000        1,000            --           (1,000)            --             --               --

Issuance of common
stock to acquire
investments                    412,500          412            --          549,588             --             --          550,000

                 See accompanying notes to financial statements.

                        Wireless Age Communications, Inc.
            Condensed Consolidated Statements of Stockholders' Equity
                               September 30, 2004
                             (Stated in US Dollars)
                                   (UNAUDITED)
                                   (Continued)

Adjustment arising
from common stock
issuable for
consulting services
provided                            --           --       125,625               --             --             --          125,625

Adjustment arising
from warrants issued
for consulting
services provided                   --           --            --            2,538             --             --            2,538

Adjustment arising
from disposal of
marketable securities               --           --            --               --             --        (24,244)         (24,244)

Adjustment arising
 from foreign
 exchange translation
 loss                                                                                                     (5,088)          (5,088)

Net loss for the
 three month period
 ended March 31, 2004               --           --            --               --       (257,941)            --         (257,941)
                            ----------      -------      --------       ----------       --------       --------       ----------
Balance, March 31,
 2004                       20,986,604      $20,986       125,625        5,292,976       (465,477)        65,388        5,039,498
                            ----------      -------      --------       ----------       --------       --------       ----------
Adjustment arising
from issuance of
common stock for
consulting services
provided                       125,000          125      (125,625)         125,500             --             --               --

Adjustment arising
 from foreign
 exchange translation
 loss                               --           --            --               --             --         (2,239)          (2,239)

Net income for the
 three month period
 ended June 30, 2004                --           --            --               --         91,634             --           91,634
                            ----------      -------      --------       ----------       --------       --------       ----------
Balance, June 30, 2004      21,111,604      $21,111            --        5,418,476       (373,843)        63,149        5,128,893
                            ----------      -------      --------       ----------       --------       --------       ----------

Issuance of common
stock for acquisition        1,325,000        1,325            --        1,134,995             --             --        1,136,320

                 See accompanying notes to financial statements.

                        Wireless Age Communications, Inc.
            Condensed Consolidated Statements of Stockholders' Equity
                               September 30, 2004
                             (Stated in US Dollars)
                                   (UNAUDITED)
                                   (Continued)

Issuance of common
 stock in repayment
 of shareholder loans
 of acquisition target         150,563          151            --          184,818             --             --          184,969

Common stock
 subscribed in
 connection with
 acquisition                        --           --       491,750               --             --             --          491,750

Common stock
 subscribed in
 connection with
 consulting services
 provided                           --           --        12,163               --             --             --           12,163

Common stock
 subscribed in
 connection with
 acquisition of
 additional shares of
 majority owned
 subsidiary                         --           --       109,228               --             --             --          109,228

Adjustment arising
 from foreign
 exchange translation
 gain                               --           --            --               --             --         45,143           45,143

Loss for the three
 month period ended
 September 30, 2004                 --           --            --               --          4,432             --            4,432

                            ----------      -------      --------       ----------       --------       --------       ----------
Balance, September
 30, 2004                   22,587,167      $22,587       613,141        6,738,289       (369,411)       108,292        7,112,898
                            ----------      -------      --------       ----------       --------       --------       ----------

                 See accompanying notes to financial statements.

                        Wireless Age Communications, Inc.
                 Condensed Consolidated Statements of Cash Flows
                               September 30, 2004
                             (Stated in US Dollars)
                                   (UNAUDITED)

                                                                   Nine Months Ended
                                                                     September 30,

                                                                   2004             2003
                                                                ---------       -----------
Net cash provided by (used in) operations
    Net income (loss)                                           $(161,875)      $    94,555
    Adjustments to reconcile net loss
      to net cash provided by (used in) operating
      activities:
         Amortization                                             174,610           184,215
                 Foreign exchange (gain) loss                       2,163            79,553
                 Other expense                                      1,932                --
                 Gain on disposal of marketable securities       (275,594)               --
                 Non-controlling interest share of income           1,535             7,737
     Changes in operating assets and liabilities:
                 Accounts receivable                             (511,010)         (574,949)
                 Inventory                                        162,394          (739,357)
                 Prepaid expenses                                 (14,329)           (3,659)
                 Accounts payable and accrued liabilities         394,317         1,509,365
                 Income taxes payable                                  --            63,844
                 Due from/to related parties                     (341,367)          134,832
                 Customer deposits                                  8,694             1,239
                                                                ---------       -----------
Net cash provided by (used in) operating activities              (558,530)          757,375
                                                                ---------       -----------
Cash flows from investing activities:
          Proceeds on disposal of marketable securities           457,640                --
          Bank indebtedness assumed on business                        --            19,848
      combination
          Cash and notes acquired on business                     646,934                --
      acquisition and disposal
          Other assets                                                 --           (12,486)
          Purchase of marketable securities                       (39,500)               --
          Additions to capital assets                            (144,272)         (215,589)
                                                                ---------       -----------
Net cash provided by (used in) financing activities:              920,802          (208,227)
                                                                ---------       -----------
Cash flows from financing activities:
          Increase (decrease) in bank indebtedness                (64,306)         (242,685)
          Increase (decrease) in long-term debt                   104,036          (207,302)
                                                                ---------       -----------

                 See accompanying notes to financial statements.

                        Wireless Age Communications, Inc.
                 Condensed Consolidated Statements of Cash Flows
                               September 30, 2004
                             (Stated in US Dollars)
                                   (UNAUDITED)
                                   (Continued)

Net cash provided by (used in) financing activities:               39,730          (449,987)
                                                                ---------       -----------

                                                                ---------       -----------
Increase in cash                                                  402,002            99,161
                                                                ---------       -----------
Cash, beginning of period                                               0                 0
                                                                ---------       -----------
Cash, end of period                                             $ 402,002       $    99,161
                                                                ---------       -----------

Non cash financing activities:

During the nine month period ended September 30, 2004, the Company:

      o Issued 412,500 shares of its common stock to purchase $550,000 in subordinated convertible promissory notes of RELM Wireless Corporation.

      o Acquired 6,000,000 common shares of Pivotal Self-Service Technologies, Inc. from a related party by issuing a $180,000 note payable.

      o Acquired intellectual property rights in exchange for inventory valued at $76,260.

      o Issued 125,000 shares of its common stock for consulting services provided, valued at $125,625 of which $83,750 has been amortized.

      o Issued 1,325,000 shares of its common stock to acquire Marlon Distributors Ltd.

      o Issued 150,563 shares of its common stock to repay shareholder loans of $184,969 within Marlon Distributors Ltd.

      o Agreed to issue 700,000 shares of its common stock to acquire Prime Battery Products Limited.

      o Agreed to issue 18,000 shares of its common stock for consulting services provided having a value of $12,163.

      o Agreed to issue 179,151 shares of its common stock for a minority interest position of approximately 5.7% of its majority owned subsidiary.

                 See accompanying notes to financial statements.

                        Wireless Age Communications, Inc.
                 Condensed Consolidated Statements of Cash Flows
                               September 30, 2004
                             (Stated in US Dollars)
                                   (UNAUDITED)
                                   (Continued)

During the nine month period ended September, 2003 the Company:

      o Issued 1,500,000 shares of its common stock to purchase all of the issued and outstanding common shares of Prime Wireless Inc. and certain intangible assets. Prime Wireless had net asset deficiency of $5,387 and the Company has valued the intangible assets at $395,387.

      o Issued 1,500,000 shares of its common stock to purchased a trade-name, other intellectual property rights, and goodwill of A.C. Simmonds & Sons valued at $960,000.

      o Issued 1,000,000 shares of its common stock and 1,000,000 preferred shares of a wholly owned subsidiary which are exchangeable for 1,000,000 shares of the Company's common stock to purchase all of the issued and outstanding common shares of Wireless Source Distribution Ltd. Wireless Source had a net asset deficiency of $94,060 and the Company has valued the intangible assets at $2,833,560.

      o Issued 120,000 shares of its common stock for consulting services valued at $151,200.

                 See accompanying notes to financial statements.

                        Wireless Age Communications, Inc.
              Notes to Condensed Consolidated Financial Statements
                               September 30, 2004
                             (Stated in US Dollars)
                                   (Unaudited)

Note 1 - Basis of Presentation and business operations

      The accompanying condensed unaudited consolidated financial statements of Wireless Age Communications Inc., (the "Company"), have been prepared in accordance with generally accepted accounting principles for interim financial information and with the instructions to Form 10-QSB and Item 310(b) of Regulation S-B. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management of the Company, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. Operating results for the three and nine month period ended September 30, 2004, are not necessarily indicative of the results that may be expected for the year ending December 31, 2004. For further information, refer to the financial statements and footnotes thereto included in the Company's annual report on Form 10-KSB for the year ended December 31, 2003.

      The Company was originally incorporated in the State of Nevada on November 17, 2000 as Lennoc Ventures, Inc. On October 20, 2002, the Company changed its name to Wireless Age Communications, Inc.

      The Company through its 94% owned subsidiary, Wireless Age Communications Ltd. ("Wireless Age Canada") is in the business of operating retail cellular and telecommunications outlets in cities in western Canada including Saskatoon and Regina, Saskatchewan; and Winnipeg, Manitoba. Wireless Age Canada was acquired on October 8, 2002. The Company is also in the business of wholesale distribution of wireless products and accessories through its wholly owned subsidiaries Prime Wireless Corporation, Wireless Source Distribution Ltd. and Marlon Distribution Ltd.

      Wireless Age Canada generates revenues from the sale of cellular phones, sales and rentals of two-way radio devices, the installation and sale of wireless systems to corporate and institutional clients, the sale of pre-paid cards, the sale of accessories, activation fees, and by receiving a percentage of the cellular bills of subscribers it activates. Currently, the Company has retail and business to business locations in Regina, Saskatoon, Winnipeg and Surrey, B.C.

Note 2 - Recent developments

Proposed Acquisition of Westcan Wireless, Allcan Electronic Distributors and an Investment in Bluewave Antenna Systems Ltd.

      We plan to acquire a Canadian company known as 479645 Alberta Ltd., including its operating divisions Westcan Wireless and Allcan Electronic Distributors and its 80% investment in Bluewave Antenna Systems Ltd. Westcan Wireless has offices in Edmonton and Calgary, and is one of Western Canada's preeminent providers of wireless broadband data systems for private enterprise and one of the largest privately owned two-way radio dealers. Westcan Wireless

                        Wireless Age Communications, Inc.
              Notes to Condensed Consolidated Financial Statements
                               September 30, 2004
                             (Stated in US Dollars)
                                   (Unaudited)
                                   (Continued)

also owns and operates VHF and UHF repeater systems with sixteen sites throughout north and central Alberta as well as three 800 MHz and one 400 MHz trunked radio system in the Edmonton area. Allcan was started in 1977 and today provides wireless communications, data and cellular support equipment to clients across Canada. 479645 Alberta Ltd. is the majority and controlling shareholder of Bluewave Antenna Systems Ltd. of Calgary. Bluewave is a market leading manufacturer of quality antennas for supervisory control and data acquisition wireless automation, often referred to as SCADA. Bluewave serves wireless local-loop sectors throughout North America and selected international markets. SCADA is a category of software application program for process control, the gathering of data in real time from remote locations in order to control equipment and conditions. SCADA is used in power plants as well as in oil and gas refining, telecommunications, transportation, and water and waste control. The acquisition is subject to further due diligence, various approvals and financing arrangements.

      The Company had agreed to acquire 479645 Alberta Ltd. on July 6, 2004, however prior to closing a secured lender of 479645 Alberta Ltd. informed the Company that if the transaction proceeded they would have to repaid in full. The Company was unwilling to proceed on this basis and organized replacement financing for 479645 Alberta Ltd. The Company negotiated an Extension Agreement extending closing, subject to certain terms and conditions, to January 7, 2005. Management remains hopeful that the acquisition of 479645 Alberta Ltd. will be consummated in a timely manner. However, there can be no assurance that the Company will in fact be successful.

Proposed Acquisition of Knowlton Pass Inc. and Knowlton Pass' Agreements with MaxTel Wireless Inc.

      We plan to acquire Knowlton Pass Electronics Inc. (Knowlton Pass) that is developing a proprietary technology which optimizes bandwidth utilization across wireless communications networks. We intend to develop and deploy the Knowlton Pass approach to participate in the wireless delivery of television, high speed internet and telephony products.

      As part of the transaction, Mr. David MacKinnon and Mr. James Hardy have joined the Company. Mr. MacKinnon, became Chief Technology Officer and was formerly a Vice-President of Lavalin Inc. and former CEO of E-Concept Inc. is holder of several technology patents. Mr. MacKinnon is principally dedicated to the Knowlton Pass/MaxTel initiative but spends a small amount of time on Wireless Age matters. Mr. Hardy, became Chief Operating Officer of the Company. Mr. Hardy is a former Vice-President of Oracle Corporation Canada Inc. and former president of Iceberg Media Inc.

      On October 15, 2004, Knowlton Pass entered into a strategic agreement with MaxTel Wireless Inc. (MaxTel) to manage and further develop the combined wireless communications business in the Niagara, Ontario, Canada corridor. The

                        Wireless Age Communications, Inc.
              Notes to Condensed Consolidated Financial Statements
                               September 30, 2004
                             (Stated in US Dollars)
                                   (Unaudited)
                                   (Continued)

development of the combined business is known as the Company's "Wireless Works" initiative.

      Knowlton Pass has agreed to become MaxTel's exclusive agent thereby managing its existing client base for an initial term of 10 years. Under the terms of the agreement Knowlton Pass will lease the existing network and exploit the underutilized spectrum. Knowlton Pass will receive 90% of the gross revenue received for managing the existing contracts and spectrum and 92.5% from future contracts. Knowlton Pass will pay MaxTel 20% of gross revenues received from existing contracts and 10% from new contracts as rent for utilizing the network.

      On July 26, 2004, the Company announced that it had agreed to fund the development of the Knowlton Pass business plan by way of a loan. Under the terms of the Knowlton Pass agreement Wireless Age agreed to fund development of the project through draws of no more than $80,000 (CAD$100,000) per month. The Company also has an option (but not the obligation) to acquire all of the issued and outstanding Knowlton Pass common shares between September 1, 2004 and January 2, 2005 in exchange for 540,000 shares of its common stock.

Acquisition of Marlon Distributors Ltd.

      On July 30, 2004 we acquired Marlon Distributors Ltd. of Surrey, British Columbia, Canada. Marlon distributes wireless communications and recreational products in Western Canada, including the Vertex Standard line of products which, through our wholly owned subsidiary Prime Wireless Corporation, we hold the exclusive Canadian distribution rights. Consolidated revenues of Marlon, including its wholly owned subsidiary Marlon Recreational Products Ltd., were approximately $2.3 million (CDN$3.2 million) during the year ended December 31, 2003. We expect that the acquisition of Marlon will provide opportunities to improve our business operations in the British Columbia wireless communications market.

SureCells Sub-License Agreement

      On August 1, 2004, the Company sub-licensed to a newly formed entity, SureCells Portable Power Ltd. (SureCells Power) rights to the North American market for the development and distribution of SureCells brand batteries and flashlights primarily in fundraising marketing applications and other private label initiatives. Under the terms of the Agreement, which initially expires on December 31, 2005 but is renewable for a subsequent one year term, SureCells is obligated to pay the Company a 7% royalty on purchases. In addition, SureCells Power agreed to acquire substantially all of the existing battery inventory at landed cost plus 7% and all customer lists, marketing materials, booths and displays.

                        Wireless Age Communications, Inc.
              Notes to Condensed Consolidated Financial Statements
                               September 30, 2004
                             (Stated in US Dollars)
                                   (Unaudited)
                                   (Continued)

Acquisition of Prime Battery Products Limited

      On September 16, 2004 we acquired Prime Battery Products Limited from Phantom Fiber Corporation. Under terms of the purchase and sale agreement, Phantom Fiber Corporation received 700,000 shares of the Company's common stock. In addition, Wireless Age Communications Inc. could issue up to 200,000 additional common shares to Phantom Fiber Corporation as an earn out over a one year period from closing. 50,000 earn out shares will be issued on November 30, 2004, February 28, 2005, May 31, 2005 and August 31, 2005 subject to the continued attainment on royalties on battery sales by Prime Battery. As part of the transaction we agreed to register for resale all such 700,000 shares.

Sale of Marlon Recreational Products Ltd.

      On September 30, 2004 we completed the sale of Marlon Recreational Products Ltd. to a group of former shareholders of Marlon Distributors Ltd. Marlon Recreational was a wholly-owned subsidiary of Marlon Distributors Ltd., which was acquired by the Company on July 30, 2004. Pursuant to the terms of the transaction, Wireless Age's subsidiary Marlon Distributors Ltd., received total consideration of $335,000 (CAD$425,000) consisting of $177,000 (CAD$225,000)
cash at closing and a short term note receivable of $158,000 (CAD$200,000).

RELM Wireless Corporation Acquisition Offer

      On July 16, 2004, the Company delivered a letter to the Board of Directors of Relm Wireless Corporation ("Relm Wireless") indicating that the Company was prepared to acquire all of the outstanding shares of Relm Wireless. The Company believes that a business combination of Relm Wireless and the Company would be in the best interests of both shareholder groups.

      On July 20, 2004, the Chairman of Board of Directors of Relm Wireless rejected the offer and informed the Company that the interests of all shareholders and other stakeholders of Relm Wireless would best be served if Relm Wireless remained independent. On July 21, 2004, the Company issued a second letter to the Directors of Relm Wireless asking them to reconsider the proposal and on July 26, 2004 the Board of Relm Wireless again reiterated their position to reject the Company's offer.

      The Company remains committed to the concept of a business combination with Relm Wireless and is considering making a tender offer proposal directly to the shareholders of Relm Wireless.

Placement Agreements and Amendments to Note Purchase and Security Agreement

      On December 31, 2003 the Company borrowed $1,930,000 from Stacey Minichiello and entered into a Note Purchase and Security Agreement. The purpose of the loan was to acquire $1,700,000 of Relm Wireless Corporation subordinated promissory notes. On January 21, 2004, the Company borrowed an additional

                        Wireless Age Communications, Inc.
              Notes to Condensed Consolidated Financial Statements
                               September 30, 2004
                             (Stated in US Dollars)
                                   (Unaudited)
                                   (Continued)

$400,000 from Stacey Minichiello under the same agreement. These funds were used for general corporate purposes. The loans were originally due and payable on June 30, 2004, however the Company and Stacey Minichiello agreed under an amendment to the promissory notes to extend the repayment date to September 30, 2004 and subsequently thereafter to December 31, 2004. As part of the loan amendment transaction, the Company entered into a first Placement Agreement with Robert Sim, Rosemary Sim and 101016305 Saskatchewan Ltd. (collectively, the "Sellers") pursuant to which the Company undertook to make a private placement of 500,000 of the Sellers' common shares prior to July 15, 2004. The Company executed and closed the private placement and the loan repayment date was extended to September 30, 2004. On September 30, 2004, the Company again undertook to make a private placement of a further 500,000 of the Seller's common shares prior to October 22, 2004. The Company executed and closed the October 22, 2004 private placement and the Minichiello loan repayment date was extended to December 31, 2004.

Acquisition of Minority Interest in Wireless Age Canada

      On September 23, 2004, the Company entered into an agreement with Dallas Robinson pursuant to which, among other things, he tendered his 5.7% ownership position in the Company's majority owned subsidiary Wireless Age Canada in exchange for 179,151 restricted shares of the Company's common stock.

      The Company also offered to purchase a block of Wireless Age Canada shares owned by employees and ex-employees of Wireless Age Canada in exchange for a total of 21,168 shares of Company's common stock, representing a collective 1.5% position, in Wireless Age Canada.

      Lastly, the Company agreed to acquire the remaining 3.8% of Wireless Age Canada for 61,200 shares of the Company's common stock and a $100,000 six month promissory note. Pursuant to these purchases Dallas Robinson, Robert Sim and Rosemarie Sim agreed to resign as directors and officers of Wireless Age Canada. After giving effect to the foregoing transactions, the Company will own 100% of Wireless Age Canada.

Strategic Partnership with Azonic Corporation

      On August 30, 2004, the Company announced that it had entered into strategic partnership with Azonic Corporation (an entity listed on the Over-the-Counter-Bulletin-Board market under the symbol AZOI) to develop and market a disposable cellular phone.

      Under the terms of the agreement, the Company agreed to acquire 4,460,000 Azonic Corporation common shares from Infinity Capital Group, Inc., for $39,500 cash, representing an 18.6% ownership position in Azonic Corporation. In addition, Azonic Corporation entered into management services contracts under

                        Wireless Age Communications, Inc.
              Notes to Condensed Consolidated Financial Statements
                               September 30, 2004
                             (Stated in US Dollars)
                                   (Unaudited)
                                   (Continued)

which certain officers and employees of Wireless Age will provide management services to Azonic Corporation. Concurrent with the signing of the contract, Gregory Laborde resigned as Chief Executive Officer and John Simmonds was appointed Chief Executive Officer, Gary Hokkanen was appointed Chief Financial Officer, James Hardy was appointed Chief Operating Officer, David MacKinnon was appointed Chief Technology Officer and Carrie J. Weiler was appointed Corporate Secretary of Azonic Corporation. John Simmonds also became a director of Azonic Corporation.

Note 3 - Summary of Significant Accounting Policies

      Use of estimates

      The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the period. Actual results could differ from these estimates, and such differences could be material.

      Consolidated financial statements

      The consolidated financial statements include the accounts of the Company, its wholly-owned inactive subsidiary DB Sim Holdings Ltd. ("DB Sim"), its 94% owned subsidiary Wireless Age Canada, its wholly-owned subsidiary Prime Wireless, its wholly owned subsidiary Marlon Distributors Ltd., its wholly subsidiaries Wireless Source and 1588102 Ontario. Wireless Age Canada, DB Sim and Wireless Source are incorporated under the laws of the province of Saskatchewan, Canada. Prime Wireless and 1588102 Ontario are incorporated under the laws of the Province of Ontario, Canada and Marlon Distributors is federally incorporated under the laws of Canada. All intercompany transactions have been eliminated.

      Inventory

      Telecommunications equipment and accessories inventory is recorded at the lower of cost and net realizable value with cost being determined by the first-in, first-out method.

      Allowance for Doubtful Accounts

      The Company records an allowance for doubtful accounts based on specifically identified amounts that management believes to be uncollectible. The criteria for allowance provision are determined based on historical experience and the Company's assessment of the general financial conditions affecting its customer base. If the Company's actual collections experience changes, revisions to the allowance may be required.

                        Wireless Age Communications, Inc.
              Notes to Condensed Consolidated Financial Statements
                               September 30, 2004
                             (Stated in US Dollars)
                                   (Unaudited)
                                   (Continued)

      Capital assets

      Capital assets are recorded at cost less accumulated amortization. Amortization is provided over estimated useful life of the assets using the following annual rates:

            Computer software                     2 years straight-line
            Equipment under capital lease         10 years straight-line
            Leasehold improvements                5 years straight-line
            Office equipment                      10 years straight-line
            Rental equipment                      30% declining balance
            Shop tools                            10 years straight-line

      Capital assets are reviewed for impairment in accordance with Statement of Financial Accounting Standards ("SFAS") No. 144, "Accounting for the Impairment or Disposal of Long-lived Assets", which was adopted effective January 1, 2002. Under SFAS No. 144, these assets are tested for recoverability whenever events or changes in circumstances indicate that their carrying amounts may not be recoverable. An impairment charge is recognized for the amount, if any, which the carrying value of the asset exceeds the fair value.

      Investments

      Investments are recorded as available for sale marketable securities or held to maturity investments.

      Available for sale marketable securities are recorded at fair value and unrealized gains and losses, net of tax are recorded separately in stockholders' equity. Realized gains or losses and other than temporary declines in value are reported in other income or expense as incurred.

      Held to maturity investments are recorded at amortized cost.

      Acquisitions and Business Combinations

      The Company accounts for acquisitions and business combinations under the purchase method of accounting. The Company includes the results of operations of the acquired business from the acquisition date. Net assets of the companies acquired are recorded at their fair value at the acquisition date. The excess of the purchase price over the fair value of net assets acquired are included in intangible assets in the accompanying consolidated balance sheets.

      Impairment of Long-lived Assets

      Capital assets are reviewed for impairment in accordance with Statement of Financial Accounting Standards ("SFAS") No. 144, "Accounting for the Impairment or Disposal of Long-lived Assets", which was adopted effective January 1, 2002.

                        Wireless Age Communications, Inc.
              Notes to Condensed Consolidated Financial Statements
                               September 30, 2004
                             (Stated in US Dollars)
                                   (Unaudited)
                                   (Continued)

Under SFAS No. 144, these assets are tested for recoverability whenever events or changes in circumstances indicate that their carrying amounts may not be recoverable. An impairment charge is recognized for the amount, if any, which the carrying value of the asset exceeds the fair value.

      Other Assets

      Residual premiums are amounts paid for future residual revenue of retail cellular and telecommunications subscriber business recorded at cost less accumulated amortization. Amortization is provided for on a straight-line basis over five years. Agency fees are amortized over the term of the related agreement (ten years) on a straight line basis.

      Effective January 1, 2002, the Company adopted SFAS No 142, "Goodwill and Other Intangible Assets". SFAS No. 142 no longer permits the amortization of goodwill and indefinite-lived intangible assets. Instead, these assets must be reviewed annually (or more frequently under prescribed conditions) for impairment in accordance with this statement. If the carrying amount of the reporting unit's goodwill or indefinite-lived intangible assets exceeds the implied fair value, an impairment loss is recognized for an amount equal to that excess. Intangible assets that do not have indefinite lives are amortized over their useful lives.

      Fair Value of Financial Instruments

      The carrying value of cash, receivables, accounts payable and accrued liabilities and customer deposits approximates fair value because of the short maturity of these instruments. The carrying value of long-term debt and due to related parties also approximates fair value. Unless otherwise noted, it is management's opinion that the Company is not exposed to significant interest, currency or credit risk arising from these financial instruments.

      Advertising and Marketing Costs

      The Company expenses the costs of advertising and marketing as incurred. The Company incurred $191,353 and $195,709 of advertising and marketing expenses during the nine month period ended September 30, 2004 and 2003, respectively.

      Income Taxes

      The Company follows Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes"("FAS 109") which requires the use of the asset and liability method of accounting of income taxes. Under the assets and liability method of FAS 109, deferred tax assets and liabilities are recognized for the future tax consequences attributable to temporary differences between the financial statements carrying amounts of existing assets and liabilities and loss carryforwards and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable

                        Wireless Age Communications, Inc.
              Notes to Condensed Consolidated Financial Statements
                               September 30, 2004
                             (Stated in US Dollars)
                                   (Unaudited)
                                   (Continued)

income in the year in which those temporary differences are expected to be recovered or settled.

      Basic and Diluted Earnings (Loss) Per Share

      The Company reports basic earnings (loss) per share in accordance with Statement of Financial Accounting Standards No. 128, "Earnings Per Share". Basic earnings (loss) per share is computed using the weighted average number of shares outstanding during the year. Diluted earnings per share includes the potentially dilutive effect of outstanding common stock options and warrants which are convertible to common shares.

      Foreign Currency Translation

      The functional currency of the Company is Canadian dollars, which has been translated into US dollars, the reporting currency, in accordance with Statement of Financial Accounting Standards No. 52 "Foreign Currency Translation". Assets and liabilities are translated at the exchange rate at the balance sheet date and revenue and expenses are translated at the exchange rate at the date those elements are recognized. Any translation adjustments resulting are not included in determining net income but are included in other comprehensive income.

      Comprehensive Income

      The Company has adopted Statement of Financial Accounting Standards No. 130, "Reporting Comprehensive Income". Comprehensive income is comprised of foreign currency translation adjustments and unrealized gains and losses on available for sale marketable securities.

      Revenue Recognition

      The Company recognizes revenue from the sale of telecommunications equipment and accessories when the products are delivered and accepted by the customer. Activation commission fees earned from the telephone companies are recognized at the time of activation by the customer. Residual commission fees are recognized at the time they are received from the telephone company. The Company receives co-op advertising revenue from the telephone companies based on the requirement to spend a minimum of 60% of the available co-op advertising allotment. Any amount received under this program is deducted from advertising expense.

      Recent Accounting Pronouncements

      In April 2003, the Financial Accounting Standards Board ("FASB") issued SFAS 149 "Amendment of Statement 133 on Derivative Instruments and Hedging Activities". This Statement improves and clarifies financial reporting for derivative instruments and hedging activities under SFAS 133 "Accounting for Derivative Instruments and Hedging Activities".

                        Wireless Age Communications, Inc.
              Notes to Condensed Consolidated Financial Statements
                               September 30, 2004
                             (Stated in US Dollars)
                                   (Unaudited)
                                   (Continued)

      In May 2003, the FASB issued SFAS 150 "Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity". This Statement requires a number of defined financial instruments to be classified as liabilities instead of equity.

      Management does not expect that the adoption of SFAS 149 and 150 will have a material effect on the Company's operations or financial position.

Note 4 - Investments

Available for Sale Securities

      In 2000, the Company acquired 18,100 common shares of Globetech Ventures Corp. (symbol - GTVCF), an entity publicly listed on OTCBB stock exchange for $61,514 (CAD$79,754) cash. The market value of these securities declined during 2000 and 2001 and the Company recorded a loss on these securities. In 2003, the market value improved and subsequent to the end of the year the Company disposed of these securities for net proceeds of $37,640 (CAD$49,598).

Held to Maturity Investments

      On December 31, 2003, the Company acquired $1,700,000 in outstanding principal amount of 8% Convertible Promissory Notes of RELM Wireless a publicly traded entity listed on the NASD Over-the-Counter-Bulletin-Board for a cash payment of $1,870,000. On February 5, 2004 the Company acquired an additional $550,000 in RELM notes in exchange for 412,500 shares of the Company's common stock. The notes mature on December 31, 2004 and upon conversion the Company would have an 11.7% ownership position in RELM. The notes are

The investment in Globetech Ventures Corp. securities was made in 2000 when Wireless Age Communications Ltd. was a private entity not a subsidiary of Wireless Age Communications, Inc. and under control of the previous directors and executive management.

During fiscal 2003 the securities appreciated seven fold over book value and the current directors who had joined the board in the second quarter of fiscal 2003 felt that there were better opportunities elsewhere and that they were within their fiduciary duties as directors in disposing of these securities. Proceeds of disposition were utilized to fund the wholesale business segment pledged as security against an 8% Secured Promissory Note.

      During the current quarter the Company acquired 4,460,000 common shares of Azonic Corporation a publicly traded entity listed on the NASD Over-the-Counter-Bulletin-Board for a cash payment of $39,500, representing an 18.6% interest in Azonic Corporation. Effective October 14, 2004, Azonic entered into management services contracts to obtain the executive management services of the Company's executive officers.

                        Wireless Age Communications, Inc.
              Notes to Condensed Consolidated Financial Statements
                               September 30, 2004
                             (Stated in US Dollars)
                                   (Unaudited)
                                   (Continued)

      The Company currently regards the RELM and Azonic investments as held to maturity investment and has recorded the investments at cost. The Azonic Corporation investment will be accounted using the equity method when the management services contracts become effective on October 14, 2004.

      On January 2, 2004, the Company acquired 6,000,000 common shares of Pivotal Self Service Technologies Inc. (which has since been renamed Phantom Fiber Corporation) in exchange for an $180,000 note payable that is due and payable on December 31, 2004. Prior to June 30, 2004, the Company disposed of these shares for cash proceeds of $420,000 and recorded a realized gain of $240,000.

Note 5 - Intangible Assets & Goodwill

                                              ------------------------------------------
                                                              Accumulated
                                                 Cost        Amortization         Net
                                                 ----        ------------         ---
      Residual Premiums                       $  825,334      $  628,168      $  197,166
      MTS Agency Fee                             253,646         107,007         146,639
      Midland trade-name, Vertex
      Standard distribution and supply
      agreements                                 284,500              --         284,500
      A.C. Simmonds & Sons trade-name,
      customer lists and relationships           363,270              --         363,270
      Marvel license                             125,011              --         125,011
      iMobile trade-name, customer lists
      and relationships                          761,000              --         761,000
      Marlon trade-name, customer lists
      and relationships Goodwill               3,849,399              --       3,849,399
                                              ----------      ----------      ----------
                                              $6,462,160      $  735,175      $5,726,985
                                              ==========      ==========      ==========

      During the nine month period ended September 30, 2004, the Company acquired Canadian dollar store customer lists and other intellectual property rights valued at $76,260 from a related party in exchange for battery product inventory. In addition the Company entered into a licensing agreement with Marvel Enterprise Inc. to distribute sculpted flashlights and other battery products bearing the likeness of certain comic book characters including Spider-Man, The Incredible Hulk, Captain America, Punisher and Daredevil.

                        Wireless Age Communications, Inc.
              Notes to Condensed Consolidated Financial Statements
                               September 30, 2004
                             (Stated in US Dollars)
                                   (Unaudited)
                                   (Continued)

      The Company also acquired intangible assets associated with Marlon Distributors Ltd. and Prime Battery Products Limited acquisitions. All values or amounts have been temporarily allocated to goodwill while a management assesses how certain intangible assets should be valued.

The changes in goodwill during the quarter were as follows:

             Goodwill as at June 30, 2004                                           $ 2,855,597

             Added value associated with:
             - Marlon Distributors Ltd. acquisition                                     304,753
             - Prime Battery Products Limited acquisition                               603,485

              Acquisition of further 5.7% of minority
             interest in Wireless Age Communications Ltd.                                85,564
             Goodwill as at September 30, 2004
                                                                                    -----------
                                                                                    $ 3,849,399
                                                                                    ===========

Note 6 - Long-term debt

             Unsecured loan payable due to shareholder. Repayable on demand
             with no interest.                                                      $    92,233

             Note payable, secured by common shares of Wireless Canada, repayable in one installment payment of $59,976 (CDN$80,000) on
             April 30, 2003 and the balance in monthly installment payments of
             $8,430 (CDN$11,244) commencing June 1, 2003 including interest at
             6% per annum (principal CDN$244,123).                                      169,549

             Subordinated loan payable, unsecured, bearing interest at 12% per annum and repayable in monthly amounts of $5,935 (CDN$7,916)
             commencing May 31, 2003 (principal CDN$87,083).                             50,201

             Secured promissory note payable, bearing interest at 8% per
             annum and due and payable on September 30, 2004.                         2,330,000
                                                                                    -----------
                                                                                      2,641,983
             Less: current portion:                                                  (2,571,915)
                                                                                    -----------
                                                                                    $    70,068
                                                                                    ===========

                        Wireless Age Communications, Inc.
              Notes to Condensed Consolidated Financial Statements
                               September 30, 2004
                             (Stated in US Dollars)
                                   (Unaudited)
                                   (Continued)

Note 7 - Non-Operating Interest Expense, Net

                                              ---------------------------------------------------------------
                                               Three months        Nine        Three months          Nine
                                                  ended        months ended       ended          months ended
                                               September 30,   September 30,  September 30,     September 30,
                                                   2004            2004            2003              2003
                                                   ----            ----            ----              ----
      Interest expense on secured
      promissory note payable                 $      46,983   $     138,086   $          --      $          --
      Amortization of financing fee on
      secured promissory note payable                26,667         133,334              --                 --
      Interest income on 8% convertible
      subordinated promissory notes of
      RELM Wireless (pledged as security
      to $2,330,000 promissory note)                (45,000)       (135,000)             --                 --
                                              -------------   -------------   -------------      -------------
                                              $      28,650   $     136,420   $          --      $          --
                                              =============   =============   =============      =============

Note 8 - Acquisition of Marlon Distributors Limited

On July 30, 2004 the Company acquired all of the issued and outstanding common shares of Marlon Distributors Ltd., including its wholly owned subsidiary Marlon Recreational Products Ltd. for 1,325,000 shares of the Company's common stock. In addition, the Company agreed to retire shareholder loans of Marlon Distributors Ltd. totaling $194,765 (CAD$245,716) with 150,563 shares of the Company's common stock.

On September 30, 2004 Marlon Distributors Ltd. sold all of the issued and outstanding common shares of Marlon Recreational Products Ltd. for cash of $177,000 (CAD$225,000) and a $158,000 (CAD$200,000) promissory note due on
November 30, 2004.

Marlon Distributors distributes wireless communications products and accessories in British Columbia and Alberta, Canada. With the acquisition of Marlon Distributors the Company has expanded its wholesale business footprint to include British Columbia and Alberta.

The results of operations for Marlon Distributors are included in the consolidated operating results of the Company beginning August 1, 2004.

The total consideration for the acquisition of Marlon Distributors was $1,136,320 representing the value of 1,325,000 common shares. The value of the common shares was determined based on a 33% discount on the closing share price of the Company's common stock on the date of acquisition.

                        Wireless Age Communications, Inc.
              Notes to Condensed Consolidated Financial Statements
                               September 30, 2004
                             (Stated in US Dollars)
                                   (Unaudited)
                                   (Continued)

The business combination is accounted for using the purchase method. The fair value of the assets and liabilities acquired are as follows:

Current assets                                            1,036,504
Capital assets                                               33,020
Note receivable on sale of Marlon Rec                        27,803
Intangible assets and goodwill                              103,776
Current liabilities                                        (364,783)
Net assets acquired at fair values                        1,136,320

Total consideration:

1,325,000 common shares of the Company                    1,136,320

The excess of purchase price over net assets acquired has been temporarily allocated to goodwill.

See Note 10 for pro forma financial information.

Note 9 - Acquisition of Prime Battery Products Limited

On September 16, 2004 the Company acquired all the issued and outstanding common shares of Prime Battery Products Limited in exchange for 700,000 shares of the Company's common stock. In addition, the Company agreed to issue up to 200,000 additional common shares as an earn out over a one year period from closing. 50,000 earn out shares will be issued on November 30, 2004, February 28, 2005, May 31, 2005 and August 31, 2005 subject to the continued attainment on royalties on battery sales by Prime Battery.

Prime Battery Products Limited is the exclusive supplier representative for Shenzhen Konnoc Industrial Co. Ltd. in Canada and the United States. Shenzhen Konnoc manufactures batteries, flashlights and other ancillary electronic products. With the acquisition of Prime Battery Products Limited the Company continues to expand its wholesale business segment.

The results of operations for Prime Battery Products Limited are included in the consolidated operating results of the Company beginning September 1, 2004.

The total consideration for the acquisition of Prime Battery Products Limited was $492,450 representing the value of 700,000 common shares. The value of the common shares was determined based on a 33% discount on the closing share price of the Company's common stock on the date of acquisition.

The business combination is accounted for using the purchase method. The fair value of the assets and liabilities acquired are as follows:

                        Wireless Age Communications, Inc.
              Notes to Condensed Consolidated Financial Statements
                               September 30, 2004
                             (Stated in US Dollars)
                                   (Unaudited)
                                   (Continued)

Current assets                                                     2,135
Capital assets                                                     6,668
Notes receivable                                                 226,379
Intangible assets and goodwill                                   589,016
Current liabilities                                             (331,747)
Net assets acquired at fair values                               492,450

Total consideration:

700,000 common shares of the Company                             492,450

The excess of purchase price over net assets acquired has been temporarily allocated to goodwill.

See Note 10 for pro forma financial information.

Note 10 - Pro Forma Information

      The following pro forma financial information is prepared assuming that both Marlon Distributors Ltd. (excluding Marlon Recreational Products Ltd. which was disposed of during the current quarter) and Prime Battery Products Limited acquisitions occurred at the beginning of the reported period.

                                                    Three Months Ended
                                                    September 30, 2004

                                                 Marlon         Prime Battery
                                  As          Distributors         Products            Pro
                               Reported           Ltd.             Limited            Forma
                             -----------------------------------------------------------------
      Revenue                  3,884,137          189,200                 0         4,073,337

      Net income (loss)            4,432           (8,234)             (731)           (4,533)

      Weighted average
       number of shares
       outstanding            22,341,240        1,475,563           700,000        24,516,803

      Earnings (loss)
       per share                    0.00                                                (0.00)

                                                    Three Months Ended
                                                    September 30, 2003

                                                 Marlon         Prime Battery
                                  As          Distributors         Products            Pro
                               Reported           Ltd.             Limited            Forma
                             -----------------------------------------------------------------
      Revenue                  2,604,133          202,264           294,691         3,101,088

      Net income (loss)           55,822            9,004           (21,517)           43,309

      Weighted average
       number of shares
       outstanding            18,220,772        1,475,563           700,000        20,396,335

      Earnings (loss)
       per share                    0.00                                                 0.00

                                                    Nine Months Ended
                                                    September 30, 2004

                                                 Marlon         Prime Battery
                                  As          Distributors         Products            Pro
                               Reported           Ltd.             Limited            Forma
                             -----------------------------------------------------------------
      Revenue                 10,433,515          589,561            24,638        11,047,713

      Net income (loss)         (161,875)         (10,585)          (29,226)         (201,686)

      Weighted average
       number of shares
       outstanding            21,348,566        1,475,563           700,000        23,524,129

      Earnings (loss)
       per share                   (0.01)                                               (0.01)

                                                      Nine Months Ended
                                                     September 30, 2003

                                                 Marlon         Prime Battery
                                  As          Distributors         Products            Pro
                               Reported           Ltd.             Limited            Forma
                             -----------------------------------------------------------------
      Revenue                  5,910,267          688,564         1,202,301         7,801,132

      Net income (loss)           94,555           47,887          (202,344)          (59,902)

      Weighted average
       number of shares
       outstanding            16,859,661        1,475,563           700,000        19,035,224

      Earnings (loss)
       per share                    0.01                                                (0.00)

Note 11 - Segmented Information

                                                  3 Mos ended                        9 Mos ended
                                                       Sep                                Sep
                                             2004              2003              2004              2003
                                          ----------------------------       -----------------------------
Revenue:
     Retail                                2,044,190         1,815,398         5,805,831         5,113,165
     Wholesale                             1,787,683           788,735         4,476,355           797,102
     Intersegment revenues                    52,264                 0           151,329                 0
                                          ----------------------------       -----------------------------
                                           3,884,137         2,604,133        10,433,515         5,910,267

Profit or loss:
     Retail                                   11,654           (29,147)          113,405           (21,774)
     Wholesale                                93,636            88,399           254,703            84,454
     Unallocated corporate costs            (100,858)              605          (528,448)           39,612
     Non-controlling interest                      0            (4,035)           (1,535)           (7,737)
                                          ----------------------------       -----------------------------
                                               4,432            55,822          (161,875)           94,555

Assets:
     Retail                                                                    2,866,402         2,146,419
     Wholesale                                                                 1,728,184         1,237,512
     Retail intangible assets                                                    343,775           435,812
     Wholesale intangible assets                                               1,533,781           937,963
     Wholesale goodwill                                                        3,849,399         2,855,597
     Unallocated corporate assets                                              2,673,789           138,600
                                                                             -----------------------------
                                                                              12,995,330         7,751,903

                        WIRELESS AGE COMMUNICATIONS, INC.

                        (formerly Lennoc Ventures, Inc.)

                  REPORT AND CONSOLIDATED FINANCIAL STATEMENTS

                           December 31, 2003 and 2002

                             (Stated in US Dollars)

                          INDEPENDENT AUDITORS' REPORT

To the Stockholders,
Wireless Age Communications, Inc.
(formerly Lennoc Ventures, Inc.)

We have audited the accompanying consolidated balance sheet of Wireless Age Communications, Inc. (formerly Lennoc Ventures, Inc.) and subsidiaries as of December 31, 2003 and the related consolidated statements of operations, cash flow and stockholders' deficiency for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audit in accordance with generally accepted auditing standards in the United States of America. Those standards require that we plan and perform an audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, these consolidated financial statements referred to above present fairly, in all material respects, the financial position of Wireless Age Communications, Inc. (formerly Lennoc Ventures, Inc.) and subsidiaries as of December 31, 2003 and the results of their operations and their cash flows for the year then ended in conformity with generally accepted accounting principles in the United States of America.


Toronto, Canada                                           "MINTZ & PARTNERS LLP"
March 26, 2004

                       [LETTERHEAD OF TERRY AMISANO LTD.]

                          INDEPENDENT AUDITORS' REPORT

To the Stockholders,
Wireless Age Communications, Inc.
(formerly Lennoc Ventures, Inc.)

We have audited the accompanying consolidated balance sheet of Wireless Age Communications, Inc. (formerly Lennoc Ventures, Inc.) and subsidiaries as of December 31, 2002 and the related consolidated statements of operations, cash flow and stockholders' deficiency for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audit in accordance with generally accepted auditing standards in the United States of America. Those standards require that we plan and perform an audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, these consolidated financial statements referred to above present fairly, in all material respects, the financial position of Wireless Age Communications, Inc. (formerly Lennoc Ventures, Inc.) and subsidiaries as of December 31, 2002 and the results of their operations and their cash flow for the year then ended in conformity with generally accepted accounting principles in the United States of America.

Vancouver, Canada                                              "AMISANO HANSON"
March 18, 2003                                            Chartered Accountants

                        WIRELESS AGE COMMUNICATIONS, INC.
                        (formerly Lennoc Ventures, Inc.)
                           CONSOLIDATED BALANCE SHEETS
                           December 31, 2003 and 2002
                             (Stated in US Dollars)

--------------------------------------------------------------------------------

                                      ASSETS                              2003               2002
                                                                          ----               ----
Current
   Receivables - Note 3                                              $  1,476,544       $    684,584
   Inventory                                                            1,385,069            447,686
   Investments - Note 4                                                 1,898,101                 --
   Prepaid expenses                                                       279,710             10,308
                                                                     ------------       ------------
                                                                        5,039,424          1,142,578

Due from related parties - Note 11                                             --             54,161
Capital assets - Note 5                                                   413,421            318,464
Intangible assets - Note 6                                              1,743,144            491,789
Goodwill - Note 6                                                       2,855,597                 --
                                                                     ------------       ------------
                                                                     $ 10,051,586       $  2,006,992
                                                                     ============       ============

                                   LIABILITIES
Current
   Bank indebtedness - Note 7                                        $     64,306       $    202,990
   Accounts payable and accrued liabilities - Notes 8                   2,670,817            587,336
   Income taxes payable                                                        --             38,175
   Customer deposits                                                        8,858              8,302
   Due to related parties - Note 11                                        73,723            130,239
   Current portion of long-term debt - Note 9                           2,286,862            333,038
   Current portion of obligations under capital lease - Note 10                --             17,036
                                                                     ------------       ------------
                                                                        5,104,566          1,317,116
Long-term debt - Note 9                                                   251,085            417,159
Non-controlling interest                                                   47,327             63,368
                                                                     ------------       ------------
                                                                        5,402,978          1,797,643
                                                                     ------------       ------------
                              STOCKHOLDERS' EQUITY
Preferred stock, $0.001 par value
   10,000,000 shares authorized, none outstanding                              --                 --
Common stock, $0.001 par value - Note 12
   100,000,000 shares authorized
   19,574,104 shares outstanding (2002: 15,304,105)                        19,574             15,304
Additional paid-in capital                                              4,741,850            272,308
Accumulated deficit                                                      (207,536)           (70,229)
Other comprehensive income                                                 94,720             (8,034)
                                                                     ------------       ------------
                                                                        4,648,608            209,349
                                                                     ------------       ------------
                                                                     $ 10,051,586       $  2,006,992
                                                                     ============       ============

                             SEE ACCOMPANYING NOTES

                        WIRELESS AGE COMMUNICATIONS, INC.
                        (formerly Lennoc Ventures, Inc.)
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                 for the years ended December 31, 2003 and 2002
                             (Stated in US Dollars)

--------------------------------------------------------------------------------

                                                               2003               2002
                                                               ----               ----
Sales:
   Products                                                $  7,111,822       $  1,267,573
   Activation commissions and residuals payments              2,156,747            464,375
                                                           ------------       ------------
                                                              9,268,569          1,731,948

Cost of goods sold - products                                 5,411,072          1,075,398
                                                           ------------       ------------
Gross profit                                                  3,857,497            656,550

Selling and administrative expenses                           3,616,350            626,546
Amortization                                                    249,223             69,174
Interest expense                                                100,294             25,596
                                                           ------------       ------------
Loss from operations                                           (108,370)           (64,766)
                                                           ------------       ------------
Other expenses (income)
   Foreign exchange losses (gains)                               84,951             (9,621)
   Loss on settlement of claim                                       --             13,432
   Gain on disposition of capital assets                             --            (34,460)
   Management fees                                              (39,973)           (25,477)
   Miscellaneous income                                              --             (5,874)
                                                           ------------       ------------
                                                                 44,978            (62,000)
                                                           ------------       ------------
Loss before income taxes and non-controlling interest          (153,348)            (2,766)

Income taxes - future                                                --             20,480

Loss before non-controlling interest                           (153,348)           (23,246)

Non-controlling interest                                         16,041              2,191
                                                           ------------       ------------
Loss for the year                                          $   (137,307)      $    (21,055)
                                                           ============       ============
Loss per share                                             $      (0.01)      $      (0.00)
                                                           ============       ============
Weighted average number of common shares outstanding         17,537,022         10,291,175
                                                           ============       ============

                             SEE ACCOMPANYING NOTES

                        WIRELESS AGE COMMUNICATIONS, INC.
                        (formerly Lennoc Ventures, Inc.)
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                 for the years ended December 31, 2003 and 2002
                             (Stated in US Dollars)

--------------------------------------------------------------------------------

                                                                           2003              2002
                                                                           ----              ----
Operating Activities
   Net loss for the year                                               $  (137,307)      $   (21,055)
   Items not involving cash:
     Amortization                                                          249,223            69,174
     Gain on disposition of assets                                              --           (34,460)
     Foreign exchange loss                                                  84,951                --
     Warrants issued for consulting services provided                        7,612                --
     Common stock issued for consulting services provided                   88,200                --
     Future income taxes                                                        --            20,480
     Non-controlling interest                                              (16,041)           (2,191)
   Changes in operating assets and liabilities:
     Accounts receivable                                                  (791,960)         (183,198)
     Inventory                                                            (937,383)           76,421
     Prepaid expenses                                                     (269,402)            5,801
     Accounts payable and accrued liabilities                            2,090,787            23,700
     Income taxes payable                                                  (45,481)          (55,082)
     Customer deposits                                                         556            (2,100)
                                                                       -----------       -----------
Cash used in operating activities                                          323,755          (102,510)
                                                                       -----------       -----------

Investing Activities
   Additions to capital and other assets                                  (342,502)           (3,789)
   Proceeds on disposal of capital assets                                       --            45,342
   Bank indebtedness assumed on business combination                            --          (187,046)
   Purchase of marketable securities                                    (1,870,000)               --
                                                                       -----------       -----------
Cash provided by (used in) investing activities                         (2,212,502)         (145,493)
                                                                       -----------       -----------
Financing Activities
   Bank indebtedness                                                      (138,684)          202,990
   Increase in long-term debt and obligations under capital lease        1,804,786             5,349
   Increase in due to related parties                                       (2,355)           10,936
   Issuance of share capital                                               225,000            73,250
                                                                       -----------       -----------
Cash provided by financing activities                                    1,888,747           292,525
                                                                       -----------       -----------
Foreign exchange adjustment                                                     --           (44,522)
                                                                       -----------       -----------
Decrease in cash during the year                                                --                --

Cash, beginning of the year                                                     --                --
                                                                       -----------       -----------
Cash, end of the year                                                  $        --       $        --
                                                                       ===========       ===========

The Company paid cash interest of $101,102 and $25,596 during fiscal years 2003 and 2002, respectively. Cash paid cash income taxes of nil and $37,290 during fiscal years 2003 and 2002, respectively.

Non-cash activities:

During 2003:

The Company issued 120,000 shares of its common stock for consulting services provided valued at $151,200. The term of the consulting agreement is six months and the Company has amortized $88,200 of the cost up to and including December 31, 2003.

The Company issued 1,500,000 shares of its common stock for an operating subsidiary having net assets at fair value of $390,000.

The Company issued 1,500,000 shares of its common stock for business assets at fair value of $960,000.

                             SEE ACCOMPANYING NOTES

The Company issued 1,000,000 shares of its common stock and preferred shares of a subsidiary that are exchangeable into 1,000,000 shares of its common stock for an operating subsidiary having net assets at fair value of $2,740,000.

The Company issued warrants to purchase 100,000 common shares at $2.00 per share as partial consideration for consulting services provided. The services provided prior to December 31, 2003 were valued at $88,200.

During 2002:

The Company issued 2,979,105 shares of its common stock and assumed $500,867 in notes payable for an operating subsidiary having net assets at fair value of $690,234.

                             SEE ACCOMPANYING NOTES

                        WIRELESS AGE COMMUNICATIONS, INC.
                        (formerly Lennoc Ventures, Inc.)
           CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY (DEFICIENCY)
                 for the years ended December 31, 2003 and 2002
                             (Stated in US Dollars)

--------------------------------------------------------------------------------

                                                       Common Shares        Additional
                                                 ------------------------     Paid-in    Comprehensive
                                                     Number     Par Value     Capital        Income         Deficit         Total
                                                     ------     ---------     -------        ------         -------         -----
Balance, December 31, 2001                         5,000,000   $    5,000    $   20,000            --     $  (49,174)    $  (24,174)
Capital stock issued pursuant to an initial
 public offering - at $0.01                        7,325,000        7,325        65,925            --             --         73,250
Capital stock issued to acquire subsidiary         2,979,105        2,979       186,383            --             --        189,362
Foreign currency translation adjustment                   --           --            --        (8,034)            --         (8,034)
Net loss for the year                                     --           --            --            --        (21,055)       (21,055)
                                                 -----------   ----------    ----------    ----------     ----------     ----------
Balance, December 31, 2002                        15,304,105   $   15,304    $  272,308    $   (8,034)    $  (70,229)    $  209,349
                                                 -----------   ----------    ----------    ----------     ----------     ----------
Capital stock issued to acquire subsidiary         1,500,000        1,500       388,500            --             --        390,000
Capital stock issued to acquire trade-name         1,500,000        1,500       958,500            --             --        960,000
Capital stock issued to acquire subsidiary         1,000,000        1,000     2,739,000            --             --      2,740,000
Capital stock issued for consulting
 services provided                                   120,000          120       151,080            --             --        151,200
Capital stock and warrants issued in
 private placement
                                                     150,000          150       224,850            --             --        225,000
Warrants to purchase capital stock issued for
 consulting services provided                             --           --         7,612            --             --          7,612
Adjustment arising from unrealized marketable
 securities gain                                          --           --            --        24,244             --         24,244
Foreign currency translation adjustment                   --           --            --        78,510             --         78,510
Net loss for the year                                     --           --            --            --       (137,307)      (137,307)
                                                 -----------   ----------    ----------    ----------     ----------     ----------
Balance, December 31, 2003                        19,574,104   $   19,574    $4,741,850    $   94,720     $ (207,536)    $4,648,608
                                                 ===========   ==========    ==========    ==========     ==========     ==========

                             SEE ACCOMPANYING NOTES

                        WIRELESS AGE COMMUNICATIONS, INC.
                        (formerly Lennoc Ventures, Inc.)
                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
                           December 31, 2003 and 2002
                             (Stated in US Dollars)

--------------------------------------------------------------------------------

Note 1      Nature of Operations

            The Company, through its 89% owned subsidiary, Wireless Age Communications Ltd. ("Wireless Canada") is in the business of operating retail cellular and telecommunications outlets in cities in western Canada, and through its wholly owned subsidiaries Wireless Source Distribution Ltd. ("Wireless Source") and Prime Wireless Corporation ("Prime Wireless") is in the business of distributing prepaid phone cards, wireless accessories and various battery and ancillary electronics products in Canada. Wireless Canada was acquired on October 8, 2002, Prime Wireless was acquired on March 13, 2003 and Wireless Source was acquired on September 19, 2003. Prior to the acquisition of Wireless Canada, the Company was characterized as a pre-exploration stage company and had an option to purchase a mining lease in the State of Utah, United States of America. This option agreement was in default and the Company terminated the lease. Consequently, the Company is no longer in the mineral and exploration business.

            The Company was incorporated in the State of Nevada on November 17, 2000 as Lennoc Ventures, Inc. On October 20, 2002, the Company changed its name to Wireless Age Communications, Inc.

Note 2      Summary of Significant Accounting Policies

            The consolidated financial statements have been prepared in accordance with generally accepted accounting principles in the United States of America.

            The consolidated financial statements have, in management's opinion been properly prepared within reasonable limits of materiality and within the framework of the significant accounting policies summarized below:

            Use of Estimates

            The preparation of consolidated financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that effect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the period. Actual results will differ from these amounts.

            Consolidated Financial Statements

            The consolidated financial statements include the accounts of the Company, its wholly-owned inactive subsidiaries DB Sim Holdings Ltd. ("DB Sim") and 1588102 Ontario Inc. ("1588102 Ontario"), its wholly owned operating subsidiaries Wireless Source and Prime Wireless and its 89% owned subsidiary, Wireless Canada. DB Sim, Wireless Canada and Wireless Source are incorporated under the laws of the province of Saskatchewan, Canada and Prime Wireless and 1588102 Ontario are incorporated under the laws of the province of Ontario, Canada. All inter-company transactions have been eliminated.

            Inventory

            Telecommunications equipment and accessories inventory is recorded at the lower of cost and net realizable value with cost being determined by the first-in, first-out method.

            Allowance for Doubtful Accounts

            The Company records an allowance for doubtful accounts based on specifically identified amounts that management believes to be uncollectible. The criteria for allowance provision are determined based on historical experience and the Company's assessment of the general financial conditions affecting its customer base. If the Company's actual collections experience changes, revisions to the allowance may be required.

Wireless Age Communications, Inc.
(formerly Lennoc Ventures, Inc.)
Notes to the Consolidated Financial Statements
December 31, 2003 and 2002
(Stated in US Dollars)

--------------------------------------------------------------------------------

            Capital Assets

            Capital assets are recorded at cost less accumulated amortization. Amortization is provided over estimated useful life of the assets using the following annual rates:

                  Computer software                      2 years straight-line
                  Equipment under capital lease          10 years straight-line
                  Leasehold improvements                 5 years straight-line
                  Office equipment                       10 years straight-line
                  Rental equipment                       30% declining balance
                  Shop tools                             10 years straight-line

            Capital assets are reviewed for impairment in accordance with Statement of Financial Accounting Standards ("SFAS") No. 144, "Accounting for the Impairment or Disposal of Long-lived Assets", which was adopted effective January 1, 2002. Under SFAS No. 144, these assets are tested for recoverability whenever events or changes in circumstances indicate that their carrying amounts may not be recoverable. An impairment charge is recognized for the amount, if any, which the carrying value of the asset exceeds the fair value.

            Investments

            Investments are recorded as available for sale marketable securities or held to maturity investments.

            Available for sale marketable securities are recorded at fair value and unrealized gains and losses, net of tax are recorded separately in stockholders' equity. Realized gains or losses and other than temporary declines in value are reported in other income or expense as incurred.

            Held to maturity investments are recorded at amortized cost.

            Acquisitions and Business Combinations

            The Company accounts for acquisitions and business combinations under the purchase method of accounting. The Company includes the results of operations of the acquired business from the acquisition date. Net assets of the companies acquired are recorded at their fair value at the acquisition date. The excess of the purchase price over the fair value of net assets acquired are included in intangible assets in the accompanying consolidated balance sheets.

            Intangibles, Goodwill and Other Assets

            The Company regularly reviews all of its long-lived assets, including goodwill and other intangible assets, for impairment whenever events or changes in circumstances indicate that the carrying value may not be recoverable. Factors the Company considers important that could trigger an impairment review include, but are not limited to, significant underperformance relative to historical or projected future operating results, significant changes in the manner of use of the acquired assets or the strategy for the Company's overall business, and significant negative industry or economic trends. When management determines that an impairment review is necessary based upon the existence of one or more of the above indicators of impairment, the Company measures any impairment based on a projected discounted cash flow method using a discount rate commensurate with the risk inherent in our current business model. Significant judgment is required in the development of projected cash flows for these purposes including assumptions regarding the appropriate level of aggregation of cash flows, their term and discount rate as well as the underlying forecasts of expected future revenue and expense. To the extent that events or circumstances cause assumptions to change, charges may be required which could be material.

            Residual premiums are amounts paid for future residual revenue of retail cellular and telecommunications subscriber business recorded at cost less accumulated

Wireless Age Communications, Inc.
(formerly Lennoc Ventures, Inc.)
Notes to the Consolidated Financial Statements
December 31, 2003 and 2002
(Stated in US Dollars)

--------------------------------------------------------------------------------

            amortization. Amortization is provided for on a straight-line basis over five years. Agency fees are amortized over the term of the related agreement (ten years) on a straight line basis.

            Effective January 1, 2002, the Company adopted SFAS No 142, "Goodwill and Other Intangible Assets". SFAS No. 142 no longer permits the amortization of goodwill and indefinite-lived intangible assets. Instead, these assets must be reviewed annually (or more frequently under prescribed conditions) for impairment in accordance with this statement. If the carrying amount of the reporting unit's goodwill or indefinite-lived intangible assets exceeds the implied fair value, an impairment loss is recognized for an amount equal to that excess. Intangible assets that do not have indefinite lives are amortized over their useful lives. The adoption of SFAS No. 142 did not impact the results of operations or financial position because the Company had no goodwill or indefinite-lived intangible assets at December 31, 2002 and 2001.

            Fair Value of Financial Instruments

            The carrying value of receivables, bank indebtedness, accounts payable and accrued liabilities income taxes payable and customer deposits approximates fair value because of the short maturity of these instruments. The carrying value of long-term debt, obligations under capital lease and due to and from related parties also approximates fair value. Unless otherwise noted, it is management's opinion that the Company is not exposed to significant interest, currency or credit risk arising from these financial instruments.

            Income Taxes

            The Company follows Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes"("FAS 109") which requires the use of the asset and liability method of accounting of income taxes. Under the assets and liability method of FAS 109, deferred tax assets and liabilities are recognized for the future tax consequences attributable to temporary differences between the financial statements carrying amounts of existing assets and liabilities and loss carryforwards and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the year in which those temporary differences are expected to be recovered or settled.

            Basic and Diluted Earnings (Loss) Per Share

            The Company reports loss per share in accordance with Statement of Financial Accounting Standards No. 128, "Earnings Per Share". Basic loss per share is computed using the weighted average number of shares outstanding during the year. Diluted earnings per share includes the potentially dilutive effect of outstanding common stock options and warrants which are convertible to common shares.

            Foreign Currency Translation

            The functional currency of the Company is Canadian dollars, which has been translated into US dollars, the reporting currency, in accordance with Statement of Financial Accounting Standards No. 52 "Foreign Currency Translation". Assets and liabilities are translated at the exchange rate at the balance sheet date and revenue and expenses are translated at the exchange rate at the date those elements are recognized. Any translation adjustments resulting are not included in determining net income but are included in other comprehensive income.

            Comprehensive Income

            The Company has adopted Statement of Financial Accounting Standards No. 130, "Reporting Comprehensive Income". Comprehensive income is comprised of foreign currency translation adjustments and unrealized gains and losses on available for sale marketable securities.

Wireless Age Communications, Inc.
(formerly Lennoc Ventures, Inc.)
Notes to the Consolidated Financial Statements
December 31, 2003 and 2002
(Stated in US Dollars)

--------------------------------------------------------------------------------

            Revenue Recognition

            The Company recognizes revenue from the sale of telecommunications equipment, accessories and other electronics products when the products are delivered and accepted by the customer. Activation commission fees earned from the telephone companies are recognized at the time of activation by the customer. Residual commission fees are recognized at the time they are received from the telephone company. The company earns co-op advertising dollars based on the amount of business it provides to the telephone companies. These are typically a matching reimbursement of pre-approved advertising, which must fairly represent the telephone companies and our company. The amounts incurred for advertising costs are expensed in the income statement as incurred. The amounts, which are approved as reimbursable to us by the telephone companies are set up as an amount receivable as incurred and the credit is offset against the expense in the income statement.

            Advertising and Marketing Costs

            The company expenses the costs of advertising and marketing as incurred. The Company incurred $333,176 and $101,528 of advertising and marketing expenses during the years ending December 31, 2003 and 2002, respectively.

Note 3      Receivables

                                                       2003             2002
                                                       ----             ----

            Accounts receivable - trade            $   940,972     $   175,399
            Accrued receivables                        601,012         449,032
            Insurance proceeds receivable                   --          70,312
            Other                                           --           3,579
            Allowance for doubtful accounts            (65,440)        (13,738)
                                                   -----------     -----------
                                                   $ 1,476,544     $   684,584
                                                   ===========     ===========

            The Company includes co-op advertising amounts receivable from key suppliers within accrued receivables. Advertising costs are expensed as incurred and qualifying co-op advertising amounts are set up as receivables with an offsetting amount charged to advertising expense.

Note 4      Investments

            Available for Sale Securities

            In 2000, the Company acquired 18,100 common shares of Globetech Ventures Corp. (symbol - GTVCF), an entity publicly listed on OTCBB stock exchange for $61,514 (CAD$79,754) cash. The market value of these securities declined during 2000, 2001 and the Company recorded a loss on these securities. In 2003, the market value improved and subsequent to the end of the year the Company disposed of these securities for net proceeds of $38,255 (CAD$49,598). At December 31, 2003, the Company has valued these securities at $28,101 (CAD$36,431) based on a closing share price of $1.53 (CAD$2.0128) and accordingly has recorded an unrealized holding gain on marketable securities of $24,244 (CAD$31,432) in a separate component of stockholders' equity.

            Held to Maturity Investment

            On December 31, 2003, the Company acquired $1,700,000 in outstanding principal amount of 8% Convertible Promissory Notes of RELM Wireless Corporation a publicly traded entity listed on the NASD Over-the-Counter-Bulletin-Board for a cash payment of $1,870,000. The note matures on December 31, 2004 and is currently convertible into 904,255 shares of RELM's common stock. Upon conversion the Company would have a 9.2% ownership position in RELM. The note is pledged as security against a 8% Secured Promissory Note (note 9). The Company currently regards this investment as

Wireless Age Communications, Inc.
(formerly Lennoc Ventures, Inc.)
Notes to the Consolidated Financial Statements
December 31, 2003 and 2002
(Stated in US Dollars)

--------------------------------------------------------------------------------

            a held to maturity investment and has recorded the investment at cost. The fair value of this investment is not less than the book value.

Note 5      Capital Assets

                                                                   2003                         2002
                                                  --------------------------------------    ----------
                                                               Accumulated
                                                     Cost      Amortization       Net           Net
                                                     ----      ------------       ---           ---
            Computer software                     $   32,757    $   23,786    $    8,971    $    8,769
            Equipment under capital lease            127,598        80,495        47,103        49,137
            Leasehold improvements                   537,304       377,633       159,671       171,247
            Office equipment                         240,233       127,957       112,266        64,317
            Rental equipment                         201,637       117,561        84,076        23,459
            Shop tools                                19,181        17,847         1,334         1,535
                                                  ----------    ----------    ----------    ----------
                                                  $1,158,700    $  745,279    $  413,421    $  318,464
                                                  ==========    ==========    ==========    ==========

Note 6      Intangible Assets and Goodwill

                                                                   2003                        2002
                                                  --------------------------------------    ----------
                                                               Accumulated
                                                     Cost      Amortization       Net           Net
                                                     ----      ------------       ---           ---
            Residual Premiums                     $  811,556    $  563,414    $  248,142    $  339,212
            MTS Agency Fee                           246,816        85,614       161,202       152,577
            Midland trade-name, Vertex
            Standard distribution and supply
            agreements                               284,500            --       284,500            --
            A.C. Simmonds & Sons trade-name,
            customer lists and relationships         288,300            --       288,300            --
            iMobile trade-name, customer lists
            and relationships                        761,000            --       761,000            --
            Goodwill                               2,855,597            --     2,855,597            --
                                                  ----------    ----------    ----------    ----------
                                                  $5,247,769    $  649,028    $4,598,741    $  491,789
                                                  ==========    ==========    ==========    ==========

            The acquisition of Wireless Age Communications Ltd. on October 8, 2002 created the residual premium and agency fee intangible assets. The residual premium is being amortized on a straight-line basis over 5 years and the agency fee is being amortized straight-line over 10 years. The remainder of the intangible assets including trade names, customer lists, supply agreements and goodwill are not being amortized, but are tested on an annual basis for impairment.

            For the intangible assets the amortization expense including adjustment required for the fluctuations in foreign exchange rates was as follows:

                                                          2003

                         Residual premiums               91,070
                         Agency fee                      (8,625)
                                                        -------
                                                         82,445

Wireless Age Communications, Inc.
(formerly Lennoc Ventures, Inc.)
Notes to the Consolidated Financial Statements
December 31, 2003 and 2002
(Stated in US Dollars)

--------------------------------------------------------------------------------

            The estimated amortization expense for the subsequent five years is as follows:

                        2004                          92,037
                        2005                          92,037
                        2006                          85,581
                        2007                          69,868
                        2008                          22,845
                        2009+                         46,977
                                                     -------
                                                     409,345

Note 7      Bank Indebtedness

            The Company's operating line of credit, to a maximum of $308,520 (CDN$400,000) bears interest at bank prime plus 1.5% per annum. A general security agreement, assignment of book debts, inventory and directors' guarantee are pledged as security. At December 31, 2003, the Company was in breach of certain financial covenant ratios under the line of credit.

Note 8      Accounts Payable and Accrued Liabilities

                                                                                      2003            2002
                                                                                      ----            ----
            Accounts payable - trade                                              $ 2,408,069     $   440,624
            Employee benefits and taxes payable                                        11,102          16,870
            Vacation pay payable                                                       51,779          37,549
            Profit sharing payable                                                     77,130          34,187
            Accrued liabilities                                                       125,030          44,062
            Other                                                                       5,013          14,044
                                                                                  -----------     -----------
                                                                                  $ 2,678,123     $   587,336
                                                                                  ===========     ===========

Note 9      Long-term Debt

                                                                                      2003            2002
                                                                                      ----            ----
            Agency fee repayable in semi-annual payments of
             $24,681 (CDN$32,000) (principal CDN$136,320)
             including interest at 4.4% per annum, unsecured                      $   105,144     $   126,944

            Note payable in monthly payments of $6,427 (CDN$8,333) (principal
             CDN$133,333) plus interest at bank prime plus 2.5%
             per annum secured by assets of the company                               102,840              --

            Note payable, secured by common shares of Wireless Canada, repayable in one instalment payment of $61,704 (CDN$80,000) on
             April 30, 2003 and the balance in monthly instalment payments of
             $8,672 (CDN$11,244) commencing June 1, 2003 including interest at
             6% per annum (principal CDN$303,223)                                     233,876         285,243

            Note payable, secured by common shares of Wireless Canada, non-interest bearing and repayable in monthly installments of
             $10,945 (CDN$13,542) (principal CDN$ 80,749)
                                                                                       62,282         154,480

            Note payable to a director of a subsidiary of the Company, unsecured, non-interest bearing and no specific terms of
             repayment                                                                     --          39,405

            Note payable to a company with a common director,
             unsecured, non-interest bearing and no specific terms of
             repayment                                                                     --          12,123

            Loan payable, unsecured, non-interest bearing and
             repayable in monthly installments of $633 (CDN$1,000)                         --          11,712

            Subordinated loan payable, unsecured, bearing interest at 12% per annum and repayable in monthly amounts of $6,106 (CDN$7,916)
             commencing May 31, 2003 (principal CDN$134,585)                          103,805         120,290
            Secured  promissory  note  payable,  bearing  interest at 8% per
            annum and due and payable on June 30, 2004. (Note - 4)                  1,930,000              --
                                                                                  -----------     -----------
                                                                                    2,537,947         750,197
            Less: current portion:                                                 (2,286,862)       (333,038)
                                                                                  -----------     -----------
                                                                                  $   251,085     $   417,159
                                                                                  ===========     ===========

Wireless Age Communications, Inc.
(formerly Lennoc Ventures, Inc.)
Notes to the Consolidated Financial Statements
December 31, 2003 and 2002
(Stated in US Dollars)

--------------------------------------------------------------------------------

            The estimated principal repayments due in each of the next four years are as follows:

                            2004                  $  2,286,862
                            2005                       208,023
                            2006                        43,062
                                                  ------------
                                                  $  2,537,947
                                                  ============

Note 10     Obligations Under Capital Lease

                                                                         2003         2002
                                                                         ----         ----
            Obligation under capital lease to Teletech Financial
             Corporation in monthly payments of $1,212 including
             interest at 14.1%. Equipment is pledged as security     $      --     $   9,353

            Obligation under capital lease to Teletech Financial
             Corporation in monthly payments of $822 including
             interest at 15.8%. Equipment is pledged as security            --         7,683
                                                                     ---------     ---------
                                                                     $      --     $  17,036
                                                                     =========     =========

Note 11     Due to/(from) Related Parties

                                                                         2003         2002
                                                                         ----         ----
            Amounts owing from companies with  common
             directors, unsecured, non-interest bearing with no
             specific terms of repayment                             $ (27,347)    $  (9,181)

            Amounts owing from a director of a subsidiary of the
             Company, unsecured, non-interest bearing and with no
             specific terms of repayment                                    --       (44,980)

            Amounts owing to a director of a subsidiary of the
             Company, unsecured, non-interest bearing and due on
             demand                                                    101,070       130,239
                                                                     ---------     ---------
                                                                     $  73,723     $  76,078
                                                                     =========     =========

Wireless Age Communications, Inc.
(formerly Lennoc Ventures, Inc.)
Notes to the Consolidated Financial Statements
December 31, 2003 and 2002
(Stated in US Dollars)

--------------------------------------------------------------------------------

Note 12     Capital Structure

            Capital Stock

            The Company is authorized to issue up to 100,000,000 common shares.

            Voting Rights

            The holders of shares of common stock are entitled to receive notice of, attend and vote at all meetings of stockholders. Each share of common stock carries one vote at such meetings.

            Warrants

            The following is a summary of warrant activity for 2003 and 2002:

                                                             Number of Shares to
                                                                Purchase under
                                                                   Warrants                 Expiry Date
            Balance, December 31, 2001                                    --
            Issued                                                        --
            Exercised                                                     --
                                                                     -------
            Balance, December 31, 2002                                    --
                                                                     -------
            Issued                                                   250,000        Between September 30, 2005
                                                                                    and October 15, 2006
            Exercised                                                     --
                                                                     -------
            Balance, December 31, 2003                               250,000
                                                                     =======

            Warrants outstanding at December 31, 2003 are summarized as follows:

                  Number          Price         Year of Issue       Vesting Period         Term
                 100,000      $     2.00            2003              9 months(1)         2 years
                 150,000            2.00            2003              Immediate           3 years
                 -------
                 250,000
                 =======

            (1) Vesting period is 33,333 exercisable on January 1, 2004, 66,666 on April 1, 2004 and 100,000 on July 1, 2004.

            Should all exercisable warrants as of December 31, 2003 be exercised, the total additional consideration available to the Company is $300,000. A maximum of 150,000 common shares would be issued.

            In 2003, warrants to purchase 150,000 common shares were issued pursuant to a private placement to three directors of the Company.

            Also during 2003, warrants to purchase 100,000 common shares were issued pursuant

Wireless Age Communications, Inc.
(formerly Lennoc Ventures, Inc.)
Notes to the Consolidated Financial Statements
December 31, 2003 and 2002
(Stated in US Dollars)

--------------------------------------------------------------------------------

            to a consulting agreement. Services provided under the agreement related to the issuance of the warrants were valued at $60,900 using the Black-Scholes option-pricing model with the following weighted average assumptions, dividend yield of 0%, expected volatility of 173%, risk free interest rate of 5% and expected life of 1.7 years. The Company is amortizing this cost over the life of the warrants and has expensed $7,612 as non-cash operating costs in 2003.

            Stock Options

            The Company does not have a Stock Option plan.

            1588102 Ontario Inc. Preferred Shares

            During 2003, 1588102 Ontario Inc., a wholly owned subsidiary of the Company, issued 1,000,000 preferred shares of 1588102 Ontario Inc. to a related party as part of an acquisition (note 16). The preferred shares are exchangeable into 1,000,000 shares (plus any declared but unpaid dividends) of the Company's common stock on of before September 19, 2008.

Note 13     Commitments

            a)    Mining Lease

                  By a lease and purchase option agreement dated January 8, 2001 and subsequently amended on February 1, 2002, the Company was granted the exclusive right to purchase the Sand Pass resource property located in Juab County of the State of Utah for $1,000,000. The Company paid $2,000 as minimum advance royalty payments along with $4,700 in exploration costs since entering into this lease.

                  On December 31, 2002 the agreement was in default in respect to unpaid royalty payments. Management of the Company has decided not to continue exploration of the property and abandoned the lease.

            b)    Premise Leases

                  The Company leases its premises under agreements requiring aggregate minimum payments over the next five years as follows:

                                  2004               $  236,863
                                  2005                  214,234
                                  2006                  154,595
                                  2007                  123,510
                                  2008                       --
                                                     ----------
                                                     $  729,202
                                                     ==========

                  The Company's rent expense was as follows:

                                  2002               $   56,768
                                  2003                  317,436

            c)    Management Services Agreement

                  The Company is committed under a Management Services Agreement to pay $35,000 per month until April 30, 2004. The agreement automatically renews for a further 2-year period after the initial term, unless written notice is provided 60 days prior to April 30, 2004. Such notice was not provided.

Wireless Age Communications, Inc.
(formerly Lennoc Ventures, Inc.)
Notes to the Consolidated Financial Statements
December 31, 2003 and 2002
(Stated in US Dollars)

--------------------------------------------------------------------------------

Note 14     Income Taxes

            The following table summarizes the significant components of the Company's deferred tax assets:

                                                                   2003          2002
            Deferred Tax Assets
              Non-capital loss carryforward                   $ 110,000     $   7,768
              Capital assets - temporary timing difference      (20,000)      (11,521)
              Other assets - temporary timing difference         56,000        13,894

                                                              ---------     ---------
            Gross deferred tax assets                           146,000        10,141
            Valuation allowance for deferred tax asset         (146,000)      (10,141)
                                                              ---------     ---------
                                                              $      --     $      --
                                                              =========     =========

            The amount taken into income as deferred tax assets must reflect that portion of the income tax loss carryforwards that is likely to be realized from future operations. The Company has chosen to provide an allowance of 100% against all available income tax loss carryforwards, regardless of their time of expiry. All balances relate to Canadian transactions.

            No current provision for income taxes has been provided in these financial statements due to the net loss. At December 31, 2003 the Company has net operating loss carryforwards, which expire commencing in 2021, totalling approximately $280,000, the benefit of which has not been recorded in the financial statements.

Note 15     Related Party Transactions

            During the years ended December 31, 2003 and 2002, the Company incurred the following expenses charged by directors of the Company and its su bsidiaries and companies with common directors (all of which have been included in the statement of operations):

                                                                 2003          2002
                                                                 ----          ----
            Sales                                             $  15,490      $  22,698
            Management fees                                      39,973         25,477
                                                              ---------      ---------
                                                              $  55,463      $  48,175
                                                              =========      =========

            Cost of goods sold                                $ 523,793      $ 114,927
            Management fees                                     343,823         30,000
            Wages and benefits                                   65,184         37,440
            Travel & Meals                                       25,383             --
            Rent                                                  5,353             --
                                                              ---------      ---------
                                                              $ 963,536      $ 182,367
                                                              =========      =========

            The Company pays rent on a month to month basis to King Stables which is solely owned by the Company's Chief Executive Officer.

            Included in accounts payable is $10,870 (2002: $14,755) owing to a company with a common director.

Wireless Age Communications, Inc.
(formerly Lennoc Ventures, Inc.)
Notes to the Consolidated Financial Statements
December 31, 2003 and 2002
(Stated in US Dollars)

--------------------------------------------------------------------------------

Note 16     Business Acquisitions

            Wireless Age Communications Ltd.

      By agreements dated October 8, 2002, the Company acquired 89% of the issued and outstanding shares of Wireless Canada. A portion of this interest, 41% is held in DB Sim, which the Company also acquired on October 8, 2002. As total consideration, the Company assumed notes payable in the amount of $500,867 (CDN$775,000) and issued 2,979,105 common shares of the Company valued at $189,367. These notes are secured by the acquired common shares of Wireless Canada. The consolidated financial statements include the operating results of Wireless Canada from the date of acquisition, October 8, 2002.

      The business combination is accounted for using the purchase method. The fair value of the assets and liabilities acquired are as follows:

                Current assets                            $1,070,369
                Capital assets                               364,062
                Residual premiums                            375,416
                Agency agreement                             160,921
                                                          ----------
                                                           1,970,768
                Current liabilities                        1,127,668
                Long-term debt                                87,307
                                                          ----------
                                                             755,793
                Less:  non-controlling interest               65,559
                                                          ----------
                Net assets acquired at fair values        $  690,234
                                                          ==========

                Total consideration
                  Notes payable                           $  500,867
                  2,979,105 common shares                    189,367
                                                          ----------
                                                          $  690,234
                                                          ==========

            The fair value of the common shares issued was based on an independent appraisal of Wireless Canada. Included in the fair value is the total amount of $313,681, assigned to residual premiums at the date of acquisition. The residual premiums have a definite life and are being amortized over 5 years, on a straight-line basis.

            Prime Wireless Corporation

      On March 13, 2003, the Company acquired all of the issued and outstanding shares of Prime Wireless Corporation in exchange for 1,500,000 shares of the Company's common stock. The consolidated financial statements include the operating results of Prime Wireless from the date of acquisition, March 13, 2003. Prime Wireless is the exclusive Vertex Standard two-way radio representative in Canada and also owns the Midland trademark for use of promoting and selling Midland brand land mobile radios in certain territories of the world outside of Canada and the United States. The Company plans to aggressively grow the Vertex Standard distribution business in Canada.

      The aggregate purchase price was $390,000 representing 1,500,000 common shares. The market for the Company's common stock was illiquid at the time of the acquisition and the transaction was valued based on a valuation of the Vertex Standard representative agreement, which has an indefinite live, and management's assessment of how they could improve the business unit's performance in the future.

      The business combination is accounted for using the purchase method. The fair value of the assets and liabilities acquired are as follows:

Wireless Age Communications, Inc.
(formerly Lennoc Ventures, Inc.)
Notes to the Consolidated Financial Statements
December 31, 2003 and 2002
(Stated in US Dollars)

--------------------------------------------------------------------------------

                Current assets                                $ 14,382
                Capital assets                                   1,131
                Intangible assets                              284,500
                Goodwill                                       111,337
                                                              --------
                                                               411,350
                Current liabilities                             21,350
                                                              --------
                Net assets acquired at fair values            $390,000
                                                              ========
                Total consideration
                  1,500,000 common shares                     $390,000
                                                              ========

            Included in the fair value is the total amount of $395,837, of which $284,500 has been assigned to intangible assets that are not subject to amortization and represents mainly the Vertex Standard Agreement, customer lists, certain non-contractual customer and supplier relationships. The Company did not assign any value to intangible assets subject to amortization

            The $111,337 of goodwill was assigned to the Wholesale segment. The Company expects to deduct 100% of this amount for tax purposes.

Wireless Age Communications, Inc.
(formerly Lennoc Ventures, Inc.)
Notes to the Consolidated Financial Statements
December 31, 2003 and 2002
(Stated in US Dollars)

--------------------------------------------------------------------------------

            Wireless Source Distribution Ltd.

            On September 19, 2003, the Company acquired all of the issued and outstanding common shares of Wireless Source Distribution Ltd. from related parties. Wireless Source was owned 50% by an officer of Wireless Age Communications Ltd. and 50% by an entity solely owned by a director of the Company.

            The acquisition was consummated through a series of agreements. On September 19, 2003 the Company and a wholly owned subsidiary, (1588102 Ontario) entered into a Share Exchange Agreement with an officer of Wireless Age Communications Ltd. under which 1588102 Ontario issued 1,000,000 preferred shares of itself to the officer for 50 class B common shares of Wireless Source. The preferred shares carry several rights but are primarily exchangeable into 1,000,000 shares of the Company's common stock. The Company also entered into a Stock Purchase Agreement with an entity solely owned by a director of the Company under which the Company issued 1,000,000 shares of the Company's common stock to the entity in exchange for 50 class B common shares of Wireless Source.

            Wireless Source distributes prepaid phone cards and accessories in Western Canada. As a result of the acquisition, the Company expects to further diversify the operations of the Company by growing the wholesale segment.

            As total consideration the Company issued 1,000,000 shares of the Company's common stock and 1,000,000 preferred shares of 1588102 Ontario valued at $2,740,000. The common shares issued and issuable under the exchange privileges of the preferred shares were valued at the closing market price of the Company's common stock on date of acquisition, less a 33% discount due to the trading restrictions on the stock. The consolidated financial statements include the operating results of Wireless Source from September 1, 2003.

      The business combination is accounted for using the purchase method. The fair value of the assets and liabilities acquired are as follows:

                Current assets                                      $  885,869
                Capital assets                                           9,301
                Intangible assets                                      761,000
                Goodwill                                             2,072,560
                                                                    ----------
                                                                     3,728,730
                Current liabilities                                    988,730
                                                                    ----------
                Net assets acquired at fair values                  $2,740,000
                                                                    ==========

                Total consideration
                  1,000,000 common shares and 1,000,000
                  preferred shares of 1588102 Ontario Inc.          $2,740,000
                                                                    ==========

            Included in the fair value is the total amount of $2,833,560, of which $761,000 has been assigned to intangible assets that are not subject to amortization and represents mainly customer lists, certain non-contractual customer and supplier relationships and the iMobile trade-name in Canada. The Company did not assign any value to intangible assets subject to amortization.

            The $2,072,560 of goodwill was assigned to the wholesale segment. The Company expects to deduct 100% of this amount for tax purposes.

            A.C. Simmonds & Sons Trade-Name

            On July 2, 2003, the Company acquired all of the current lines of business operated by a related party (a sibling of an officer and director of the Company) under the tradename A.C. Simmonds & Sons in exchange for 1,500,000 shares of the Company's common stock. The A.C. Simmonds & Sons lines of business consist primarily of the

Wireless Age Communications, Inc.
(formerly Lennoc Ventures, Inc.)
Notes to the Consolidated Financial Statements
December 31, 2003 and 2002
(Stated in US Dollars)

--------------------------------------------------------------------------------

            sale of electronics products to certain customers and clients. The acquisition was also intended to further diversify the operations of the business and grow the wholesale segment. Since July 2, 2003, and in anticipation of the acquisition of Wireless Source, the Company operated the A.C. Simmonds & Sons Business through financing from Wireless Source, and, upon the Company's acquisition of Wireless Source on September 19, 2003, the A.C. Simmonds & Sons Business became a division of Wireless Source.

            The total consideration paid for the assets acquired was $960,000 and represented the value of 1,500,000 common shares. The value of the shares was determined based on a 33% discount off the closing share trading price on the date of acquisition. The discount is intended to reflect the share trading restrictions placed on the stock.

      The business combination is accounted for using the purchase method. The fair value of the assets and liabilities acquired are as follows:

                Intangible asset                               $288,300
                Goodwill                                        671,700
                                                               --------
                Net assets acquired at fair values             $960,000
                                                               ========

                Total consideration
                  1,500,000 common shares                      $960,000

            The excess of the purchase price over the net assets acquired has been allocated to an intangible asset not subject to amortization primarily representing the Canadian battery customer lists in the amount of $288,300. The Company did not assign any value to intangible assets that are subject to amortization. The $671,700 of goodwill was assigned to the wholesale segment. The Company expects to deduct 100% of this amount for tax purposes.

Wireless Age Communications, Inc.
(formerly Lennoc Ventures, Inc.)
Notes to the Consolidated Financial Statements
December 31, 2003 and 2002
(Stated in US Dollars)

--------------------------------------------------------------------------------

Note 17     Economic dependence

            The Company's main source of income is derived from the sale of cellular phones and its related products and services. Its ability to continue viable operations is dependant upon maintaining its ability to act as an authorized sales agent for provincial telephone companies including, SaskTel (Saskatchewan) and MTS (Manitoba). The following amounts are recorded in accounts receivable and revenue in the financial statements:

                                                                               2003             2002
                                                                               ----             ----
            Accounts receivable
              SaskTel                                                      $    398,208     $    262,540
              MTS                                                               161,634          164,333
                                                                           ------------     ------------
                                                                           $    559,842     $    426,873
                                                                           ============     ============

            Revenue
              SaskTel                                                      $  2,496,172     $    473,317
              MTS                                                             1,489,117          308,371
                                                                           ------------     ------------
                                                                           $  3,985,289     $    781,688
                                                                           ============     ============

Note 18     Segmented Information

            SFAS No. 131, "Disclosures about Segments of an Enterprise and Related Information," established standards for reporting information about operating segments in the Company's financial statements. Operating segments are defined as components of an enterprise about which separate financial information is available that is evaluated regularly by the chief operating decision maker, or decision making group, in deciding how to allocate resources and in assessing performance. The Company operates in two operating segments; retail and wholesale/distribution operations. The following table shows revenues, profit or loss and identifiable assets by operating segment:

                                                                                2003            2002
                                                                                ----            ----
            Revenues
              Retail - sale of tangible products                           $  5,448,029     $  1,267,573
              Retail - activation commissions and residual payments           2,156,747          464,375
              Wholesale - sale of tangible products                           1,740,989               --
              Elimination of inter-segment revenues                             (77,196)              --
                                                                           ------------     ------------
            Consolidated revenues                                          $  9,268,569     $  1,731,948
                                                                           ============     ============

            Profit or Loss
              Retail                                                       $    669,264     $     49,730
              Wholesale                                                        (117,869)              --
            Unallocated amounts:
              Corporate costs (including related party management fees)        (704,743)         (72,976)
              Non-controlling interest                                           16,041            2,191
                                                                           ------------     ------------
            Consolidated loss                                              $   (137,307)    $    (21,055)
                                                                           ============     ============

            Assets
              Retail                                                       $  2,566,450     $  1,708,658
              Wholesale                                                         899,246               --
              Retail intangible assets                                          409,344               --
              Wholesale intangible assets                                     4,189,397               --
              Unallocated corporate assets                                    1,987,149          298,344
                                                                           ------------     ------------
            Consolidated assets                                            $ 10,051,586     $  2,006,992
                                                                           ============     ============

Wireless Age Communications, Inc.
(formerly Lennoc Ventures, Inc.)
Notes to the Consolidated Financial Statements
December 31, 2003 and 2002
(Stated in US Dollars)

--------------------------------------------------------------------------------

Note 19     New Accounting Standards

            Management does not believe that any recently issued, but not yet effective accounting standards if currently adopted could have a material effect on the accompanying financial statements.

Note 20     Subsequent Events

            Disposal of Marketable Securities

            On January 16, 2004, the Company disposed of 18,100 shares of Globetech Ventures Corp. (symbol - GTVCF) for net proceeds of $37,640 (CAD$49,591) and recorded a gain on marketable securities of $33,845 (CAD$44,591).

            Acquisition of Additional RELM Promissory Notes

            On February 5, 2004, the Company acquired an additional $550,000 in outstanding principal of 8% Convertible Subordinated Promissory Notes of RELM Wireless Corporation (Note 4). The notes mature on December 31, 2004 and together with the $1,700,000 note acquired on December 31, 2003 are convertible into 1,196,808 common shares of RELM which would represent an 11.7% ownership position in RELM. The additional notes have been pledged as security for an 8% Secured Promissory Note Payable (Note 9).

            Increase in Secured Promissory Note Payable

            On January 21, 2004, the Company borrowed an additional $400,000 under an 8% Secured Promissory Note for working capital purposes. The note was initially drawn in the amount of $1,930,000 on December 31, 2003 and was increased to $2,330,000.

Wireless Age Communications, Inc.
(formerly Lennoc Ventures, Inc.)
Notes to the Consolidated Financial Statements
December 31, 2003 and 2002
(Stated in US Dollars)

--------------------------------------------------------------------------------

Note 21     Proforma Information

            The Company's historical statements of operations include the results of Prime Wireless and Wireless Source (including the A.C. Simmonds operating division) subsequent to the acquisition dates of March 13, 2003 and September 19, 2003, respectively. In addition the financial statements include the acquisition of the RELM 8% subordinated promissory note on December 31, 2003. The following unaudited pro forma financial information for the year ended December 31, 2003 presents the consolidated results of the Company as if the acquisitions of Prime Wireless, Wireless Source and the RELM note had occurred at the beginning of 2002. This unaudited pro forma information for the year ended December 31, 2003 is not intended to be indicative of future operating results.

                                                   2003               2002
                                                   ----               ----

              Revenues                        $   11,852,558     $    7,056,327
                                              --------------     --------------
              Net loss                        $     (190,762)    $       16,384
                                              ==============     ==============

            Loss per share:
              Basic loss per share            $        (0.01)    $         0.00
              Fully diluted loss per share    $        (0.01)    $         0.00

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 24. LIABILITY AND INDEMNIFICATION OF DIRECTORS AND OFFICERS.

      As permitted by Section 78.037 of the Nevada Revised Statutes ("NRS"),
Article IIX of our Articles of Incorporation provides that no director or officer of our Company will be personally liable to our Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability for (1) acts or omissions which involve intentional misconduct, fraud or a knowing violation of law; or (2) the payment of any unlawful distributions. NRS Section 78.300 provides that (a) the directors of a corporation shall not make distributions to stockholders except as provided by such chapter; and (b) in case of any willful or grossly negligent violation of the provisions of this section, the directors under whose administration the violation occurred, excepting dissenters to those acts, are jointly and severally liable, at any time within three (3) years after each violation, to the corporation, and, in the event of its dissolution or insolvency, to its creditors at the time of the violation, or any of them, to the lesser of the full amount of the distribution made or of any loss sustained by the corporation by reason of the distribution to stockholders. In addition, Article IX of our Articles of Incorporation provide for indemnification by our Company of its officers and certain non-officer employees under certain circumstances against expenses, including attorneys fees, judgments, fines and amounts paid in settlement, reasonably incurred in connection with the defense or settlement of any threatened, pending or completed legal proceeding in which any such person is involved by reason of the fact that such person is or was an officer or employee of our Company if such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of our Company, and, with respect to criminal actions or proceedings, if such person had no reasonable cause to believe his or her conduct was unlawful.

Item 25. Other Expenses of Issuance and Distribution

      The following table sets forth the estimated expenses to be borne by the registrant in connection with the issuance and distribution of the common stock hereunder.

      SEC registration fee                               $   277
      Accounting fees and expenses (1)                    15,000
      Legal fees and expenses (1)                         15,000
      Printing costs (1)                                   2,000
      Miscellaneous (1)                                    5,000
                                                         -------
      Total                                              $37,277
                                                         =======

      (1)   Estimated

ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES

      On October 8, 2002, the Company issued 2,979,105 shares of its common stock and assumed $500,867 in notes payable to acquired 89% of the issued and outstanding shares of Wireless Age Communications Ltd. The net assets acquired including certain intangible assets were valued at $690,234. The sellers included Robert Sim, who became a director of the Company, and Dallas Robinson who became CEO of the Company but resigned in May 2003. The transaction was privately negotiated between the Company and the other parties. The issuance of the foregoing securities by the Company was a private transaction made in reliance on Section 4(2) of the Securities Act of 1933, as amended (the "Securities Act").

      On March 13, 2003, the Company issued 1,500,000 shares of its common stock to Pivotal Self-Service Technologies Inc. (Pivotal) an entity listed on the Over-the-Counter-Bulletin-Board for all of the issued and outstanding shares of Prime Wireless Corporation. The Company valued the transaction at $390,000. The seller was considered a related party due to certain common officers and directors. At the time, Gary Hokkanen and John Simmonds were CFO and CEO of Wireless Age Communications Inc. and Pivotal. Brian Usher-Jones and John Simmonds were directors of each of Wireless Age and Pivotal. The transaction was privately negotiated between the Company and the other parties. The issuance of the foregoing securities by the Company was a private transaction made in reliance on Section 4(2) of the Securities Act.

      On July 2, 2003, the Company issued 1,500,000 shares of its common stock to Pine Ridge Holdings Ltd. for the A.C. Simmonds & Sons trade name and business. The Company valued the transaction at $960,000. The seller was considered a related party due to Pine Ridge being solely owned by David C. Simmonds the brother of John Simmonds, the Company's CEO and director. The transaction was privately negotiated between the Company and the other parties. The issuance of the foregoing securities by the Company was a private transaction made in reliance on Section 4(2) of the Securities Act.

      On September 19, 2003, the Company issued 1,000,000 shares of its common stock to 101016305 Saskatchewan Ltd. and 1,000,000 preferred shares of a wholly owned subsidiary that are exchangeable into a 1,000,000 shares of common stock of Wireless Age to Dallas Robinson for all of the issued and outstanding shares of Wireless Source Distribution Ltd. The sellers were considered related parties due to 101016305 Saskatchewan Ltd. being solely owned by Robert Sim who at the time was a director of the Company and due to Dallas Robinson being a key employee. The transaction was privately negotiated between the Company and the other parties. The issuance of the foregoing securities by the Company was a private transaction made in reliance on Section 4(2) of the Securities Act.

      On September 9, 2003 the Company issued 120,000 shares of its common stock to Redwood Consulting Services LLC for financial consulting services provided over a 6 month period beginning on September 9, 2003. Such services were valued by the Company at $151,200. The transaction was privately negotiated between the Company and the other parties. The issuance of the foregoing securities by the Company was made in reliance on Section 4(2) of the Securities Act.

      On October 15, 2003, the Company issued 50,000 shares of its common stock and warrants to purchase an additional 50,000 shares of its common stock to three directors of the Company, John Simmonds, Brian Usher-Jones, Ken Adelberg. The Company received $75,000 in cash from each purchaser. Each of the warrants is exercisable for the purchase of one share of Company common stock at a purchase price of $2.00 per share until October 15, 2006. The transaction was privately negotiated between the Company and the other parties. The issuance of the foregoing securities by the Company was a private transaction made in reliance on Section 4(2) of the Securities Act.

      On February 5, 2004, the Company issued shares of its common stock in consideration for acquisition of RELM Wireless Corporation 8% Subordinated Promissory Notes (the "Notes") from each of the following holders of such Notes:

                                                              Common
                                                Amount        Shares
            Seller                            of Notes        Issued
            ------                            --------        ------

            Russell Scott Henderson           $100,000        75,000
            Moisha Schwimmer                   100,000        75,000
            1500450 Ontario Limited            200,000       150,000
            Stuart McGregor                     50,000        37,500
            Stephen Dulmage                     50,000        37,500
            Brian Usher-Jones                   50,000        37,500
                                              --------      --------

            Total                             $550,000       412,500

      Each of the Notes was acquired by the Company solely in exchange for shares of Company common stock. No cash or other consideration was paid to the sellers of the Notes in such transaction. Each of the sellers was granted limited registration rights with respect to the shares issued in the transaction. The transaction was privately negotiated between the Company and the other parties. The issuance of the foregoing securities by the Company was a private transaction made in reliance on Section 4(2) of the Securities Act. A registration statement was declared effective by the U.S. Securities and Exchange Commission on July 15, 2004 with respect to 387,500 such shares. The Company did not receive any of the proceeds from the sale of such shares by the respective selling shareholders among whom are certain sellers of the Notes.

      On March 29, 2004, the Company issued 125,000 shares of its common stock to Redwood Consulting Services LLC for financial consulting services provided over a 6 month period beginning on March 29, 2004. Such services were valued by the Company at $125,625. The transaction was privately negotiated between the Company and Redwood Consulting Services LLC. The issuance of the foregoing securities by the Company was a private transaction made in reliance on Section 4(2) of the Securities Act.

      On July 30, 2004, the Company issued 1,325,000 shares of its common stock for all the issued and outstanding common shares of Marlon Distributors Ltd. The Company also issued 150,563 shares of its common stock to repay CAD$245,716 of shareholder loans made by the former shareholders of Marlon Distributors to Marlon Distributors. Pursuant to the terms of the purchase and sale agreement the Company undertook to file a registration statement with the SEC registering 50% of the common shares issued to acquire Marlon Distributors and all of the common shares issued to repay shareholder loans. The transaction was privately negotiated between the Company and the Marlon shareholders. The issuance of the foregoing securities by the Company was a private transaction made in reliance on Section 4(2) of the Securities Act.

      On October 27, 2004 the Company issued to eight former minority stockholders of the Company's subsidiary, Wireless Age Communications, Ltd. ("Wireless Canada"), an aggregate of 10,528 shares of Company common stock in exchange for the 4,700 shares of the subsidiary common stock. The issuance of the foregoing securities by the Company was made pursuant to the exemption from registration provided by Regulation S promulgated under the Securities Act.

      On January 10, 2005, the Company issued to Rosemary Sim, the spouse of former director Robert Sim, 61,200 restricted shares of the Company's Common Stock in exchange for 30,000 shares of Wireless Canada held by Rosemary Sim. The issuance of the foregoing securities by the Company was made pursuant to the exemption from registration provided by Regulation S promulgated under the Securities Act.

      On January 14, 2005, the Company issued to L&M Specialties, Inc. 225,000 restricted shares of Common Stock in exchange for 400,000 Azonic Corporation common shares. The transaction was privately negotiated between the Company and L&M Specialties, Inc. The issuance of the foregoing securities by the Company was exempt from registration in reliance on Section 4(2) of the Securities Act.

Item 27. Exhibits.

         Exhibit No.                Description
         -----------                --------------------------------------------

         Exhibit 3.1 Certificate of incorporation, as amended to date, incorporated by reference to the exhibits of the Company's Form SB-2 filed with the Commission on February 26, 2001.

         Exhibit 3.2 Bylaws as currently in effect, incorporated by reference to the exhibits of the Company's Form SB-2 filed with the Commission on February 26, 2001.

         Exhibit 5.1                Opinion of Wuersch & Gering LLP.*

         Exhibit 10.1 Stock Purchase Agreement dated October 8, 2002 by and between Robert Sim and the Registrant, with respect to the acquisition of Wireless Age Communications Ltd., incorporated by reference to the exhibits of the Company's Form 8-K filed with the Commission on November 14, 2002.

         Exhibit 10.2 Stock Purchase Agreement dated October 8, 2002 by and between Robinson Marketing and Communications Ltd. and the Registrant with respect to the acquisition of Wireless Age Communications Ltd., incorporated by reference to the exhibits of the Company's Form 8-K filed with the Commission on November 14, 2002.

         Exhibit 10.3 Purchase and Sale Agreement by and between the Registrant and Pivotal Self-Service Technologies Inc. dated March 13, 2003, with respect to the acquisition of Prime Wireless Corporation, incorporated by reference to the exhibits of the Company's Form 10-QSB filed with the Commission on May 15, 2003.

         Exhibit 10.4 A.C. Simmonds & Sons Tradename Purchase and Sale Agreement by and between the Registrant and Pine Ridge Holdings Limited dated August 7, 2003, incorporated by reference to the exhibits of the Company's Form 10-QSB filed with the Commission on August 14, 2003.

         Exhibit 10.5 Share Exchange Agreement by and between the Registrant and Dallas L. Robinson dated September 19, 2003, with respect to the acquisition of Wireless Source Distribution Ltd., incorporated by reference to the exhibits of the Company's Form 8-K filed with the Commission on October 22, 2003.

         Exhibit 10.6 Support Agreement by and between the Registrant and the Registrant's wholly owned subsidiary 1588102 Ontario Inc., incorporated by reference to the exhibits of the Company's Form 8-K filed with the Commission on October 22, 2003.

         Exhibit 10.7 Stock Purchase Agreement by and between the Registrant and 101016305 Saskatchewan Ltd. dated September 19, 2003, incorporated by reference to the exhibits of the Company's Form 8-K filed with the Commission on October 22, 2003.

         Exhibit 10.8 Note Purchase Agreement by and between the Registrant and Special Situations Private Equity Fund L.P. dated December 17, 2003, incorporated by reference to the exhibits of the Company's Form 8-K filed with the Commission on January 15, 2004.

         Exhibit 10.9 Note Purchase and Security Agreement by and between the Registrant and Stacey Minichiello dated December 31, 2003, incorporated by reference to the exhibits of the Company's Form 8-K filed with the Commission on January 15, 2004.

         Exhibit 10.10 Amendment, dated as of June 30, 2004, to a Note Purchase and Security Agreement dated as of December 31, 2003, by Wireless Age Communications, Inc. and Stacey Minichiello incorporated by reference to exhibit 10.10 of the Company's Form 10-QSB filed with the Commission on August 11, 2004.

         Exhibit 10.11 Placement Agreement, dated as of June 30, 2004 by and among Wireless Age Communications, Inc. and Robert Sim, Rosemary Sim and 101016305 Saskatchewan Ltd., incorporated by reference to exhibit
                                    10.11 of the Company's Form 10-QSB filed with the Commission on August 11, 2004.

         Exhibit 10.12 Share Purchase Agreement as of July 30, 2004 by and among Wireless Age Communications, Inc. and A. BRUCE CAMERON, E. ROSE STEINKE, QUASAR PAGING LTD., QUASAR COMMUNICATIONS LTD., CAR-JEN HOLDINGS LTD., THOMAS COMMUNICATIONS LTD., I. TOOMBS & SONS HOMES LTD., CLARENCE KNIPPEL and LYDIA KNIPPEL (jointly), ALAN VILLETT, and ROBERT C. KING, incorporated by reference to exhibit 99.1 of the Company's Form 8-K filed with the Commission on August 16, 2004.

         Exhibit 10.13 Securities Purchase Agreement, dated as of August 26, 2004, by and among Infinity Capital Group, Inc., and the individuals and entities listed on Exhibit A thereto, incorporated by reference to exhibit 10.13 of the Company's Form 10-QSB filed with the Commission on November 15, 2004.

         Exhibit 10.14 Amendment No. 2, dated as of September 30, 2004, to a Note Purchase and Security Agreement dated as of December 31, 2003, by Wireless Age Communications, Inc. and Stacey Minichiello, incorporated by reference to exhibit 10.14 of the Company's Form 10-QSB filed with the Commission on November 15, 2004.

         Exhibit 10.15 Placement Agreement No. 2, dated as of September 30, 2004 by and among Wireless Age Communications, Inc. and Robert Sim, Rosemary Sim, and 101016305 Saskatchewan Ltd., incorporated by reference to exhibit
                                    10.15 of the Company's Form 10-QSB filed with the Commission on November 15, 2004.

         Exhibit 10.16 Share Purchase and Sale Agreement, by and among Wireless Age Communications Inc., Phantom Fiber Corporation, and Prime Battery Products Limited, incorporated by reference to exhibit 10.16 of the Company's Form 10-QSB filed with the Commission on November 15, 2004.

         Exhibit 10.17 Management Services Agreement, dated as of October 1, 2004, by and between Azonic Corporation and Wireless Age Communications, Inc., incorporated by reference to exhibit
                                    10.17 of the Company's Form 10-QSB filed with the Commission on November 15, 2004.

         Exhibit 10.18 Management Services Agreement, dated as of October 1, 2004, by and between Azonic Corporation and Simmonds Mercantile and Management Inc., incorporated by reference to exhibit 10.18 of the Company's Form 10-QSB filed with the Commission on November 15, 2004.

         Exhibit 10.19 Letter Agreement, dated October 1, 2004, between Knowlton Pass Electronics Limited and MaxTel Wireless Inc.*

         Exhibit 10.20 Agreement between Marlon Distributors Ltd., Quasar Paging Ltd., and Bruce Cameron, dated September 30, 2004, with respect to the sale of Marlon Recreational Products Ltd.*

         Exhibit 10.21 Canadian Sub-License Agreement by and between SureCells Portable Power Ltd. and A.C. Simmonds & Sons division of Wireless Source Distribution Ltd., dated as of August 1, 2004.*


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

         Exhibit 10.22 Form of Management Services Agreement, dated as of May 1, 2003, by and between the Company and Simmonds Capital Limited.*

         Exhibit 10.23 Share Exchange Agreement, dated as of January 14, 2005, by and between the Company and L&M Specialties Inc. with respect to Company acquisition of common stock of Azonic Corporation.*

         Exhibit 10.24 Distributorship Agreement, between Saskatchewan Telecommunications and Wireless Age Communications Ltd. +

         Exhibit 10.25              Course of Dealing Agreement with MTS
                                    Communications Inc.+

         Exhibit 23.1               Consent of Mintz & Partners LLP*

         Exhibit 23.2               Consent of Amisano Hanson, Chartered
                                    Accountants*

         Exhibit 23.3               Consent of Wuersch & Gering LLP (included in
                                    Exhibit 5.1)*

         Exhibit 24.1 Power of Attorney (included in signature page)*

* Filed herewith.
+ To be filed by amendment.


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

Item 28. Undertakings.

      The undersigned Registrant hereby undertakes to file, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to include any prospectus required by section 10(a)(3) of the Securities Act; Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement; but notwithstanding the forgoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospects filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and include any additional or changed material information on the plan of distribution.

      The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, the registrant shall treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

      The undersigned registrant furthermore undertakes that it shall file a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

      Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

      In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                              [Signatures Follow]

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in King City, Ontario, Canada, on February 4, 2005.

      WIRELESS AGE COMMUNICATIONS, INC.


      By: /s/ John G. Simmonds
          ----------------------------------------
      Name:  John G. Simmonds
      Title: Chief Executive Officer, and Director
      (Principal Executive Officer)


      By: /s/ Gary N. Hokkanen
          ----------------------------------------
      Name:  Gary N. Hokkanen
      Title: Chief Financial Officer
      (Principal Financial Officer)

                   DIRECTOR SIGNATURES AND POWERS OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints John Simmonds and Gary Hokkanen, and each or either of them, his or her true and lawful attorneys-in-fact and agents, each with the full power of substitution and re-substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this registration statement on Form SB-2, and to file such amendments, together with exhibits and other documents in connection therewith, with the Securities and Exchange Commission, granting to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.


      /s/ Brian Usher Jones                              Dated: February 4, 2005
      ----------------------------------                        ----------------
      Brian Usher Jones, Director


      /s/ Kenneth Adelberg
      ----------------------------------                 Dated: February 4, 2005
      Kenneth Adelberg, Director                                ----------------


      /s/ Stephen Dulmage
      ----------------------------------
      Stephen Dulmage, Director                          Dated: February 4, 2005
                                                                ----------------


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